As filed with the Securities and Exchange Commission on June 28, 2013, and amended on September 12, 2013.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment no. 1

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6794	36-2664428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1375 Kings Highway East, Suite 400
Fairfield, Connecticut 06824
(203) 368-6044
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Carl O’Connell
President and Chief Executive Officer
Competitive Technologies, Inc.
1375 Kings Highway East, Suite 400
Fairfield, Connecticut 06824
(203) 368-6044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

M. Richard Cutler, Esq.
Cutler Law Group
4822 Linden St.
Bellaire, Texas 77401
Telephone: (800) 606-7150
Facsimile: (800) 836-0714

1

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer  [_]

Accelerated filer          [_]

Non-accelerated filer     [_] (Do not check if a smaller reporting company)

Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	4,450,000	0.25	$1,112,500	$151.75

(1)

Represents the number of shares of common stock of the Registrant that we will initially put (“Put Shares”) to Southridge Partners II, LP (“Southridge”), pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) between Southridge and the Registrant, effective on September 10, 2013.  The Equity Purchase Agreement permits the Registrant to “put” up to $10,000,000 in common stock to Southridge.  In the event that the provisions of the Equity Purchase Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.

(2)

This offering price has been estimated solely for the purpose of computing the dollar value of the Purchase Shares and the registration fee of the Purchase Shares in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of the common stock of the Company as reported on the OTCQX on June 21, 2013.

(3)

Calculated pursuant to Rule 457(o) under the Securities Act.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

COMPETITIVE TECHNOLOGIES, INC.

$10,000,000

Common Stock

This prospectus relates to the resale of Shares of our common stock, par value $0.001 per share, by the selling security holders (the “Selling Security Holders”) of up to 4,450,000 Put Shares that we will put to Southridge Partners II L.P. (“Southridge”), pursuant to the an Equity Purchase Agreement between the Registrant and Southridge (the “Equity Purchase Agreement”).

The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate twenty-four (24) months after the effective date of the Equity Purchase Agreement. Southridge will pay us 90% of the lowest closing price of our common stock reported by Bloomberg Finance L.P. for the ten trading day immediately following the closing date of each put of shares.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.  We may receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on the OTCQX maintained by OTC Markets Group under the symbol "CTTC."  On September 10, 2013 the last reported sale price for our common stock as reported on the OTCQX was $0.20 per share.

Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 6 for a discussion of these risks.

The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September ___, 2013

TABLE OF CONTENTS

Description

Page

Information about the Offering

Prospectus Summary

3

Risk Factors

6

Forward-Looking Statements

9

Use of Proceeds

10

The Selling Stockholder

10

Plan of Distribution

12

Description of Securities to be Registered

14

Legal Matters

14

Experts

14

Information about the Company

Business

15

Description of Property

20

Legal Proceedings

20

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

23

Financial Statements

24

Management's Discussion and Analysis of Financial Condition and Results of Operations

68

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

77

Directors, Executive Officers, Promoters and Control Persons

77

Executive Compensation

80

Transactions with Related Persons, Promoters and Certain Control Persons

83

Where You Can Find More Information

83

Disclosure of Commission Position on Securities Matters

84

You may rely only on the information provided or incorporated by reference in this Prospectus. Neither we nor the selling stockholder have authorized anyone to provide information different from that contained in this Prospectus.  Neither the delivery of this Prospectus nor the sale of the securities means that the information contained in this Prospectus is correct after the date of this Prospectus.  This Prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this Prospectus.  It may not contain all of the information that is important to you.  You should read the entire Prospectus carefully, especially the discussion regarding the risks of investing in CTTC common stock under the heading "Risk Factors," before investing in CTTC common stock. In this Prospectus, "CTTC," "we," "us," and "our" refer to Competitive Technologies, Inc.

The Company

Competitive Technologies, Inc. (the “Company”) was incorporated in the State of Delaware, United States, in 1971, succeeding an Illinois corporation incorporated in 1968.  On September 3, 2010, the Company’s shares of common stock began trading on the OTCQB marketplace under the symbol “CTTC” and on October 5, 2010 began trading on the OTC market’s top tier, the OTCQX.  .  Our telephone number is (203) 368-6044.  The address of our website is www.competitivetech.net.  Information on our web site is not part of this Prospectus.

The Company’s registered and head office is located at 1375 Kings Highway East, Suite 400, Fairfield, Connecticut, USA.

Principal Business

We provide distribution, patent and technology transfer, sales and licensing services focusing on the needs of its customers, matching those requirements with commercially viable technology or product solutions.  The Company develops relationships with universities, companies, inventors and patent or intellectual property holders to obtain the rights or a licence to their intellectual property (collectively, the “technology” or “technologies”), or to their product.  They become the Company’s clients, for whom it finds markets to sell or further develop or distribute their technology or product. The Company also develops relationships with those who have a need or use for technologies or products, who become the Company’s customers, usually through a licence or sub-licence or distribution agreement.

Our life science portfolio includes pharmaceuticals, biotechnologies, and medical devices.  We include communications, semiconductors, internet, e-commerce and consumer electronics technologies in our digital portfolio.  Our physical science portfolio targets display, environmental and nano-technologies and smart/novel materials.

The Offering

Issuer

Competitive Technologies, Inc.

Securities Offered for Resale

Up 4,450,000 Put Shares of common stock.

Common Stock Outstanding

Before the Offering:  16,354,804 shares

After the Offering: 20,804,804 shares,, assuming all of the Securities are Resold

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from sale of our common stock under the Equity Purchase Agreement.  The proceeds from the offering will be used for working capital and general corporate purposes.  See “Use of Proceeds.”

Trading

Our common stock is quoted on the OTCQX under the symbol “CTTC.”

Risk Factors

You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus in deciding whether or not to invest in our common stock.

Equity Purchase Agreement

This offering relates to the resale of up to an aggregate of $10,000,000 in put shares (“Put Shares”) that we may put to Southridge pursuant to the Equity Purchase Agreement.  Assuming the resale of all 4,450,000 shares offered in this prospectus as Put Shares, this would constitute approximately 22% of our outstanding common stock (although Southridge is limited to hold no more than 9.9% at any given time).  It is likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Equity Purchase Agreement.

At the closing price of the common stock of the Company as reported on the OTCQX on September 10, 2013 of $0.20 per share, we will be able to receive up to $801,000 in gross proceeds, assuming the sale of the entire 4,450,000 Put Shares being registered hereunder pursuant to the Equity Purchase Agreement. We would be required to register approximately 51,105,555 additional shares to obtain the remaining balance of $ 9,199,000 under the Equity Purchase Agreement at the close price of the common stock of the Company as reported on the OTCQX on September 10, 2013 of $0.20 per share.

The amount of $10,000,000 was selected based on our potential use of funds over the effective time period to market and grow our Calmare product and other business lines and scale our business at a rapid rate.  Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period.  Based strictly on the current daily trading dollar volume up to September 2013, we believe it is unlikely that we will be able to receive the entire $10,000,000.  We are not dependent on receiving the full amount to execute our business plan and although our ability to receive the full $10,000,000 would possibly speed our rate of growth, it is not essential for us to achieve our long-term business objectives over time.

On September 10, 2013, we entered into the Equity Purchase Agreement with Southridge pursuant to which, we have the right, for a two-year period, commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement) (the “Commitment Period”), of which this prospectus forms a part, registering the resale of the Put Shares by Southridge, to resell the Put Shares purchased by Southridge under the Equity Purchase Agreement. As a condition for the execution of the Equity Purchase Agreement, we issued a convertible promissory note in principal value equal to $65,000.00, maturing six months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company at lesser of $0.35 or 50% of the lowest daily VWAP (volume weighted average price) price for the ten days prior to conversion.  This agreement replaces and supersedes the Agreements of February 18, 2013 and April 8, 2013.

In order to sell shares to Southridge under the Equity Purchase Agreement, during the Commitment Period, the Company must deliver to Southridge a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Southridge (the “Put Notice”).  For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay ninety percent (90%) of the lowest closing bid price (“Closing Price”) of our stock for the ten trading day immediately preceding the date of the Put Notice. Subject to certain time and amount limitations, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

The Equity Purchase Agreement provides that the number of Put Shares to be sold to Southridge shall not exceed the number of shares that when aggregated together with all other shares of the Company’s common stock which Southridge is then deemed to beneficially own, would result in Southridge owning more than 9.99% of the Company’s outstanding common stock.  The Equity Purchase Agreement provides that any provision of the Equity Purchase Agreement may be amended or waived only by an instrument in writing signed by the party to be charged with enforcement.  The Company and Southridge have entered into an enforceable oral agreement that neither will amend or waive any provision in the Equity Purchase Agreement that alters the pricing mechanism or the 9.99% ownership cap which will result in the transaction becoming ineligible to be made on a shelf basis under Rule 415(a)(1)(i).  In addition, we may not in any single Put Notice request more than the greater of (a) $50,000 or (b) 150% of the average dollar volume for the five trading days immediately preceding such Put Notice, subject to a cap of $250,000.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

Assuming the sale of the entire $10,000,000 in Put Shares being registered hereunder or pursuant to additional registration statements pursuant to the Equity Purchase Agreement, we will be able to receive $10,000,000 in gross proceeds.  Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

RISK FACTORS

You should carefully consider the risks described below before purchasing our common stock.  Our most significant risks and uncertainties are described below; however, they are not the only risks we face.  If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the price of our common stock could decline, and you may lose all or part of your investment therein.  You should acquire shares of our common stock only if you can afford to lose your entire investment.

The risk factors described below are not all inclusive.  All risk factors should be considered carefully when evaluating our business, results of operations, and financial position.  We undertake no obligation to update forward-looking statements or risk factors.  There may be other risks and uncertainties not highlighted herein that may become material factors affecting our financial condition and business operations.

Risks Related to our Business and the Market Environment

We derived more than 85% of our total revenue in fiscal 2012 from one technology.

Total revenue consists of revenue from product sales, gain on sales of rental assets, retained royalties, and other income.  We derived approximately $913,000, or 85%, of 2012 revenue from sales of our Calmare pain therapy medical device technology.  An additional 5% of revenue derived indirectly from that technology through sales of supplies and training, rental payments and the sale of rental assets.  A concentration of revenue makes our operations vulnerable to patent changes or expiration, or to variability in the medical device market; or to the development of new and competing technologies and could have a significant adverse impact on our financial position.

In the last five fiscal years, we incurred significant net losses and negative cash flows, and our ability to finance future losses is limited, and may significantly affect existing stockholders.

The Company has incurred operating losses since fiscal 2006.  At current reduced spending levels, the Company may not have sufficient cash flow to fund operating expenses beyond third quarter fiscal 2013.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include adjustments to reflect the possible future effect of the recoverability and classification of assets or amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company's continuation as a going concern is dependent upon its developing other recurring revenue streams sufficient to cover operating costs.  If necessary, we will meet anticipated operating cash requirements by further reducing costs, issuing debt or equity, and/or pursuing sales of certain assets and technologies while we pursue licensing and distribution opportunities for our remaining portfolio of technologies.  The Company does not have any significant individual cash or capital requirements in the budget going forward.  Failure to develop a recurring revenue stream sufficient to cover operating expenses would negatively affect the Company’s financial position.

Our current recurring revenue stream is insufficient for us to be profitable with our present cost structure.  To return to and sustain profitability, we must increase recurring revenue by successfully licensing technologies with current and long-term revenue streams, and continue to build our portfolio of innovative technologies.  We significantly reduced overhead costs with staff reductions across all company departments, reduced extraneous litigations, and obtained new technologies to build revenue.  We will continue to monitor our cost structure, and expect to operate within our generated revenue and cash balances.

Future revenue, obtaining rights to new technologies, granting licenses, and enforcing intellectual property rights are subject to many factors beyond our control.  These include technological changes, economic cycles, and our licensees' ability to successfully commercialize our technologies.  Consequently, we may not be able to generate sufficient revenue to be profitable.  Although we cannot be certain that we will be successful in these efforts, we believe the combination of our cash on hand, and revenue from successfully executing our strategy will be sufficient to meet our obligations of current operating cash requirements.

We depend on relationships with inventors to gain access to new technologies and inventions.  If we fail to maintain existing relationships or to develop new relationships, we may have fewer technologies and inventions available to generate revenue.  Technology can change rapidly and industry standards continually evolve, often making products obsolete, or resulting in short product lifecycles.  Our profitability depends on our licensees' ability to adapt to such changes.

We do not invent new technologies or products.  We depend on relationships with universities, corporations, government agencies, research institutions, inventors, and others to provide technology-based opportunities that can develop into profitable licenses, and/or allow us to share in the profits of distribution.  Failure to maintain or develop relationships could adversely affect operating results and financial conditions.  We are dependent upon our clients' abilities to develop new technologies, introduce new products, and adapt to technology and economic changes.

We cannot be certain that current or new relationships will provide the volume or quality of technologies necessary to sustain our business.  In some cases, universities and other technology sources may compete against us as they seek to develop and commercialize technologies.  Universities may receive financing for basic research in exchange for the exclusive right to commercialize resulting inventions.  These and other strategies may reduce the number of technology sources, potential clients, to whom we can market our services.  If we are unable to secure new sources of technology, it could have a material adverse effect on our operating results and financial condition.

We receive most of our revenue from customers over whom we have no control.

We rely on our customers for revenue.  Development of new products utilizing our technology involves risk.  Many technologies do not become commercially profitable products despite extensive development efforts.  Our license agreements do not require customers to advise us of problems they encounter in development of commercial products, and usually treat such information as confidential.  Their failure to resolve problems may result in a material adverse effect on our operating results and financial condition.

Strong competition within our industry may reduce our client base.

We compete with universities, law firms, venture capital firms and other technology commercialization firms.  Many organizations offer some aspect of technology transfer services, and are well established with more financial and human resources than we provide.  This market is highly fragmented and participants frequently focus on a specific technology area.

From time-to-time we are involved in lawsuits that historically have involved significant legal expenses.  If the courts or regulatory agencies in these suits or actions decide against us, this could have a material adverse effect on our business, results of operations and financial condition.

For a complete description of all lawsuits in which we are currently involved, see Item 3. Legal Proceedings in our Form 10-K filing for the fiscal year ended December 31, 2012 as amended and filed with the SEC on June 7, 2013.

Our revenue growth depends on our ability to understand the technology requirements of our customers in the context of their markets.  If we fail to understand their technology needs or markets, we limit our ability to meet those needs and generate revenues.

By focusing on the technology needs of our customers, we are better positioned to generate revenue by providing technology solutions.  The market demands of our customers drive our revenue.  The better we understand their markets, the better we are able to identify and obtain effective technology solutions for our customers.  We rely on our professional staff and contract business development consultants to understand our customers' technical, commercial, and market requirements and constraints, to identify and obtain effective technology solutions for them.

Our customers, and we, depend on government approvals to commercially develop certain licensed products.

Commercial development of some licensed patents may require the approval of foreign or domestic governmental regulatory agencies, especially in the life sciences area, and there is no assurance that those agencies will grant such approvals.  In the United States, the principal governmental agency involved is the U.S. Food and Drug Administration ("FDA").  The FDA's approval process is rigorous, time consuming and costly.  Until a licensee obtains approval for a product requiring such approval, the licensee may not sell the product in the U.S., and therefore we will not receive revenue based on U.S. sales.

Our customers and we depend on government and private insurance reimbursement to develop commercially viable medical products.

Successful commercialization of medical products demands appropriate reimbursement rates from government and private medical insurance programs.  In the US, the Centers for Medicare and Medicaid Services (CMS) set reimbursement rates for medical procedures.  Private insurance companies independently develop reimbursement rates for medical procedures as well.  There is no assurance that rates will be set on the schedule or at the rates that we and our customers prefer.  A lack of sufficient insurance reimbursement may cause customers to delay purchases of a new medical technology, pending the availability of reimbursement.

If we, and our clients, are unable to protect the intellectual property underlying our licenses, or to enforce our patents adequately, we may be unable to develop such licensed patents or technologies successfully.

License revenue is subject to the risk that issued patents may be declared invalid, may not be issued upon application, or that competitors may circumvent or infringe our licensed patents rendering them commercially inadequate.  When all patents underlying a license expire, our revenue from that license ceases, and there can be no assurance that we will be able to replace it with revenue from new or existing licenses.

Patent litigation has increased; it can be expensive, and may delay or prevent our customers’ products from entering the market.

Our clients and/or we may pursue patent infringement litigation or interference proceedings against holders of conflicting patents or sellers of competing products that we believe infringe our patent rights.

We cannot be certain that our clients and/or we will be successful in any litigation or proceeding.  The costs and outcome may materially adversely affect our business, operating results and financial condition.

Developing new products, and creating effective commercialization strategies for technologies are subject to inherent risks that include unanticipated delays, unrecoverable expenses, technical problem, and the possibility that development funds will be insufficient.  The occurrence of any one or more of these risks could cause us to abandon or substantially change our technology commercialization strategy.

Our success depends upon, among other factors, our clients' ability to develop new or improved technologies, and our customers' products meeting targeted cost and performance objectives for large-scale production, adapting technologies to satisfy industry standards and consumer expectations and needs, and bringing the product to market before saturation.  They may encounter unanticipated problems that result in increased costs or substantial delays in the product launch.  Products may not be reliable or durable under actual operating conditions, or commercially viable and competitive.  They may not meet price or other performance objectives when introduced into the marketplace.  Any of these events may adversely affect our realization of revenue from new products.

We have not paid dividends on our common stock.

We have not paid cash dividends on our common stock since 1981, and, our Board of Directors does not currently have plans to declare or pay cash dividends in the future.  The decision to pay dividends is solely at the discretion of our Board of Directors based upon factors that they deem relevant, and may change at any time.

In developing new products we are affected by patent laws and regulations.

Patent laws and regulations are continuously reviewed for possible revision.  We cannot be certain how we will be affected by revisions.

Our common stock is deemed to be “Penny Stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  These requirements may reduce the potential market for our common stock by reducing the number of potential investors, and may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable Federal Securities laws.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” herein, as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Our securities are deemed to be “penny stock” within the meaning of Rule 3a51-1.  Accordingly, we may not rely on the safe harbors for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, codified as Section 27A of the Securities Act of 1934 and Section 21E of the Securities Exchange Act of 1934.

The information contained in this Prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance.  Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to CTTC are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder.  We will receive no proceeds from the sale of shares of common stock in this offering.  However, we may receive up to $10 million in proceeds from the sale of our common stock to Southridge under the Equity Purchase Agreement.  Any proceeds from Southridge we receive under the common stock purchase agreement will be used for working capital and general corporate purposes.

THE SELLING STOCKHOLDER

The Put Shares

We agreed to register for resale $10,000,000 of Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.  In accordance with Rule 415(a)(1)(i), we are registering 4,450,000 Put Shares in this offering. The Equity Purchase Agreement provides that Southridge is committed to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.  We will not receive any proceeds from the sale of these shares of common stock offered by Southridge.  However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement.  The proceeds will be used for working capital or general corporate purposes.

Southridge is the potential purchaser of our common stock under the Equity Purchase Agreement.  The $10,000,000 of Put Shares offered in this prospectus is based on the Equity Purchase Agreement between Southridge and us.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus.  The put option price is 90% of the lowest Closing Price for the ten trading days immediately following delivery of the shares.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus.

The following information contains a description of how Southridge shall acquire the shares to be sold in this offering.  Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the state of Delaware.  All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC.  Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.  To the extent such shares are offered for sale through a Put Notice, Southridge will acquire all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to $10,000,000 of shares of our common stock pursuant to the Equity Purchase Agreement under this prospectus.  On September 10, 2013, the Company and Southridge entered into the Equity Purchase Agreement pursuant to which we have the opportunity, for a two-year period commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement), to sell shares of our common stock.  For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 90% of the the lowest Closing Price for the ten trading days immediately following delivery of the shares.  Except during a Cushion Period, we are permitted to deliver a Put Notice to Southridge for the greater of (a) $50,000.00 or (b) 150% of the average Dollar Volume for the five (5) Trading Days immediately preceding such Put Notice, subject to a cap of $250,000.  Puts are subject to a “Cushion Period”, meaning a period of five trading days beginning the trading day immediately following the date the stock clears at Southridge, unless the average Dollar Volume is greater than $20,000.00 for the five Trading Days immediately preceding a Put Date.

As a condition for the execution of the Equity Purchase Agreement, we issued a convertible promissory note in principal value equal to $65,000.00, maturing six months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company at lesser of $0.35 or 50% of the lowest daily VWAP (volume weighted average price) price for the ten days prior to conversion.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement.  These risks include dilution of stockholders and significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge is an “underwriter” within the meaning of the Securities Act.

The Selling Security Holder Table

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of shares of common stock being offered by each Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time.  However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the Selling Security Holder.  The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (2)	Shares to be Sold in the Offering Assuming The Company Issues The Maximum Number of Shares Under the Equity Purchase Agreement (1)	Percentage of Outstanding Shares Beneficially Owned After Offering
Southridge Partners II, LP (1)	0	0.0%	4,450,000	0%

(1)

Southridge Partners II, LP is a limited partnership organized and exiting under the laws of the state of Delaware. Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.

(2)

Applicable percentage of ownership is based on 16,354,804 shares of our common stock outstanding as of September 10, 2013, together with securities exercisable or convertible into shares of Common Stock within sixty days of September 10, 2013 for the selling stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of the Purchase Shares.

Neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of Shares of our common stock, par value $0.001 per share, by the Selling Security Holder, including 4,450,000 of Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.

The Selling Security Holder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

According to the terms of the Equity Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Security Holder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders.  The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement.  For each share of common stock purchased under the Equity Purchase Agreement, Southridge will pay 90% of the lowest closing price of our common stock for the ten trading days following delivery of the shares.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  Southridge’s obligations under the Equity Purchase Agreement may not be assigned without our written consent and this resale registration statement does not cover sales by any assignee of Southridge.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $75,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

Registration Rights

In accordance with the Registration Rights Agreement (“Rights Agreement”) entered into with Southridge, Southridge is entitled to certain rights with respect to the registration of the shares of common stock issued in connection with the Equity Purchase Agreement (the “Registrable Securities”).

Within ninety (90) days after the effective date of the Rights Agreement, we are obligated to file a registration statement with respect to the Registrable Securities.  Upon becoming effective, such registration statement shall remain effective at all times until the earliest of (i) the date that is three months after the completion of the last sale of common shares under the Equity Purchase Agreement, or (ii) the date Southridge no longer owns any of the Registrable Securities.  We must also use all commercially reasonable efforts to register and/or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as Southridge may reasonably request and in which significant volumes of shares of our common stock are traded.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of Southridge.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following sets forth the material terms of the Company’s common stock.  However, a more detailed description of our securities is contained in the Company’s Articles of Incorporation:

Our Articles of Incorporation authorize the issuance of 40,000,000 shares of common stock, par value $0.01.  As of the date of this registration statement, the Company had 16,354,804 shares issued and outstanding.

Holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders.  Holders of common stock are entitled to receive rateably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor.  In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share rateably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding stock.

Holders of our common stock have no preemptive rights to purchase common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

LEGAL MATTERS

The validity of the common stock offered by this Prospectus will be passed upon for us by Cutler Law Group P.C., Bellaire, Texas.  Members of Cutler Law Group own approximately 1,255,000 shares of our common stock.

EXPERTS

The financial statements of Competitive Technologies, Inc. as of December 31, 2012, and for each of the two years in the period ended December 31, 2012 included in this Prospectus have been so included in reliance on the report of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BUSINESS

Overview

Competitive Technologies, Inc. ("CTTC") was incorporated in Delaware in 1971, succeeding an Illinois corporation incorporated in 1968.  CTTC and its subsidiary (collectively, "we," "our," or "us"), provide distribution, patent and technology transfer, sales and licensing services focusing on the needs of our customers, matching those requirements with commercially viable technology or product solutions.  We develop relationships with universities, companies, inventors and patent or intellectual property holders to obtain the rights or a license to their intellectual property (collectively, the "technology" or "technologies"), or to their product.  They become our clients, for whom we find markets to sell or further develop or distribute their technology or product.  We also develop relationships with those who have a need or use for technologies or products.  They become our customers, usually through a license or sublicense, distribution agreement, or sales contract.

We earn revenue in two ways: retained royalties from licensing our clients' and our own technologies to our customer licensees, and sales of finished products.  We record revenue when the terms of the sales arrangement are accepted by all parties including a fee that is fixed and determinable, delivery has occurred and our customer has taken title, and collectability is reasonably assured.

Since 2011 the Company has controlled of the sales process for its Calmare® medical device.  We are the primary obligor, responsible for delivering devices as well as for training our customers in the proper use of the device.  We deal directly with customers, setting pricing and providing training; work directly with the inventor of the technology to develop specifications and any changes thereto and to select and contract with manufacturing partners; and retain significant credit risk for amounts billed to customers.  Therefore, all product sales are recorded following a gross revenue methodology.

Our revenue fluctuates due to fluctuations in the medical device market for our Calmare® pain therapy device as well as changes in revenue of our customers, upfront license fees, new licenses granted, new distribution agreements, expiration of existing licenses or agreements, and/or the expiration or economic obsolescence of patents underlying licenses or products.

We acquire rights to commercialize a technology or product on an exclusive or non-exclusive basis, worldwide or limited to a specific geographic area.  When we license or sublicense those rights to our customers, we may limit rights to a defined field of use.  Technologies can be early, mid, or late stage.  Products we evaluate must be working prototypes or finished products.  We establish channel partners based on forging relationships with mutually aligned goals and matched competencies to deliver solutions that benefit the ultimate end-user.

The Company has incurred operating losses since fiscal 2006.  We continue to seek revenue from new technologies or products to mitigate the concentration of revenues, and replace revenues from expiring licenses.  At current reduced spending levels, the Company may not have sufficient cash flow to fund operating expenses beyond first quarter 2014.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The Company's continuation as a going concern is dependent upon its developing other recurring revenue streams sufficient to cover operating costs.  If necessary, we will meet anticipated operating cash requirements by further reducing costs, issuing debt or equity, and/or pursuing sales of certain assets and technologies while we pursue licensing and distribution opportunities for our remaining portfolio of technologies.  The company does not have any significant individual cash or capital requirements in the budget going forward.  Failure to develop a recurring revenue stream sufficient to cover operating expenses would negatively affect the Company’s financial position.

On September 3, 2010, the Company’s securities began trading on the OTCQB marketplace under the ticker symbol CTTC, having been delisted from the NYSE Amex (the "Exchange").  The delisting followed an 18-month period during which the Company sought to regain compliance with the Exchange's continued listing standards as set forth in Part 10 of the Exchange Company Guide.  As noted in Section 1003 of the Exchange Company Guide, companies with stockholders' equity of less than $2 million, and losses from continuing operations and net losses in two out of its three most recent fiscal years, or with stockholders' equity of less than $4 million and losses from continuing operations and net losses in three out of its four most recent fiscal years are non-compliant.  We were only non-compliant with the stockholders’ equity component.

Despite arguments made at an oral hearing at which the Company sought to remain listed, the Exchange Listing Qualifications Panel affirmed the Exchange Staff’s determination to delist the Company’s securities.  After trading on the OTCQB for a month, on October 5, 2010, the Company’s securities began trading on the OTC market's top tier, the OTCQX.

Product Distribution Services

Our services are beneficial to the inventor, manufacturer and distributor of the product.  We evaluate a working prototype or finished product for marketability.  We find opportunities through industry connections and contacts, and trade shows.  We select products we will represent, negotiate with potential domestic and international distributors, and sign agreements on a country and/or area exclusive basis.  We earn revenue on a per-unit basis through product distribution agreements.  We share the revenue with the product inventor, and/or manufacturer.  For some products, we will act as the distributor in specific geographic areas, again sharing the revenue with product inventor and/ or manufacturer.

Technology Commercialization Services

Our services are beneficial to the provider and user of the technology.  The technology client can focus on research and development, rather than selling and marketing, as we effectively become their marketing department.  The technology customer can focus on selling and marketing, rather than research and development.  We maintain and enforce our clients' and our technology patent rights, by monitoring and addressing infringement.  We maximize the value of technologies for the benefit of our clients, customers and shareholders.

We identify and commercialize innovative technologies in life and physical sciences, electronics, and nano science.  Life sciences include medical testing, diagnostics, pharmaceuticals, biotechnologies, medical devices and other medical or biological applications.  Physical sciences include chemical, display, and environmental applications.  Electronics include communications, semiconductors, Internet related, e-commerce and consumer electronics applications.  Nanotechnologies are the manipulation of microscopic particles into useful arrangements, and smart or novel materials; a nano particle is one thousand times smaller than the width of a human hair.  We have technologies in each area, with a concentration in life sciences.

Portfolio Acquisition and Maintenance

We continue to maintain relationships with universities and inventors, managing the clients, products and technologies we represent, as a premier technology commercialization and product distribution company.  The goal is to have a pipeline of technologies and distribution products that will generate a long-term recurring revenue stream.

We evaluate potential technologies based on the strength of the intellectual property, our ability to protect it, its life stage, further development time needed, compatibility with existing technology in our portfolio, marketability, market size, and potential profitability.

We evaluate potential products for distribution based on their capability to fulfill an unmet market need and/or social responsibility.  We focus on products that improve quality-of-life.  The goal is to acquire products for distribution that have a competitive advantage, proprietary know-how and/or regulatory approval.  We seek exclusive rights to manufacture, market and distribute the products.  Both products and technologies have the potential to produce different levels of revenue throughout the life of the agreement.  We regularly review the revenue potential of our product and technology portfolio to generate a long-term recurring revenue stream.

A non-disclosure agreement signed with a prospective client allows us access to confidential information about the product or technology.  We require similar non-disclosure agreements from prospective customers when we commercialize the product or technology.  We include mutual non-disclosure provisions about the product or technology in agreements granted to protect value, for CTTC, our clients and our customers.  As a result of these obligations, as well as federal regulations for disclosure of confidential information, we may only be able to disclose limited information about licenses and sublicenses granted for products or technologies we evaluate, as is necessary for an understanding of our financial results.

Marketing Technologies and Products

We commercialize technologies and products through contacts in research and development, legal firms, major corporations, seminars and trade shows.  We determine the most likely users of the technologies or distributors of products, and contact prospective customers.

Technology Protection and Litigation

Protecting our technologies from unintentional and willful patent infringement, domestically and internationally, is an important part of our business.  We sometimes assist in preparation of initial patent applications, and often are responsible for prosecuting and maintaining patents.  Unintentional infringement, where the infringer usually does not know that a patent exists, can often be resolved by the granting of a license.  In cases of willful infringement, certain infringers will continue to infringe absent legal action, or, companies may successfully find work-arounds to avoid paying proper monies to us and our clients for use of our technologies.  We defend our technologies on behalf of ourselves, our clients and licensees, and pursue patent infringement cases through litigation, if necessary.  Such cases, even if settled out of court, may take several years to resolve, with expenses borne by our clients, us, or shared.  Proceeds from the case are usually shared in proportion to the costs.  As a result, we may incur significant expenses in some years and be reimbursed through proceeds of awards or settlements several years later.  In cases of willful infringement, patent law provides for the potential of treble damages at the discretion of the Court.

Revenue Generation

We license technologies to generate revenue based on usage or sales of the technologies, or by sharing in the profits of distribution.  When our customers pay us, we share the revenue with our clients.

Revenue for 2012 primarily represented the sale of Calmare medical devices to either international distributors or end users in the United States.  It also includes rental income from situations where we rented Calmare medical devices to end-users in the United States

Product distribution.  We have established a business model for appropriate technologies that allows us to share in the profits of distribution.  Distribution terms are set in written agreements for products, and are generally signed for exclusive area parameters.

Sales of Inventory.  We currently maintain an inventory of our Calmare pain therapy medical device and we recognize revenue from the sale of inventory as devices are shipped to our customers.  The Calmare device is a technologically advanced solution for chronic pain management, which has been shown to be highly effective in the treatment of chemotherapy induced peripheral neuropathy (CIPN), drug-resistant cancer pain and chronic neuropathic pain including failed back surgery syndrome (FBSS), sciatic and lumbar pain, phantom limb syndrome, postherpetic neuralgia (PHN), brachial plexus neuropathy, and low back pain (LBP); having long-lasting effects -- an important benefit for both patients and their physicians.

Sales of our Calmare device continue to be the major source of revenue for the Company.  The Company initially acquired the exclusive, worldwide rights to the Scrambler Therapy® technology in 2007.  The Company's 2007 agreement with Giuseppe Marineo ("Marineo"), the inventor of Scrambler Therapy technology, and Delta Research and Development ("Delta"), authorized CTTC to manufacture and sell worldwide the device developed from the patented Scrambler Therapy technology; the territorial rights were modified in the July 2012 amendment discussed below.  The Scrambler Therapy technology is patented in Italy and in the U.S., effective in February 2013.  Applications for patents have been filed internationally as well and are pending approval.  The Calmare device has CE Mark certification from the European Union as well as U.S. FDA 510(k) clearance.

In July 2012, the Company negotiated a five-year extension to the agreement with Marineo and Delta.  That agreement had provided an initial five-year term expiring March 30, 2016, which has been extended to March 30, 2021.

The agreement with Marineo and Delta enabled the Company to establish an agreement with GEOMC Co., Ltd. ("GEOMC", formerly Daeyang E & C Co., Ltd.) of Seoul, South Korea, to manufacture the Calmare pain therapy medical device, based on Marineo's Scrambler Therapy technology.  This original GEOMC agreement is for a period of ten (10) years, through 2017, and outlines each company's specific financial obligations.

In negotiating the extension of its Agreement with Marineo and Delta, which was signed in July 2012, the Company agreed to focus its sales and marketing programs for the Calmare device primarily in the Western Hemisphere including the USA, Canada, Mexico and the countries of Central and South America, as well as Australia and New Zealand.  As opportunities arise for Calmare-related sales or distribution activities in countries outside the focus region, CTTC will coordinate with Marineo who will be managing such activities for the mutual benefit of the partners.  As agreed, Marineo will assume management responsibility for existing distribution agreements for countries outside the focus region.

In 2010, the Company became its own distributor for the Calmare device in the U.S, contracting with commissioned sales representatives to sell devices.  During 2011 and 2012, the Company and its representatives developed plans to increase awareness of the Calmare device among critical medical specialties and began to implement those plans targeting specific customers and locations in 2012.  Over the past 30 months, the Company has entered into several sales agreements for the Calmare device, including sales to U.S. government entities within the U.S. Department of Defense and the U.S. Department of Veterans Affairs.  Sales to these physicians and medical practices and to others with whom the Company had existing sales agreements continue to generate revenue for the Company.

We record revenue from the sales of inventory when the terms of the sales arrangement are accepted by all parties including a fee that is fixed and determinable, delivery has occurred and our customer has taken title, and collectability is reasonably assured.  We are the primary obligor, responsible for delivering devices as well as for training our customers in the proper use of the device.  We deal directly with customers, setting pricing and providing training; work directly with the inventor of the technology to develop specifications and any changes thereto and to select and contract with manufacturing partners; and retain significant credit risk for amounts billed to customers.  Therefore, all product sales are recorded following a gross revenue methodology.

Technology royalties Client and customer agreements are generally for the duration of the technology life, which usually is determined by applicable patent law.  When we receive customer reports of sales or payments, whichever occurs first, we record revenue for our portion, and record our obligation to our clients for their portion.  For early stage technologies that may not be ready for commercial development without further research, we may receive annual minimum payments and/or milestone payments based on research progress or subsequent sublicense or joint venture proceeds.  In certain sublicense or license agreements, we may receive an upfront fee upon execution of the license.  Our fees are generally non-refundable, and, except for annual minimums, are usually not creditable against future royalties.  In certain cases, the first year or several years' royalties may be waived in consideration for an upfront fee.  We may apply the upfront fee or initial fees to reimburse patent prosecution and/or maintenance costs incurred by either party.  In these cases, payments are recorded as a reduction of expense, and not as revenue.  If the reimbursement belongs solely to our client, we record no revenue or expense.  As a result, a new technology may not generate significant revenue in its early years.

Licensing terms are documented in written agreements with customers.  We generally enter into single element agreements with customers, under which we have no additional obligations other than patent prosecution and maintenance.  We may enter into multiple element agreements under which we have continuing service obligations.  All revenue from multiple element agreements is deferred until delivery of all verifiable required elements.  In milestone billing agreements we recognize non-refundable, upfront fees ratably over the life of the agreement, and milestone payments as the specified milestone is achieved.  We evaluate billing agreements on a case-by-case basis, and record revenue as appropriate.  We do not have multiple element or milestone billing agreements at this time, but have had such agreements in the past, and could have in the future.

In 2012, we had a significant concentration of revenue from our Calmare medical device.  We actively market other technologies, and seek new technologies to mitigate this concentration of revenue and provide a steady future revenue stream.  However, Calmare device was the only technology that produced revenue equal to or exceeding 15% of our total revenue in 2012 and in 2011.

We receive revenue from legal awards that result from successful patent enforcement actions and/or out of court settlements.  Such awards or settlements may be significant, are non-recurring and may include punitive damages, attorneys' fees, court costs and interest.  No such awards were received in 2012.

Other technologies in our life sciences portfolio, many of which are subject to testing, clinical trials and approvals, include:

•

Nano particle bone cement biomaterial with a broad range of potential applications, including dental, spinal and other orthopedic and trauma related applications, available for licensing for all applications;

•

Sunless tanning agent, a skin-pigment enhancer being researched as a skin cancer preventative, and therapeutic for vitiligo, albinism and psoriasis, exclusively licensed to Clinuvel Pharmaceuticals, Ltd. (Australia);

•

Sexual Dysfunction technology, CTTC's joint venture with Xion Corporation announced in September 2009 is conducting an extended research program in support of the commercialization of our patented melanocortin analogues for treating male and female sexual dysfunction and obesity.

Our applied science/electronics portfolio includes:

•

Encryption technology that operates at high speeds with low memory requirements to secure applications used on the Internet, telecommunications, smart cards and e-commerce;

•

Video and audio signal processing technology licensed in the Motion Picture Electronics Group visual patent portfolio pool (MPEG 4 Visual), and used in streaming video products for personal computers and wireless devices, including mobile phones;

•

Structural Steel Fissure Detection Paint contains a built-in, self-activating, crack-indicating or warning capability effective coincident with application of the paint to the structure, and requiring minimum training for its use.

Revenue from Foreign Sources

Revenue from foreign sources totaled approximately $30,000 in 2012; as compared to $1,645,000 in 2011.  Of the foreign sourced revenue received, $30,000 was from sources in the Middle East, while approximately $1,159,000 in 2011 was from sources in Europe.

Investments

From time to time we provide other forms of assistance and funding to certain development-stage companies to further develop specific technologies.

Employees

As of April 30, 2013, we employed the full-time equivalent of 5 people.  We also had independent consultants under contract to provide financial management services, business development services, and sales management services.  In addition to the diverse technical, intellectual property, legal, financial, marketing and business expertise of our professional team, from time to time we rely on advice from outside specialists to fulfill unique technology and other needs.

Corporate Governance

CTTC's Corporate Governance Principles, Corporate Code of Conduct, the Committee Charters for the Audit and Nominating Committees of the Board of Directors, the unofficial restated Certificate of Incorporation and the By-Laws are available on our website at www.competitivetech.net/investors/governance.html.

Available Information

We make available without charge copies of our Annual Report, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those, and other reports filed with the Securities and Exchange Commission ("SEC") on our website, www.competitivetech.net, as soon as reasonably practicable after they are filed.  Our website's content is not intended to be incorporated by reference into this report or any other report we file with the SEC.  You may request a paper copy of materials we file with the SEC by calling us at (203) 368-6044.

You may read and copy materials we file with the SEC on the SEC's website at www.sec.gov, or at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling (800) 732-0330.

Fiscal Year

Our fiscal year ends December 31, and our first, second, third and fourth quarters end March 31, June 30, September 30 and December 31, respectively.

DESCRIPTION OF PROPERTY.

On November 22, 2010, the Company terminated its operating lease for approximately 11,000 square feet of space in a building in Fairfield, Connecticut, and paid the landlord all existing obligations thereto.  The Company then entered into a new, three-year operating lease for new, more appropriately sized office spaces in a different building, also in Fairfield, Connecticut.  The obligations are significantly less than the previous lease, averaging $70,000 per year for the three-year term.  Under the previous lease, rent and utility obligations would have been approximately $300,000 per year for that same period.

In January 2011, the Company entered into a two-year lease effective February 1, 2011 for additional office space for the training staff in Charlotte, NC.  Obligations under this lease average $27,000 per year for the two-year term.  In July 2012, the Company closed the North Carolina office and agreed to pay the landlord $15,000.  At December 31, 2012, $11,000 of that obligation, which included past due rental payments, was outstanding, in accounts payable.

LEGAL PROCEEDINGS.

Carolina Liquid Chemistries Corporation, et al. (Case pending) – On August 29, 2005, we filed a complaint against Carolina Liquid Chemistries Corporation ("Carolina Liquid") in the United States District Court for the District of Colorado, alleging patent infringement of our patent covering homocysteine assays, and seeking monetary damages, punitive damages, attorneys’ fees, court costs and other remuneration at the option of the court.  As we became aware of other infringers, we amended our complaint to add as defendants Catch, Inc. ("Catch") and the Diazyme Laboratories Division of General Atomics ("Diazyme").  On September 6, 2006, Diazyme filed for declaratory judgment in the Southern District of California for a change in venue and a declaration of non-infringement and invalidity.  On September 12, 2006, the District Court in Colorado ruled that both Catch and Diazyme be added as defendants to the Carolina Liquid case.

On October 23, 2006, Diazyme requested the United States Patent and Trademark Office (the "USPTO") to re-evaluate the validity of our patent and this request was granted by the USPTO on December 14, 2006.  On July 30, 2009, the U.S. Patent and Trademark Office’s Board of Patent Appeals and Interferences (“BPAI”) upheld the homocysteine patent.  In September 2008, the examiner had denied the patent, but that denial was overruled by the BPAI.  While the examiner had appealed that BPAI decision, delaying further action, that appeal was also denied by the BPAI on December 13, 2010.  In June 2011, the examiner once again appealed the BPAI decision, was again denied.  In addition to responding to this new appeal, the Company had petitioned the Director of the USPTO to help expedite further action on the case within the USPTO, which was to have been handled with special dispatch according to USPTO requirements for handling reexamination proceedings of patents involved in litigation.

On March 13, 2012, the USPTO issued the Ex Parte Reexamination Certificate confirming the patentability of claims examined.  The company has begun collecting unpaid amounts from various obligated companies.

Employment matters – former employee (case pends) – In September 2003, a former employee filed a whistleblower complaint with OSHA alleging that the employee had been terminated for engaging in conduct protected under the Sarbanes Oxley Act of 2002 (SOX).  In February 2005, OSHA found probable cause to support the employee’s complaint and the Secretary of Labor ordered reinstatement and back wages since the date of termination and CTCC requested de novo review and a hearing before an administrative law judge (“ALJ”).  In July 2005, after the close of the hearing on CTTC’s appeal, the U.S. district court for Connecticut enforced the Secretary’s preliminary order of reinstatement and back pay under threat of contempt and the company rehired the employee with back pay.

On October 5, 2005, the ALJ who conducted the hearing on CTTC’s appeal of the OSHA findings ruled in CTTC’s favor and recommended dismissal of the employee’s complaint.  Although the employee abandoned his position upon notice of the ALJ’s decision, he nevertheless filed a request for review by the DOL Administrative Review Board ("ARB").

In May 2006, the U.S. Court of Appeals for the Second Circuit vacated the order of the district court enforcing the Secretary’s preliminary order of reinstatement and back pay.  The employee also filed a new SOX retaliation complaint with OSHA based on alleged black listing action by CTTC following his termination.  OSHA dismissed the complaint and the employee filed a request for a hearing by an administrative law judge. Ultimately, the employee voluntarily dismissed the appeal.

In March 2008, the ARB issued an order of remand in the employee’s appeal of the October 2005 dismissal of his termination complaint, directing the ALJ to clarify her analysis utilizing the burden-shifting standard articulated by the ARB.  In January 2009, the ALJ issued a revised decision again recommending dismissal and once again the employee appealed the ruling to the ARB.  On September 30, 2011, the ARB issued a final decision and order affirming the ALJ’s decision on remand and dismissing the employee’s complaint.  The employee has appealed the ARB's decision before the U.S. Court of Appeals for the Second Circuit which has ordered the employee to file his opening brief by May 31, 2012.  Response briefs by the Solicitor's Office of the U.S. Department of Labor and CTTC were submitted in August 2012.  In March 2013, the U.S Court of Appeals for the Second Circuit upheld the ARB’s decision dismissing the former employee’s complaint and denied the employee’s appeal from that order.  In April 2013, the Second Circuit terminated proceedings in that court.

John B. Nano vs. Competitive Technologies, Inc. - Arbitration (case completed) – On September 3, 2010, the Board of Directors of CTTC found cause consisting of violation of fiduciary duties to the Corporation and violation of the CTTC Corporate Code of Conduct and removed John B. Nano as an Officer of the Corporation, in all capacities.  On September 13, 2010, the Board of Directors also found cause consisting of violation of fiduciary duties to the Corporation and violation of the CTTC Corporate Code of Conduct removed John B. Nano as a Director of the Corporation, in all capacities, for cause, consisting of violation of his fiduciary duties.  Details of these actions are outlined in Form 8-K filings with the SEC on September 13, 2010, and September 17, 2010.  Mr. Nano was previously the Chairman of the Board of Directors, President and Chief Executive Officer of CTTC.

On September 13, 2010, Mr. Nano brought an arbitration claim to the American Arbitration Association against CTTC.  Mr. Nano's employment contract with the Company had called for arbitration, which Mr. Nano had demanded to resolve this conflict.  Mr. Nano sought $750,000 that he claimed was owed under his contract and claimed that he had been terminated without cause.

On September 23, 2010 the Company was served notice that John B. Nano, CTTC's former Chairman, President and CEO had filed a Notice of Application for Prejudgment Remedy/Claim of $750,000 and an Application for an Order Pendente Lite claiming we had breached Mr. Nano’s employment contract with us.  The applications were filed in the State of Connecticut Superior Court in Bridgeport, CT.  In November 2010, the Company funded $750,000 as a Prejudgment Remedy held in escrow with the Company's counsel and has included this amount as restricted cash on the December 31, 2011 and December 31, 2010 balance sheets.  The Company did not believe it was liable to the former Chairman, President and CEO, believing he was terminated for cause.  The case proceeded through the arbitration process.  The initial arbitration hearing began in April 2011; additional hearing dates were held in May and June 2011.  In July 2011, each party submitted a summary limited in length stating their positions.

Prior to the conclusion of the arbitration hearings, the Company filed suit in Federal Court against the American Arbitration Association.  The Company requested a temporary restraining order to halt the arbitration, which was denied by the court.  The Company also requested a hearing before the court to review the arbitration proceedings.  In August 2011, the American Arbitration Association's assigned arbitrator gave award to the Company's former Chairman, President and CEO, despite the Company's strongly held belief that the Board of Directors properly exercised its reasonable discretion under the employment agreement in finding that the former executive engaged in willful misconduct and gross negligence and that the executive’s actions were cause for employment termination under the employment agreement and governing law.  The former executive had requested a payment of $750,000, which he believed was due under his employment agreement.  Following the notification of award, the former employee filed a motion with the State of Connecticut Superior Court in Bridgeport, CT to have the award confirmed.  CTTC followed with a motion to vacate the award.  A hearing on those two motions was held before a judge in October 2011.

In January 2012, the judge denied the Company's motion to vacate the arbitration award in favor of its former CEO John B. Nano and granted Mr. Nano's application to confirm the award.  Following the decision, CTTC settled all disputes with its former Chairman and CEO, John B. Nano. Pursuant to the settlement, CTTC has released to Mr. Nano from escrow the $750,000 deposited by CTTC following Mr. Nano's application for a prejudgment remedy. CTTC paid an additional $25,000 as settlement of additional amounts of statutory interest.  These amounts ($775,000) had been accrued at December 31, 2011.  The settlement includes mutual general releases of any and all claims either party has or had against the other. The settlement agreement also includes a provision that neither CTTC nor Mr. Nano would disparage the other. Should any such disparagement occur and litigation ensue, they further agreed that the prevailing party would be entitled to recover its costs and expenses, including reasonable attorney's fees. CTTC's payments to Mr. Nano were completed in the quarter ended March 31, 2012.

Summary – We may be a party to other legal actions and proceedings from time to time.  We are unable to estimate legal expenses or losses we may incur, if any, or possible damages we may recover, and have not recorded any potential judgment losses or proceeds in our financial statements to date, with the exception of the accrued expenses related to the Nano case, previously disclosed.  We record expenses in connection with these suits as incurred.

We believe we carry adequate liability insurance, directors and officers insurance, casualty insurance, for owned or leased tangible assets, and other insurance as needed to cover us against potential and actual claims and lawsuits that occur in the ordinary course of our business.  However, an unfavorable resolution of any or all matters, and/or our incurrence of significant legal fees and other costs to defend or prosecute any of these actions and proceedings may, depending on the amount and timing, have a material adverse effect on our consolidated financial position, results of operations or cash flows in a particular period.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock had been traded on the NYSE Amex under the ticker symbol CTT since April 25, 1984.  On September 3, 2010, our stock was delisted from the NYSE Amex and began trading on the OTCQB under the ticker symbol CTTC.  On October 5, 2010, our stock began trading on the OTC market's top tier, the OTCQX.  The following table sets forth for the periods indicated, the quarterly high and low trading prices for our common stock, as reported the OTCQX.

Year Ended December 31, 2012			Year Ended December 31, 2011
	High	Low		High	Low
First Quarter	$1.29	$1.01	First Quarter	$1.75	$0.92
Second Quarter	$1.24	$0.70	Second Quarter	$1.95	$1.25
Third Quarter	$1.04	$0.44	Third Quarter	$1.87	$1.02
Fourth Quarter	$0.77	$0.35	Fourth Quarter	$2.00	$1.01

Interim Period through September 5, 2013
	High	Low
First Quarter	$0.63	$0.28
Second Quarter	$0.42	$0.13
Third Quarter (Through Sept 5)	$0.29	$0.13

Holders of Common Stock.  At April 26, 2013, there were 474 holders of record of our common stock.

Dividend Policy.  We have not declared or paid cash dividends on our common stock since 1981, and do not anticipate paying any cash dividends in the foreseeable future.  We expect to retain available cash to finance ongoing operations and the potential growth of our business.  Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2012.

	Weighted average per share exercise price of stock options	Shares issuable upon exercise of outstanding stock options	Shares issuable upon vesting of outstanding restricted stock units	Total shares Issuable Under Current Outstanding awards	Number of Securities available for future issuance
Equity compensation plans approved by security holders:
None					-

Equity compensation plans not approved by security holders:
1997 Employee Stock Option Plan	$ 2.82	57,000	-	57,000	-
2000 Directors’ Stock Option Plan	$ 1.57	150,000	-	150,000	-
2011 Employees’, Directors’ and Consultants’ Stock Option Plan	$ 1.45	110,000	-	110,000	890,000

FINANCIAL STATEMENTS

The following financial statements are included herein:

Description

Page

Financial Statements for the Years Ended December 31, 2012 and 2011

Report of Independent Registered Public Accounting Firm

25

Consolidated Balance Sheets

26

Consolidated Statements of Operations

27

Consolidated Statements of Changes in Shareholders’ Interest (Deficit)

28

Consolidated Statements of Cash Flows

29

Notes to Consolidated Financial Statements

31-49

Financial Statements for the Three and Six Months Ended June 30, 2013 and 2012 (Unaudited)

Consolidated Balance Sheets

50

Consolidated Statements of Operations

51

Consolidated Statements of Changes in Shareholders’ Interest (Deficit)

53

Consolidated Statements of Cash Flows

54

Notes to Consolidated Financial Statements

56-67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Competitive Technologies, Inc.

Fairfield, CT

We have audited the accompanying consolidated balance sheets of Competitive Technologies, Inc. and Subsidiary as of December 31, 2012 and 2011 and the related consolidated statements of operations, changes in shareholders’ interest (deficit) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Competitive Technologies, Inc. and Subsidiary at December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Competitive Technologies, Inc. and Subsidiary will continue as a going concern. As more fully described in Note 1, at December 31, 2012, the Company has incurred operating losses since fiscal year 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

May 31, 2013

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash	$ 74,322	$ 28,485
Restricted Cash	-	750,000
Receivables, net of allowance of $101,154 at December 31, 2012 and 2011	216,365	42,471
Inventory	4,360,156	4,210,156
Prepaid expenses and other current assets	78,727	70,268
Total current assets	4,729,570	5,101,380
Security Deposits	15,000	17,275
Property and equipment, net	26,817	26,169

TOTAL ASSETS	$ 4,771,387	$ 5,144,824

LIABILITIES AND SHAREHOLDERS' INTEREST (DEFICIT)
Current Liabilities:
Accounts payable	$ 1,806,346	$ 1,124,007
Accounts payable, GEOMC	4,181,225	3,865,225
Accrued expenses and other liabilities	773,364	1,228,473
Notes payable	1,310,000	100,000
Deferred revenue	9,600	12,800
Derivative liability	119,922	66,176
Preferred stock liability	375,000	375,000
Total current liabilities	8,575,457	6,771,681

Long term notes payable	225,000

Commitments and contingencies
Shareholders' interest (deficit):
5% preferred stock, $25 par value, 35,920 shares authorized, 2,427 shares issued and outstanding	60,675	60,675
Series B preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	-	-
Series C convertible preferred stock, $1,000 par value, 750 shares authorized, 375 shares issued and outstanding	-	-
Common stock, $.01 par value, 40,000,000 and 20,000,000 shares authorized at December 31, 2012 and 2011 respectively, 15,237,304 shares issued and outstanding at December 31, 2012 and 14,715,789 shares issued and outstanding at December 31, 2011	152,373	147,157
Capital in excess of par value	45,367,796	44,771,128
Accumulated deficit	(49,609,914)	(46,605,817)

Total shareholders’ interest (deficit)	(4,029,070)	(1,626,857)

TOTAL LIABILITIES AND SHAREHOLDERS' INTEREST (DEFICIT)	$ 4,771,387	$ 5,144,824

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	Year ended December 31, 2012	Year ended December 31, 2011
Revenue
Product sales	$ 912,548	$ 3,328,756
Cost of product sales	366,409	1,464,205
Gross profit from product sales	546,139	1,864,551

Other Revenue
Gain on sale of rental asset	-	34,728
Retained royalties	105,850	46,637
Other income	51,315	34,640
Total other revenue	157,165	116,005

Expenses
Selling expenses	391,435	517,865
Personnel and consulting expenses	1,419,887	1,604,661
General and administrative expenses	1,759,777	3,401,826
Interest expense	82,557	36,211
Unrealized loss on derivative instrument	53,745	15,757
Total Expenses	3,707,401	5,576,320

Income (loss) before income taxes	(3,004,097)	(3,595,764)
Provision (benefit) for income taxes	-	-

Net income (loss)	$ (3,004,097)	$ (3,595,764)

Basic income (loss) per share	$ (0.20)	$ (0.26)

Basic weighted average number of common shares outstanding:	15,007,852	14,115,651

Diluted income (loss) per share	$ (0.20)	$ (0.26)

Diluted weighted average number of common shares outstanding:	15,007,852	14,115,651

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders' Interest (Deficit)

	Preferred Stock		Common Stock
	Shares outstanding	Amount	Shares outstanding	Amount	Capital in excess of par value	Receivable From Crisnic	Accumulated deficit	Total Shareholders’ Interest (Deficit)
Balance – January 1, 2011	2,427	$ 60,675	13,824,944	$ 138,249	$ 43,484,989	$ (22,500)	$ (43,010,053)	$ 651,360
Net loss	-	-	-	-	-	-	(3,595,764)	(3,595,764)
Exercise of stock options	-	-	10,000	100	9,950	-	-	10,050
Stock option compensation expense	-	-	-	-	67,639	-	-	67,639
Return of shares issued to Crisnic	-	-	(25,000)	(250)	(22,250)	22,500	-	-
Common shares issued to settle accounts payable and accrued expenses	-	-	175,000	1,750	215,100	-	-	216,850
Conversion of Class C Convertible Preferred Stock	-	-	315,126	3,151	453,782	-	-	456,933
Restricted Shares Purchased in Private Placement	-	-	396,500	3,965	531,310	-	-	535,275
Common shares issued to Directors	-	-	19,219	192	30,608	-	-	30,800
Balance – December 31, 2011	2,427	60,675	14,715,789	147,157	44,771,128	$ -	(46,605,817)	(1,626,857)
Net loss	-	-	-	-	-	-	(3,004,097)	(3,004,097)

Stock option compensation expense	-	-	-	-	138,630	-	-	138,630
Common shares issued to settle accounts payable and accrued expenses	-	-	474,415	4,745	423,509	-	-	428,254
Share based consulting fees, Common stock	-	-	47,100	471	34,529	-	-	35,000

Balance – December 31, 2012	2,427	$ 60,675	15,237,304	$ 152,373	$ 45,367,796	$ -	$ (49,609,914)	$ (4,029,070)

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	Year ended December 31, 2012	Year ended December 31, 2011
Cash flows from operating activities:
Net loss	$ (3,004,097)	$ (3,595,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,534	20,087
Stock option compensation expense	138,630	67,639
Stock based expense for legal and consulting services	35,000	17,800
Accrued Stock contribution (directors’ stock expense)	17,154	7,717
Gain on sale of rental assets	-	(34,728)
Loss on disposal of property and equipment	4,818	-
Unrealized loss on derivative instrument	53,746	15,757
Changes in assets and liabilities:
Restricted cash	750,000	-
Receivables	(173,894)	(7,819)
Prepaid expenses and other current assets	38,354	7,684
Inventory	(150,000)	(2,480,227)
Accounts payable, accrued expenses and other liabilities	907,517	4,778,006
Deferred revenue	(3,200)	12,800
Net cash used in operating activities	(1,371,438)	(1,191,048)

Cash flows from investing activities:
Purchases of property and equipment	(20,000)	(14,685)
Proceeds from sale of rental assets	-	43,800
(Increase) decrease in security deposits	2,275	(2,275)
Net cash provided by (used in) investing activities	(17,725)	26,840

Cash flows from financing activities:
Proceeds from exercises of stock options	-	10,050
Proceeds from sale of stock	-	525,625
Proceeds from issuance of note payable	1,700,200	200,000
Principal payments of note payable	(265,200)	(100,000)
Net cash provided by financing activities	1,435,000	635,675

Net increase (decrease) in cash	45,837	(528,533)
Cash at beginning of year	28,485	557,018
Cash at end of year	$ 74,322	$ 28,485

Supplemental Cash Flow Information
Cash Paid for interest	$4,907	$20,721

See accompanying notes

Supplemental disclosure of non-cash transactions:

During July 2012, the Company issued 240,000 common shares at $0.8333 per share to settle $200,000 of accrued liabilities.

During June 2012, the Company issued 120,000 common shares at $0.8333 per share to prepay $100,000 in legal expenses.  $46,813 remained in prepaid expenses at December 31, 2012.

During March 2012, the Company issued 100,000 common shares at $1.111 per share to settle $111,100 of accrued liabilities.

During February 2012, the Company issued 14,415 shares at $1.19 per share to settle $17,154 of accrued liabilities.

During November 2011, the Company issued 7,148 common shares totaling $9,650 on subscription.

During August 2011, the Company issued 100,000 common shares at $1.25 per share to settle $125,000 accrued liabilities.

During August 2011, the Company issued 9,219 common shares at $1.4103 per share to two of its directors in lieu of $13,000 of directors' fees.

During June 2011, the Company converted 375 shares of Class C Convertible Preferred Stock to 315,126 shares of common stock at the conversion price of $1.19 per share of common stock.  In addition, $81,933 of derivative liability was reclassified to equity upon conversion.

During May 2011, the Company issued 50,000 common shares at $1.31 per share to settle $65,600 of accrued liabilities.

During February 2011, the Company canceled 10,000 common shares previously issued to Crisnic and canceled the related $9,000 receivable.

During February 2011, the Company issued 10,000 common shares at $0.99 per share to settle $9,900 of deferred payroll.

During January 2011, the Company canceled 15,000 common shares previously issued to Crisnic and canceled the related $13,500 receivable.

During January 2011, the Company issued 15,000 common shares at $1.09 per share to settle $16,350 of accrued liabilities.

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2012 and 2011

1.

BUSINESS AND BASIS OF PRESENTATION

Competitive Technologies, Inc. ("CTTC") and its majority-owned (56.1%) subsidiary, Vector Vision, Inc. ("VVI"), (collectively, "we" or "us") provide patent and technology licensing and commercialization services throughout the world, with concentrations in the U.S., Europe, and Asia, with respect to a broad range of life and physical sciences, electronics, and nanotechnologies originally invented by individuals, corporations and universities.

Within the current portfolio of technologies, one technology has been the main focus of our business during years ended December 31, 2012 and 2011:  the Calmare® pain therapy medical device, which features the patented Scrambler Therapy® technology.

The consolidated financial statements include the accounts of CTTC, and VVI.  Inter-company accounts and transactions have been eliminated in consolidation.

The Company has incurred operating losses since fiscal 2006.  During the years ended December 31, 2012 and December 31, 2011, we had a significant concentration of revenues from our pain therapy medical device technology.  We continue to seek revenue from new technologies or products to mitigate the concentration of revenues, and replace revenues from expiring licenses.  At current reduced spending levels, the Company may not have sufficient cash flow to fund operating expenses beyond third quarter fiscal 2013.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include adjustments to reflect the possible future effect of the recoverability and classification of assets or amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company's continuation as a going concern is dependent upon its developing other recurring revenue streams sufficient to cover operating costs.  If necessary, we will meet anticipated operating cash requirements by further reducing costs, issuing debt or equity, and/or pursuing sales of certain assets and technologies while we pursue licensing and distribution opportunities for our remaining portfolio of technologies.  The Company does not have any significant capital requirements in the budget going forward.  There can be no assurance that the Company will be successful in such efforts.  Failure to develop a recurring revenue stream sufficient to cover operating expenses would negatively affect the Company’s financial position.

Our liquidity requirements arise principally from our working capital needs, including funds needed to find and obtain new technologies or products, and protect and enforce our intellectual property rights, if necessary.  We fund our liquidity requirements with a combination of cash on hand, debt and equity financing, and cash flows from operations, if any, including royalty legal awards. At December 31, 2012, we had $1,535,000 of outstanding debt.

During 2011, the Company entered into a Factoring Agreement with Versant Funding, LLC ("Versant") to accelerate receivable collection and better manage cash flow.  Under the Factoring Agreement the Company agreed to sell to Versant certain of the Company's accounts receivables.  For those accounts receivable the Company tendered to Versant and Versant chose to purchase, Versant had agreed to advance 75% of the face value to the Company, and to submit a percentage of the remainder to the Company upon collection on the account.  The percentage was based on the time it takes Versant to collect on the account.   As part of the Factoring Agreement, the Company and Versant entered into a Security Agreement whereby the Company granted Versant a security interest in certain of the Company’s assets to secure the Company’s performance of the representations made with respect to the purchase of the accounts receivable.  During the fourth quarter of 2012, the Company ended its Factoring Agreement with Versant and entered into a new Factoring Agreement with LSQ Funding ("LSQ").  The new Factoring Agreement with LSQ provides for an 85% advance of factored accounts, lower fees, a faster payout of both advances and balances due, and the possibility of over-advances.  At December 31, 2012, the Company had one factored account and LSQ had over-advanced the

Company $80,000 of which approximately $77,500 remained outstanding at December 31, 2012 and is included in accrued expenses.

On December 2, 2008, the Company received notice from the NYSE Amex, then known as NYSE Alternext US LLC (the "Exchange"), notifying us that the staff of the Exchange Corporate Compliance Department had determined that the Company’s Form 10-K for the fiscal year ended July 31, 2008 did not meet continued listing standards as set forth in Part 10 of the Exchange Company Guide, and the Company has therefore become subject to the procedures and requirements of Section 1009 of the Exchange Company Guide.  As noted in Section 1003 of the Exchange Company Guide, companies with stockholders' equity of less than $2 million, and losses from continuing operations and net losses in two out of its three most recent fiscal years, or with stockholders' equity of less than $4 million and losses from continuing operations and net losses in three out of its four most recent fiscal years are non-compliant.  We were only non-compliant with the stockholders’ equity component.

Despite the Company's efforts to regain compliance, as required by the Exchange's rules, on June 4, 2010 the Exchange notified CTTC that the Exchange intended to file a delisting application with the Securities and Exchange Commission (“SEC”) to strike the listing of CTTC’s securities from the Exchange pursuant to Section 1009(d) of the NYSE Amex Company Guide.  The Company filed an appeal of the delisting determination and requested an oral hearing before a Listing Qualifications Panel of the Exchange (“the Panel”).  That hearing was held on August 25, 2010.  On August 30, the Company announced that the Panel had affirmed the Exchange Staff’s determination to delist the Company’s securities.  On September 3, 2010, the Company’s securities began trading on the OTCQB marketplace under the ticker symbol CTTC.  On October 5, 2010, the Company’s securities began trading on the OTC market's top tier, the OTCQX.

The Company acquired the exclusive, worldwide rights to the Scrambler Therapy® technology in 2007.  The Company's original 2007 agreement with Giuseppe Marineo, the inventor of Scrambler Therapy technology, and Delta Research and Development, authorized CTTC to manufacture and sell worldwide the device developed from the patented Scrambler Therapy technology.  The original agreement was amended in 2011 and again in 2012.  The 2012 amendment reduced CTTC’s territory, in exchange for extending the term of the agreement. The Scrambler Therapy technology is patented in Italy and the U.S.  Additional applications for patents have been filed internationally and are pending approval.  The Calmare® device has CE Mark certification from the European Union as well as U.S. FDA 510(k) clearance.  CTTC's partner, GEOMC Co., Ltd. of Korea, is manufacturing the product commercially.  Sales of these devices are expected to provide a significant proportion of the Company’s revenue for the next several years.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires that we make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and disclosure of contingent assets and liabilities.  Actual results could differ significantly from our estimates.

Revenue Recognition

We earn revenue in two ways: retained royalties from licensing our clients' and our own technologies to our customer licensees, and sales of finished products.  We record revenue when the terms of the sales arrangement are accepted by all parties including a fee that is fixed and determinable, delivery has occurred and our customer has taken title, and collectability is reasonably assured.

Since 2011 the Company has taken greater control of the sales process.  We are the primary obligor, responsible for delivering devices as well as for training our customers in the proper use of the device.  We deal directly with customers, setting pricing and providing training; work directly with the inventor of the technology to develop specifications and any changes thereto and to select and contract with manufacturing partners; and retain significant credit risk for amounts billed to customers.  Therefore, all product sales are recorded following a gross revenue methodology.

Revenue from foreign sources totaled approximately $30,000 $1,645,000 for the years ended December 31, 2012 and 2011, respectively.  Of the foreign-sourced revenue received, all $30,000 earned during the year ended December 31, 2012 was from sources in the Middle East, while approximately $1,159,000 earned during the year ended December 31, 2011 was from sources in Europe.

Retained royalties or distribution fees earned are of the following types:

Non-refundable, upfront license fee – We record our share of non-refundable, upfront license fees upon execution of a license, sublicense or distribution agreement.  Once delivery is complete, and the fee is collected, we have no continuing obligation.  No upfront fees were received during the years ended December 31, 2012 or 2011.

Royalty or per unit fees – The royalty or per unit rate is fixed in the license or distribution agreement, with the amount earned contingent upon our customer's usage of our technology or sale of our product.  Some agreements may contain stipulated minimum monthly or annual fee payments to CTTC.  We determine the amount of revenue to record when we can estimate the amount earned for a period.  We receive payment or royalty reports on a monthly, quarterly or semi-annual basis indicating usage or sales of licensed technologies or products to determine the revenue earned in the period.  Revenue may fluctuate from one quarter to another based on receipt of reports from customers.

Royalty legal awards – We earn non-recurring revenues from royalty legal awards, principally from patent infringement actions filed on behalf of our clients and/or us.  Patent infringement litigation cases generally occur when a customer or another party ignores our patent rights, or challenges the legal standing of our clients' or our technology rights.  These cases, even if settled out of court, may take several years to complete, and the expenses may be borne by our clients, by us, or shared.  We share royalty legal awards in accordance with the agreement we have with our clients, usually after reimbursing each party for their related legal expenses.  We recognize royalty legal award revenue when our rights to litigation awards are final and unappealable and we have assurance of collecting those awards, or when we have collected litigation awards in cash from the adverse party, or by sale of our rights to another party without recourse, and we have no obligation or are very unlikely to be obligated to repay such collected amounts.  Proceeds from cases settled out of court are recorded as retained royalties.

Legal awards in patent infringement cases usually include accrued interest through the date of payment, as determined by the court.  The court awards interest for unpaid earned income.  Interest may also be included in other settlements with customers.  Interest included in an award or settlement is generally recorded as interest income when received.

Unless otherwise specified, we record all other revenue, as earned.

Concentration of Revenues

Total revenue consists of revenue from product sales, gain on sales of rental assets, retained royalties, and other income.  During the year ended December 31, 2012, we derived approximately $913,000 or 85% of total revenue from sales of our Calmare pain therapy medical device technology.  An additional 5% of revenue derived indirectly from that technology through sales of supplies and training, rental payments and the sale of rental assets.  Of this amount approximately $120,000 or 13% of total revenue from sales of our Calmare pain therapy medical device technology came from one customer in 2012, and an additional $100,000 or 11% of total revenue from sales of our Calmare pain therapy medical device technology came from one other customer in 2012.

During the year ended December 31, 2011, we derived approximately $3,329,000 or 97% of total revenue from sales of our Calmare pain therapy medical device technology, as well as an additional 1% of revenue derived indirectly from that technology through sales of supplies and training, rental payments and the sale of rental assets.   Of this amount, approximately $1,060,000 or 32% was received from one customer in 2011.  We continue to seek revenue from new technology licenses to mitigate the concentration of revenues, and replace revenue from expiring licenses.  We have created a business model for appropriate technologies, such as the Calmare device, that allows us to move beyond our usual royalty arrangement and share in the profits of distribution.

Expenses

We recognize expenses related to evaluating, patenting and licensing inventions, and enforcing intellectual property rights in the period incurred.

Cost of product sales includes contractual payments to inventor and manufacturer relating to our Calmare pain therapy medical device.  Expenses associated with shipping devices which are not reimbursed by customers are also included in cost of product sales.

Selling Expenses include commission expenses related to sales of inventory (Calmare devices) technologies, domestic and foreign patent legal filing, prosecution and maintenance expenses, net of reimbursements, royalty audits, and other direct costs

Personnel and consulting expenses include employee salaries and benefits, marketing and consulting expenses related to technologies and specific revenue initiatives, and other direct costs.

General and administrative expenses include directors' fees and expenses, public company related expenses, professional services, including financing, audit and legal services, rent and other general business and operating expenses.

Fair Value of Financial Instruments

The Company believes the carrying amounts of cash, accounts receivable, accounts payable, accrued expenses and other liabilities, deferred revenue, preferred stock liability and note payable approximate fair value due to their short-term maturity. The fair values described herein were determined using significant other observable inputs (Level 2) as defined by GAAP

Inventory

Inventory consists of finished product of our pain therapy device.  Inventory is stated at lower of cost (first in, first out) or market.

Property and Equipment

Property and equipment are carried at cost net of accumulated depreciation.  Expenditures for normal maintenance and repair are charged to expense as incurred.  The costs of depreciable assets are charged to operations on a straight-line basis over their estimated useful lives, three to five years for equipment, or the terms of the related lease for leasehold improvements.  The cost and related accumulated depreciation or amortization of property and equipment are removed from the accounts upon retirement or other disposition, and any resulting gain or loss is reflected in earnings.

Impairment of Long-lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If the estimated fair value is less than the carrying amount of the asset, we record an impairment loss.  If a quoted market price is available for the asset or a similar asset, we use it to determine estimated fair value.  We re-evaluate the remaining useful life of the asset and adjust the useful life accordingly.  There were no impairment indicators identified during the years ended December 31, 2012 and2011.

Income Taxes

Income taxes are accounted for under an asset and a liability approach that requires recognition of deferred income tax assets and liabilities for the expected future consequences of events that have been recognized in the Company's consolidated financial statements and income tax returns.  The Company provides a valuation allowance for deferred income tax assets when it is considered more likely than not that all or a portion of such deferred income tax assets will not be realized.

Net Income (Loss) Per Share

We calculate basic net income (loss) per share based on the weighted average number of common shares outstanding during the period without giving any effect to potentially dilutive securities.  Net income (loss) per share, assuming dilution, is calculated giving effect to all potentially dilutive securities outstanding during the period.

Share-Based Compensation

The Company accounts for its share-based compensation in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") 718 – "Compensation – Stock Compensation."  Accordingly, the Company recognizes compensation expense equal to the fair value of the stock awards at the time of the grant over the requisite service period.

Our accounting for share-based compensation has resulted in our recognizing non-cash compensation expense related to stock options granted to employees, which is included in personnel and consulting expenses, and stock options granted to our directors, which is included in general and administrative expenses.

Recent Accounting Pronouncements

No new accounting pronouncements issued or effective during the year ended December 31, 2012 has had or is expected to have a material impact on the consolidated financial statements.

3.

INCOME TAXES

In current and prior years, we generated significant federal and state income and alternative minimum tax losses, and these net operating losses ("NOLs") were carried forward for income tax purposes to be used against future taxable income.

A reconciliation of our effective income tax rate compared to the U.S. federal statutory rate is as follows:

	Year ended December 31, 2012	Year ended December 31, 2011
Provision (benefit) at U.S. federal statutory rate	(35.0)%	(34.0)%
State provision (benefit), net of U.S. federal tax	(4.8)	(4.9)
Permanent differences	(0.2)	0.1
Expiration of capital loss carryforwards	-	-
Other items	5.2	(1.9)
Deferred tax valuation allowance	34.8	40.7
Effective income tax rate	0.0%	0.0%

Net deferred tax assets consist of the following:

	Year ended December 31, 2012	Year ended December 31, 2011
Net federal and state operating loss carryforwards	$ 14,785,650	$ 13,603,574
Impairment of investments	531,470	524,388
Other, net	680,637	523,473
Deferred tax assets	15,997,757	14,651,435
Valuation allowance	(15,997,757)	(14,651,435)
Net deferred tax assets	$ -	$ -

At December 31, 2012, we had aggregate federal net operating loss carryforwards of approximately $36,573,000, which expire at various times through 2032.  A majority of our federal NOLs can be used to reduce taxable income used in calculating our alternative minimum tax liability.  We also have state net operating loss carryforwards of approximately $35,014,000 that expire at various times through 2032.

Approximately $4,196,000 of our NOL carryforward remaining at December 31, 2012 was derived from income tax deductions related to the exercise of stock options.  The tax effect of these deductions will be credited against capital in excess of par value at the time they are utilized for book purposes, and not credited to income.  We will never receive a benefit for these NOLs in our statement of operations.

Changes in the valuation allowance were as follows:

	Year ended December 31, 2012	Year ended December 31, 2011
Balance, beginning of year	$ 14,651,435	$ 13,185,199
Change in temporary differences	157,164	68,680
Change in net operating and capital losses	1,189,158	1,397,556
Balance, end of year	$ 15,997,757	$ 14,651,435

Our ability to derive future tax benefits from the net deferred tax assets is uncertain and therefore we continue to provide a full valuation allowance against the assets, reducing the carrying value to zero.  We will reverse the valuation allowance if future financial results are sufficient to support a carrying value for the deferred tax assets.

At December 31, 2012 and December 31, 2011, we had no uncertain tax positions.

We include interest and penalties on the underpayment of income taxes in income tax expense.

We file income tax returns in the United States and Connecticut.  The Internal Revenue Service has completed audits for the periods through the fiscal year ended July 31, 2005.  Our open tax years for review are fiscal years ended July 31, 2009 through year ended December 31, 2012.  The Company's returns filed with Connecticut are subject to audit as determined by the statute of limitations.

4.

NET INCOME (LOSS) PER COMMON SHARE

The following sets forth the denominator used in the calculations of basic net income (loss) per share and net income (loss) per share assuming dilution:

	Year ended December 31, 2012	Year ended December 31, 2011
Denominator for basic net income (loss) per share, weighted average shares outstanding	15,007,852	14,115,651
Dilutive effect of common stock options	N/A	N/A
Dilutive effect of Series C Convertible Preferred Stock	N/A	N/A
Denominator for net income (loss) per share, assuming dilution	15,007,852	14,115,651

Options to purchase 317,000 and 313,000 shares of our common stock at December 31, 2012 and 2011, respectively, were outstanding but were not included in the computation of net income (loss) per share because they were anti-dilutive.  The outstanding 375 shares of Series C Convertible Preferred Stock, if converted at December 31, 2012 and 2011, would have resulted in an additional 773,000 and 350,140 shares of common stock, respectively.  Due to the net loss incurred for the years ended December 31, 2012, and December 31, 2011, the denominator used in the calculation of basic net loss per share was the same as that used for net loss per share, assuming dilution, since the effect of any options or converted preferred shares would have been anti-dilutive.

5.

SHAREHOLDERS’ INTEREST

Common shares.

On June 2, 2010, we entered into an agreement with Crisnic Fund, S.A. to sell up to two million share of our common stock to Crisnic at a 15% discount from the volume weighted average price on the date the SEC declared our registration statement effective.  As part of the agreement, Crisnic was entitled to $10,000 cash and 75,000 shares of our common stock as a fee.

The SEC declared our registration statement effective on July 14, 2010.  The volume weighted average price on that day was $2.40 per share and the 15% discount priced the shares at $2.04 per share.  During this same period, June and July 2010, the Company also received notification of its pending delisting from the NYSE Amex (see Note 1).  Although the Company believed completing the Crisnic Agreement would enable it to comply with the NYSE Amex's continued listing standards, market conditions existing at the time, primarily the threat of the Company being delisted from the NYSE Amex, led to a significant increase in short sales and a rapid decrease in the stock price.

Following the closing date for the sale, the stock price went down rapidly, to the point where Crisnic was unable to complete the funding for the transaction.  Because the stock was trading below the discounted price of $2.04, portions of the shares could not be sold to third parties at the agreed-upon price, as had been planned by Crisnic.  Shares were sold in several traunches, initially at the agreed upon price per share of $2.04, and as market conditions worsened, at lower prices which would still enable the Company to receive the necessary financing.  No shares were sold below $0.90.

The Company ultimately received approximately $1.6 million for the sale of 1,447,867 shares of common stock (including 75,000 shares given to Crisnic as a fee).  These shares were sold between July 14, 2010, which was the date the registration statement was declared effective by the Securities and Exchange Commission, and September 15, 2010.  Plans to sell the remaining 627,133 shares issued on subscription for $0.90 a share had been halted due to market conditions.  In November 2010, the Company and Crisnic agreed to cancel 602,133 common shares previously issued on subscription and canceled the related $541,920 receivable.  During January 2011 the

Company and Crisnic canceled 15,000 additional shares previously issued on subscription and canceled the related $13,500 receivable. During February 2011 the Company and Crisnic canceled 10,000 additional shares previously issued on subscription and canceled the related $9,000 receivable.

The 627,133 shares were reissued.  In November 2010, the Company issued 69,528 shares to attorneys and the contractor where the CEO is employed to settle $85,900 of accounts payable.  In December 2010, an additional 532,605 shares were sold for approximately $505,000.  In January 2011 the Company issued 15,000 shares to attorneys to settle $16,350 of accrued liabilities.  In February 2011 the Company issued 10,000 shares to the Company Executive Vice President to settle $9,900 of deferred payroll.

On November 22, 2011, the Company's Board of Directors authorized the Company to initiate a Private Placement of up to 420,000 shares of restricted common stock.  The authorization was amended on November 28, 2011 to authorize up to 450,000 shares to be placed.  As of December 31, 2011, the Company sold 396,500 shares of common stock at $1.35 per share; of the total proceeds ($535,275) $9,650 remained to be collected at December 31, 2011, and was collected during the first quarter of 2012.  At December 31, 2011, and at December 31, 2012, an additional 53,500 shares remained available for sale per the Board Resolution.  The proceeds of the stock sale went toward funding operations during the quarter, traditionally a slower sales period for medical devices.

At the Company’s Annual Meeting held on May 24, 2012, the stockholders voted to increase the number of authorized shares of the Company’s common stock by amending Article FOURTH of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware to read as follows:

The total number of shares of stock of all classes of stock which the Corporation shall have authority to issue is 40,035,920 shares, of which 35,920 shares, with a par value of $25.00 each, are to be 5% Preferred Stock, and 40,000,000 shares, with a par value of $.01 each, are to be common stock.

Subsequent to December 31, 2012, the Company entered into an Equity Purchase Agreement with Southridge Partners II, L.P. (“Southridge”).  Under the terms of the Purchase Agreement, which was filed with the SEC on February 26, 2013, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares").  During the two year term of the Purchase Agreement, the Company may at any time in its sole discretion deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares.  Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares.  Subject to certain restrictions, the purchase price for the Shares shall be equal to ninety percent of the lowest closing bid price for the Company's common stock during the ten-day trading period immediately after the Shares specified in the Put Notice are delivered to Southridge.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding.  Additionally, Southridge may not execute any short sales of the Company's common stock.

Subsequent to December 31, 2012, the Company has issued 1,000,000 shares of its common stock into escrow, pending the completion of potential financing with a European investment group.

Preferred Stock

Holders of 5% preferred stock are entitled to receive, if, as, and when declared by the Board of Directors, out of funds legally available therefore, preferential non-cumulative dividends at the rate of $1.25 per share per annum, payable quarterly, before any dividends may be declared or paid upon or other distribution made in respect of any share of common stock.  The 5% preferred stock is redeemable, in whole at any time or in part from time to time, on 30 days' notice, at the option of the Company, at a redemption price of $25.  In the event of voluntary or involuntary liquidation, the holders of preferred stock are entitled to $25 per share in cash before any distribution of assets can be made to holders of common stock.

Each share of 5% preferred stock is entitled to one vote.  Holders of 5% preferred stock have no preemptive or conversion rights.  The preferred stock is not registered to be publicly traded.

At its December 2, 2010 meeting, the CTTC Board of Directors declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.01, of the Company (the “Common Shares”).  The dividend was payable to holders of record as of the close of business on December 2, 2010 (the “Record Date”).  Issuance of the dividend may be triggered by an investor purchasing more than 20% of the outstanding shares of common stock.  This shareholder rights plan and the subsequent authorization of 20,000 shares of Series B Preferred Stock were announced with a Form 8-K filing on December 15, 2010, following CTTC's finalization of the Rights Agreement with CTTC's Rights Agent, American Stock Transfer & Trust Company, LLC.  The Rights Agreement was filed with the December 15, 2010, Form 8-K.  It is intended to provide the CTTC Board of Directors with time for proper valuation of the Company should other entities attempt to purchase a controlling interest of CTTC shares.

On December 15, 2010 the Company issued a $400,000 promissory note.  The promissory note was scheduled to mature on December 31, 2012 with an annual interest rate of 5%.

On December 15, 2010, the Company's Board of Directors authorized the issuance of 750 shares of Series C Convertible Preferred Stock ($1,000 par value) with a 5% cumulative dividend to William R. Waters, Ltd. of Canada.  On December 30, 2010, 750 shares were issued.  The Company converted the above $400,000 promissory note into 400 shares and received cash of $350,000 for the remaining 350 shares.  These transactions were necessitated to replenish the Company's operating cash which had been drawn down by the $750,000 cash collateral previously posted by CTTC in a prejudgment remedy action styled John B. Nano v. Competitive Technologies, Inc., Docket No. CV10 5029318 (Superior Court, Bridgeport, CT), see Note 16.

On June 17, 2011, William R. Waters, Ltd. of Canada, advised the Company of its intent to convert one half of its Series C Convertible Preferred Stock, 375 shares, to common stock, with a conversion date of June 16, 2011.  On July 14, 2011, American Stock Transfer & Trust Company was asked to issue the certificate for 315,126 shares of CTTC common stock.  In accordance with the conversion rights detailed below, the conversion price for these shares was $1.19, which is 85% of the mid-point of the last bid price ($1.35) and the last ask price ($1.45) on June 16, 2011, the agreed upon conversion date.

The rights of the Series C Convertible Preferred Stock are as follows:

Dividend rights – The shares of Series C Convertible Preferred Stock accrue a 5% cumulative dividend on a quarterly basis and is payable on the last day of each fiscal quarter when declared by the Company’s Board.  As of December 31, 2012 dividends declared were $46,949, of which $18,750 were declared during the year ended December 31, 2012 and $28,202 have not been paid and are shown in accrued and other liabilities at December 31, 2012.

Voting rights – Holders of these shares of Series C Convertible Preferred Stock shall have voting rights equivalent to 1,000 votes per $1,000 par value Series C Convertible Preferred share voted together with the shares of common stock

Liquidation rights – Upon any liquidation these Series C Convertible Preferred Stock shares shall be treated as equivalent to shares of Common stock to which they are convertible.

Redemption rights –

•

Holder may demand redemption of outstanding Series C Convertible Preferred Stock shares by the Company at a price equal to par plus any accrued but unpaid dividends in the event that the $750,000 escrow by the Company has been released and returned to the company.

•

The Company may upon notice to holder redeem all or any portion of outstanding Series C Convertible Preferred Stock shares by the Company at a price equal to par plus any accrued but unpaid dividends in the event that the $750,000 escrow by the Company has been released and returned to the company.  However, the holder may elect to convert (see conversion rights below) the preferred shares upon receipt of such notice.

At December 31, 2011, the $750,000 was still held in escrow.  In January 2012, the $750,000 held in escrow was released but not returned to the Company, nullifying the redemption rights.  However the holder retains the right to convert

Conversion rights – Holder has right to convert each share of Series C Convertible Preferred Stock at any time into shares of the Company's common stock at a conversion price for each share of common stock equal to 85% of the lower of (1) the closing market price at the date of notice of conversion or (2) the mid-point of the last bid price and the last ask price on the date of the notice of conversion.  The variable conversion feature creates an embedded derivative that was bifurcated from the Series C Convertible Preferred Stock on the date of issuance and was recorded at fair value.  The derivative liability will be recorded at fair value on each reporting date with any change recorded in the Statement of Operations as an unrealized gain (loss) on derivative instrument.

The holder did convert 375 shares in June 2011.  On the date of conversion of the 375 shares of Series C Convertible Preferred Stock the Company calculated the value of the derivative liability to be $81,933 and recorded an unrealized loss of $15,678 for the six months ended June 30, 2011 related to the converted shares.  Upon conversion, the $81,933 derivative liability was reclassified to equity.

The Company recorded a convertible preferred stock derivative liability of $119,922 and $66,176, associated with the 375 shares of Series C Convertible Preferred Stock outstanding at December 31, 2012 and, 2011, respectively.

The Company has classified the Series C Convertible Preferred Stock as a liability at December 31, 2012 and, 2011 because the variable conversion feature may require the Company to settle the conversion in a variable number of its common shares.

6.

RECEIVABLES

Receivables consist of the following:

	December 31, 2012	December 31, 2011
Calmare Sales Receivable	$ 212,774	$ 24,444
Royalties, net of reserve of $101,154 at December 31, 2012 and 2011	-	-
Other	3,591	18,027
Total	$ 216,365	$ 42,471

Included in other at December 31, 2011 was $9,650 from the sale of the Company’s common stock (Note 5) that was received in January 2012.

7.

PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	December 31, 2012	December 31, 2011
Equipment and furnishings	$ 189,633	$ 227,645
Accumulated depreciation and amortization	(162,816)	(201,476)
Property and equipment, net	$ 26,817	$ 26,169

In July 2012, the Company closed its Charlotte, NC office and disposed of the property and equipment at that location at a loss of $4,818.

Depreciation expense was $14,534 and $20,087 for the years ended December 31, 2012 and 2011, respectively.

8.

AVAILABLE-FOR-SALE AND EQUITY SECURITIES

	December 31, 2012	December 31, 2011	Number of shares	Type
Security Innovation, Inc.	--	--	223,317	Common stock
Xion Pharmaceutical Corporation	--	--	60	Common stock

In prior years, we acquired 3,129,509 shares of NTRU Cryptosystems, Inc. ("NTRU") common stock, and certain preferred stock that later was redeemed, in exchange for cash and a reduction in our future royalty rate on sales of NTRU's products.  NTRU was a privately held company that sold encryption software for security purposes, principally in wireless markets.  There was no public market for NTRU shares.  In 2003, we wrote down the value of NTRU to $0, but we continued to own the shares. On July 22, 2009, all NTRU assets were acquired by Security Innovation, an independent provider of secure software located in Wilmington, MA. We received 223,317 shares of stock in the privately held Security Innovation for our shares of NTRU.

In September 2009 we announced the formation of a joint venture with Xion Corporation for the commercialization of our patented melanocortin analogues for treating sexual dysfunction and obesity.  We received 60 shares of privately held Xion Pharmaceutical Corporation common stock in June 2010.  CTTC currently owns 30% of the outstanding stock of Xion Pharmaceutical Corporation.

9.

FAIR VALUE MEASUREMEMENTS

The Company measures fair value in accordance with Topic 820 of the FASB "ASC", "Fair Value Measurements " ("ASC 820"), which provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 -

Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2 -

Inputs to the valuation methodology include:

•

Quoted prices for similar assets or liabilities in active markets;

•

Quoted prices for identical or similar assets or liabilities in inactive markets;

•

Inputs other than quoted prices that are observable for the asset or liability;

•

Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 -

Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company values its derivative liability associated with the variable conversion feature on its Series C Convertible Preferred Stock (Note 5) based on the market price of its common stock.  For each reporting period the Company calculates the amount of potential common stock that the Series C Preferred Stock could convert into based on the conversion formula (incorporating market value of our common stock) and multiplies those converted shares by the market price of its common stock on that reporting date.  The total converted value is subtracted by the consideration paid to determine the fair value of the derivative liability.

The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value could result in a different fair value measurement at the reporting date.

The Company classified the derivative liability of $119,922 and $66,176 at December 31, 2012 and, 2011 and, respectively, in Level 2 of the fair value hierarchy.

10.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other assets consist of the following:

	December 31, 2012	December 31, 2011
Prepaid insurance	$ 17,473	$ 25,283
Travel & commission advances	-	35,500
Prepaid legal fees	46,813	-
Other	14,441	9,485
Prepaid expenses and other current assets	$ 78,727	$ 70,268

11.

ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

	December 31, 2012	December 31, 2011
Royalties payable	$ 182,052	$ 210,169
Accrued audit fee	80,000	93,529
Arbitration settlement payable	-	775,000
Over advance, fees LSQ Funding	77,464	-
Commissions payable	48,722	-
Accrued interest payable	85,184	9,633
Accrued consulting fees	167,726	-
Accrued directors fees	-	53,339
Other	132,216	86,803
Accrued expenses and other liabilities	$ 773,364	$ 1,228,473

12.

NOTES PAYABLE

In December 2011, the Company issued a 90-day note payable to borrow $100,000.  Additional notes payable were issued in January 2012 ($100,000); in April 2012 ($100,000), in May 2012 ($25,000); in June 2012 ($20,000); in July 2012 ($325,000); in August 2012 ($50,000); in September 2012 ($15,000); in October 2012 ($165,000); in November 2012 ($130,000); and in December 2012 ($280,000). The proceeds from these notes ($1,210,000) were used for general corporate purposes.  These notes have been extended several times.  A conversion feature was added to the Notes when they were extended, which allows for conversion of the eligible principal amounts to common stock at any time after the six month anniversary of the effective date (the date the funds are received) at a rate of $1.05 per share.  The full amount of principal and 6.00% simple interest per annum are now due in the quarter ended September 30, 2013.

In March 2012, the Company issued a 24-month convertible promissory note to borrow $100,000 for general corporate purposes.  Additional 24-month convertible promissory notes were issued in April 2012 ($25,000) and in June 2012 ($100,000).  Conversion of the eligible principal amounts to common stock is allowed at any time after the six month anniversary of the effective date of each note at a rate of $1.05 per share The full amount of principal was outstanding at December 31, 2012; 6.00% simple interest is payable monthly in advance.  These notes are classified as long term, with due dates in March, April and June of 2014.

In March 2011, the Company issued a 90-day note payable to borrow $50,000.  The proceeds were used for general corporate purposes.  The full amount of principal and 5.00% simple interest per annum was paid during the quarter ended June 30, 2011.

At December 31, 2012, $1,410,000 of the outstanding were Notes payable to related parties; $1,310,000 to the chairman of our Board and $100,000 to another director.  Subsequent to December 31, 2012, an additional $1,005,000 was borrowed from our chairman.  The terms and conditions are the same:  6.00% simple interest per annum and principal are due in the quarter ended September 30, 2013 and the notes are convertible to common stock at any time on or after the effective date of the initial loan amount.

13.

STOCK-BASED COMPENSATION PLANS

2011 Employees', Directors' and Consultants' Stock Option Plan – In May 2011, the Board of Directors approved a new option plan for employees, directors and consultants.  Pursuant to this plan which is administered by a Committee appointed by the Board of Directors, we could grant to qualified employees, directors and consultants either incentive options or nonstatutory options (as defined by the Internal Revenue Service).  The stock options granted per written option agreements approved by the Committee, must have exercise prices not less than 100% of the Fair Market Value of our common stock on the date of the grant.  Up to 1,000,000 common shares are available for grants under this plan.  No options may be granted under this plan after December 31, 2015.

The following information relates to the 2011 Option Plan:

	December 31, 2012	December 31, 2011
Common shares reserved for issuance on exercise of options	110,000	40,000
Shares available for future option grants	890,000	960,000

Employee Stock Option Plans – Pursuant to our 1997 Employees' Stock Option Plan, as amended (the "1997 Option Plan"), we could grant to employees either incentive stock options or nonqualified stock options (as defined by the Internal Revenue Service).  The stock options had to be granted at exercise prices not less than 100% of the fair market value of our common stock at the grant date.  The maximum life of stock options granted under this plan is ten years from the grant date.  The Compensation Committee or the Board of Directors determined vesting provisions when stock options were granted, and stock options granted generally vested over three or four years.  No options could be granted under this plan after September 30, 2007.

The following information relates to the 1997 Option Plan:

	December 31, 2012	December 31, 2011
Common shares reserved for issuance on exercise of options	57,000	113,000
Shares available for future option grants	-	-

Prior to the 1997 Option Plan, we had a stock option plan that expired on December 31, 2000, after which no option could be granted under the plan.  Pursuant to this plan incentive stock options and nonqualified stock options were granted to key employees.  Incentive stock options could be granted at an exercise price not less than the fair market value of our common stock on the grant date.  Nonqualified stock options could be granted at an exercise price not less than 85% of the fair market value of our common stock on the grant date.  Options generally vested over a period of up to three years after the grant date and expire ten years after the grant date if not terminated earlier.  No common shares remain reserved for issuance on exercise of stock options as of December 31, 2012 and 2011.

2000 Director's Stock Option Plan – Pursuant to our  Directors' Stock Option Plan (the "Directors' Option Plan"), we could grant each non-employee director 10,000 fully vested, nonqualified common stock options when the director first is elected, and 10,000 common stock options on the first business day of January thereafter, as long as the individual is a director.  All such stock options are granted at an option price not less than 100% of the fair market value of the common stock at the grant date.  The maximum life of options granted under this plan is ten years from the grant date.  No options could be granted after January 4, 2010.

The following information relates to the 2000 Directors' Stock Option Plan:

	December 31, 2012	December 31, 2011
Common shares reserved for issuance on exercise of options	150,000	160,000
Shares available for future option grants	-	-

As this plan expired in January 2010, no further option awards can be issued from this plan.

Summary of Common Stock Options – The total fair value of shares vested in the years ended December 31, 2012 and December 31, 2011 was $138,630 and $67,639, respectively, of non-cash compensation expense.  Of these amounts, $0 and $16,539 was included in personnel and consulting expenses, from stock options granted to employees in prior years, and vesting during the year ended December 31, 2012 and 2011, respectively.  Stock options granted during the year are outstanding only a portion of the year, with the compensation expense recognized for that portion of the year.  As of December 31, 2012, all outstanding options granted to employees were fully vested.

Also $58,630 and $51,280 of noncash compensation expense was included in general and administrative expenses, from stock options granted to directors pursuant to the Directors Option Plan in the years ended December 31, 2012 and 2011, respectively. Since these stock options are fully vested upon grant, the full fair value of the stock options is recorded as expense at the date of grant.  During the year ended December 31, 2012, the Board of Directors extended the expiration dates for all options previously granted to two departing Board members in recognition for their service during the period of managerial transition.  Those options will expire per their original term specified in each individual option agreement, typically either 5 or 10 years from the date of granting, rather than expiring within the specified time period, typically 90 days following the Board members’ termination dates.  The Company considered the extension as a modification to the option agreements recording incremental non-cash compensation of $80,000 included in general and administrative expenses for the year ended December 31, 2012.

We estimated the fair value of each option on the grant date using a Black-Scholes option-pricing model with the following weighted average assumptions:

	Year ended December 31, 2012	Year ended December 31, 2011
Dividend yield (1)	0.0%	0.0%
Expected volatility (2)	86.7% - 87.1%	89.95%
Risk-free interest rates (3)	0.89%	1.96%
Expected lives (2)	5 years	5 years

(1)

We have not paid cash dividends on our common stock since 1981, and currently do not have plans to pay or declare cash dividends.  Consequently, we used an expected dividend rate of zero for the valuations.

(2)

Estimated based on our historical experience.  Volatility was based on historical experience over a period equivalent to the expected life in years.

(3)

Based on the U.S. Treasury constant maturity interest rate with a term consistent with the expected life of the options granted.

A summary of the status of all our common stock options as of December 31, 2012 and 2011, and changes during the periods then ended is presented below.

	Year ended December 31, 2012			Year ended December 31, 2011
	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Values	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Values
Outstanding at beginning of period	313,000	$ 2.11	$ 7,650	293,750	$ 2.18	$ 11,800
Granted	70,000	1.24		40,000	1.83
Forfeited	(66,000)	2.44		(3,750)	2.25
Exercised	-			(10,000)	1.01
Expired or terminated	-			(7,000)	5.00
Outstanding at end of year	317,000	$ 1.85	$ -	313,000	$ 2.11	$ 7,650
Exercisable at end of year	317,000	$ 1.85	$ -	313,000	$ 2.11	$ 7,650
Weighted average fair value per share of options issued during the year		$ 1.18			$ 1.28

There were no stock option exercises for the year ended December 31, 2012.  The total intrinsic value of stock options exercised during the year ended December 31, 2011 was $5,000. Total proceeds from stock option exercises were $10,050 during the year ended December 31, 2011.  Generally, we issue new shares of common stock to satisfy stock option exercises.

All outstanding stock options were fully vested at December 31, 2012 and December 31, 2011.

1996 Directors' Stock Participation Plan – Pursuant to the terms of our 1996 Directors' Stock Participation Plan, on the first business day of January of each year, we issue to each non-employee director who has served at least one year as a director, the lesser of 2,500 shares of our common stock or a number of shares of common stock equal to $15,000 on the date such shares are issued.  If an otherwise eligible director terminates as a director before the first business day of the year, we issue such director a number of shares equal to the portion of the year served by that director.  This plan expired on January 3, 2011.  No shares were issued under this plan in the years ended December 31, 2012, or 2011.

15.

401(k) PLAN

We have an employee-defined contribution plan qualified under section 401(k) of the Internal Revenue Code (the "Plan"), for all employees age 21 or over, and meeting certain service requirements.  The Plan has been in effect since January 1, 1997.  Participation in the Plan is voluntary.  Employees may defer compensation up to a specific dollar amount determined by the Internal Revenue Service for each calendar year.  We do not make matching contributions, and employees are not allowed to invest in our stock under the Plan.

Our directors may authorize a discretionary contribution to the Plan, allocated according to the provisions of the Plan, and payable in shares of our common stock valued as of the date the shares are contributed. No contributions were accrued or made in the years ended December 31, 2012 and 2011.

16.

COMMITMENTS AND CONTINGENCIES

Operating Leases –

On November 22, 2010, the Company terminated its operating lease for approximately 11,000 square feet of space in a building in Fairfield, Connecticut, and paid the landlord all existing obligations thereto.  The Company then entered into a new, three-year operating lease for new, more appropriately sized office spaces in a different building, also in Fairfield, Connecticut.  The obligations are significantly less than the previous lease, averaging $70,000 per year for the three-year term.

In January 2011, the Company entered into a two-year lease effective February 1, 2011 for additional office space for the sales and training staff in Charlotte, NC.  This lease was cancelled in July of 2012 and the Company agreed to pay the landlord a fixed amount of $15,000 of which $11,000 remains of unpaid at December 31, 2012.

Since the existing lease expires on November 30, 2013, and renewal is currently being negotiated, at December 31, 2012, there were no future minimum rental payments required under operating leases with initial or remaining non-cancelable lease terms in excess of one year.  The future minimum rental payments required under operating leases with remaining non-cancelable lease terms less than one year were $60,600 for 2013.

Total rental expense for all operating leases was:

	Year ended December 31, 2012	Year ended December 31, 2011
Minimum rental payments	$ 84,242	$ 85,063
Less: Sublease rentals	7,188	7,188
Net rent expense	$ 77,054	$ 77,875

Contingencies – Revenue based

As of December 31, 2012, CTTC and its majority owned subsidiary, VVI, have remaining obligations, contingent upon receipt of certain revenues, to repay up to $165,788 and $199,334, respectively, in consideration of grant funding received in 1994 and 1995.  CTTC recorded expenses reducing that obligation of $70 in the year ended December 31, 2012, and $33,148 in the year ended December 31, 2011.  CTTC also is obligated to pay at the rate of 7.5% of its revenues, if any, from transferring rights to certain inventions supported by the grant funds.  VVI is obligated to pay at rates of 1.5% of its net sales of supported products or 15% of its revenues from licensing supported products, if any.  We recognize these obligations only if we receive revenues related to the grant funds.  We recognized approximately $1,749 in the year ended December 31, 2012 and $1,387 in the year ended December 31, 2011.

We have engaged R.F. Lafferty & Co. to seek an acquisition partner from a limited number of companies for our nano particle bone biomaterial patents, among other assets and/or securities.  The Company would pay Lafferty a 10% finder's fee in the event an acquisition partner is found, which Management has deemed to be an immaterial and contingent obligation.

Contingencies – Litigation

Carolina Liquid Chemistries Corporation, et al. (case pending) – On August 29, 2005, we filed a complaint against Carolina Liquid Chemistries Corporation ("Carolina Liquid") in the United States District Court for the District of Colorado, alleging patent infringement of our patent covering homocysteine assays, and seeking monetary damages, punitive damages, attorneys’ fees, court costs and other remuneration at the option of the court.  As we became aware of other infringers, we amended our complaint to add as defendants Catch, Inc. ("Catch") and the Diazyme Laboratories Division of General Atomics ("Diazyme").  On September 6, 2006, Diazyme filed for declaratory judgment in the Southern District of California for a change in venue and a declaration of non-

infringement and invalidity.  On September 12, 2006, the District Court in Colorado ruled that both Catch and Diazyme be added as defendants to the Carolina Liquid case.

On October 23, 2006, Diazyme requested the United States Patent and Trademark Office (the "USPTO") to re-evaluate the validity of our patent and this request was granted by the USPTO on December 14, 2006.  On July 30, 2009, the U.S. Patent and Trademark Office’s Board of Patent Appeals and Interferences (“BPAI”) upheld the homocysteine patent.  In September 2008, the examiner had denied the patent, but that denial was overruled by the BPAI.  While the examiner had appealed that BPAI decision, delaying further action, that appeal was also denied by the BPAI on December 13, 2010.  In June 2011, the examiner once again appealed the BPAI decision.  In addition to responding to this new appeal, the Company petitioned the Director of the USPTO to help expedite further action on the case within the USPTO, which was to have been handled with special dispatch according to USPTO requirements for handling reexamination proceedings of patents involved in litigation.

On March 13, 2012, the USPTO issued the Ex Parte Reexamination Certificate confirming the patentability of claims examined.  The company has begun collecting unpaid amounts from various obligated companies.

Employment matters – former employee (case pending) – In September 2003, a former employee filed a whistleblower complaint with the Occupational Safety and Health Administration of the Department of Labor (OSHA) alleging that the employee had been terminated for engaging in conduct protected under the Sarbanes Oxley Act of 2002 (SOX).  In February 2005, OSHA found probable cause to support the employee’s complaint and the Secretary of Labor ordered reinstatement and back wages since the date of termination and CTCC requested de novo review and a hearing before an administrative law judge (“ALJ”).  In July 2005, after the close of the hearing on CTTC’s appeal, the U.S. district court for Connecticut enforced the Secretary’s preliminary order of reinstatement and back pay under threat of contempt and the Company rehired the employee with back pay.

On October 5, 2005, the ALJ who conducted the hearing on CTTC’s appeal of the OSHA findings ruled in CTTC’s favor and recommended dismissal of the employee’s complaint.  Although the employee abandoned his position upon notice of the ALJ’s decision, he nevertheless filed a request for review by the DOL Administrative Review Board ("ARB").

In May 2006, the U.S. Court of Appeals for the Second Circuit vacated the order of the district court enforcing the Secretary’s preliminary order of reinstatement and back pay.  The employee also filed a new SOX retaliation complaint with OSHA based on alleged black listing action by CTTC following his termination.  OSHA dismissed the complaint and the employee filed a request for a hearing by an administrative law judge. Ultimately, the employee voluntarily dismissed the appeal.

In March 2008, the ARB issued an order of remand in the employee’s appeal of the October 2005 dismissal of his termination complaint, directing the ALJ to clarify her analysis utilizing the burden-shifting standard articulated by the ARB.  In January 2009, the ALJ issued a revised decision again recommending dismissal and once again the employee appealed the ruling to the ARB.  On September 30, 2011, the ARB issued a final decision and order affirming the ALJ’s decision on remand and dismissing the employee’s complaint.  The employee has appealed the ARB's decision before the U.S. Court of Appeals for the Second Circuit which has ordered the employee to file his opening brief by May 31, 2012.  Response briefs by the Solicitor's Office of the U.S. Department of Labor and CTTC were submitted in August 2012.  In March 2013, the U.S Court of Appeals for the Second Circuit upheld the ARB’s decision dismissing the former employee’s complaint and denied the employee’s appeal from that order.  In April 2013, the Second Circuit terminated proceedings in that court.

John B. Nano vs. Competitive Technologies, Inc. - Arbitration (case completed) – On September 3, 2010, the Board of Directors of CTTC found cause consisting of violation of fiduciary duties to the Corporation and violation of the CTTC Corporate Code of Conduct and removed John B. Nano as an Officer of the Corporation, in all capacities.  On September 13, 2010, the Board of Directors also found cause consisting of violation of fiduciary duties to the Corporation and violation of the CTTC Corporate Code of Conduct removed John B. Nano as a Director of the Corporation, in all capacities, for cause, consisting of violation of his fiduciary duties.  Details of these actions are outlined in Form 8-K filings with the SEC on September 13, 2010, and September 17, 2010.  Mr. Nano was previously the Chairman of the Board of Directors, President and Chief Executive Officer of CTTC.

On September 13, 2010, Mr. Nano brought an arbitration claim to the American Arbitration Association against CTTC.  Mr. Nano's employment contract with the Company had called for arbitration, which Mr. Nano had demanded to resolve this conflict.  Mr. Nano sought $750,000 that he claimed was owed under his contract and claimed that he had been terminated without cause.

On September 23, 2010 the Company was served notice that John B. Nano, CTTC's former Chairman, President and CEO had filed a Notice of Application for Prejudgment Remedy/Claim of $750,000 and an Application for an Order Pendente Lite claiming we had breached Mr. Nano’s employment contract with us.  The applications were filed in the State of Connecticut Superior Court in Bridgeport, CT.  In November 2010, the Company funded $750,000 as a Prejudgment Remedy held in escrow with the Company's counsel and has included this amount as restricted cash on the December 31, 2011 and December 31, 2010 balance sheets.  The Company did not believe it was liable to the former Chairman, President and CEO, believing he was terminated for cause.  The case proceeded through the arbitration process.  The initial arbitration hearing began in April 2011; additional hearing dates were held in May and June 2011.  In July 2011, each party submitted a summary limited in length stating their positions.

Prior to the conclusion of the arbitration hearings, the Company filed suit in Federal Court against the American Arbitration Association.  The Company requested a temporary restraining order to halt the arbitration, which was denied by the court.  The Company also requested a hearing before the court to review the arbitration proceedings.  In August 2011, the American Arbitration Association's assigned arbitrator gave award to the Company's former Chairman, President and CEO, despite the Company's strongly held belief that the Board of Directors properly exercised its reasonable discretion under the employment agreement in finding that the former executive engaged in willful misconduct and gross negligence and that the executive’s actions were cause for employment termination under the employment agreement and governing law.  The former executive had requested a payment of $750,000, which he believed was due under his employment agreement.  Following the notification of award, the former employee filed a motion with the State of Connecticut Superior Court in Bridgeport, CT to have the award confirmed.  CTTC followed with a motion to vacate the award.  A hearing on those two motions was held before a judge in October 2011.

In January 2012, the judge denied the Company's motion to vacate the arbitration award in favor of its former CEO John B. Nano and granted Mr. Nano's application to confirm the award.  Following the decision, CTTC settled all disputes with its former Chairman and CEO John B. Nano. Pursuant to the settlement, CTTC has released to Mr. Nano from escrow the $750,000 deposited by CTTC following Mr. Nano's application for a prejudgment remedy. CTTC paid an additional $25,000 as settlement of additional amounts of statutory interest.  These amounts ($775,000) had been accrued at December 31, 2011.  The settlement includes mutual general releases of any and all claims either party has or had against the other. The settlement agreement also includes a provision that neither CTTC nor Mr. Nano would disparage the other. Should any such disparagement occur and litigation ensue, they further agreed that the prevailing party would be entitled to recover its costs and expenses, including reasonable attorney's fees. CTTC's payments to Mr. Nano have been completed.

Unfair Trade Practices; U.S. District Court of Connecticut (Case completed) – In September 2011, the Company filed a complaint against an individual in U.S. District Court of Connecticut for (1) violation of the Connecticut Unfair Trade Practices Act, (2) tortious interference with business and economic expectancy, (3) libel and (4) injunctive relief.  The complaint noted that the individual named in the civil action has, for more than a year, engaged in a systematic campaign to destroy the Company's trades and business, interfere with the Company's expectations and contracts and libel the Company by disseminating materially false and libelous statements about the Company on message boards throughout the Internet and otherwise.  The Company sought punitive damages from the individual for his alleged unfair trade practices and wrongful interference with the Company's business.  The case was concluded in March 2012.  By the parties’ stipulation settling the matter, the defendant agreed to cease his posting any statements on the Internet or publishing any statements elsewhere, orally or in writing, concerning CTTC, CTTC’s officers, directors, and employees, the Calmare device, Marineo (the inventor of the Calmare device), or any other person or entity in connection with their purchase or use of the Calmare device.

Summary – We may be a party to other legal actions and proceedings from time to time.  We are unable to estimate legal expenses or losses we may incur, if any, or possible damages we may recover, and we have not recorded any potential judgment losses or proceeds in our financial statements to date, with the exception of the accrued expenses related to the Nano case, previously disclosed.  We record expenses in connection with these suits as incurred.

We believe that we carry adequate liability insurance, directors and officers insurance, casualty insurance, for owned or leased tangible assets, and other insurance as needed to cover us against potential and actual claims and lawsuits that occur in the ordinary course of our business.  However, an unfavorable resolution of any or all matters, and/or our incurrence of significant legal fees and other costs to defend or prosecute any of these actions and proceedings may, depending on the amount and timing, have a material adverse effect on our consolidated financial position, results of operations or cash flows in a particular period.

17.

RELATED PARTY TRANSACTIONS

Our board of directors determined that when a director's services are outside the normal duties of a director, we compensate the director at the rate of $1,000 per day, plus expenses, which is the same amount we pay a director for attending a one-day Board meeting.  We classify these amounts as consulting expenses, included in personnel and consulting expenses.

At December 31, 2012, $1,410,000 of the outstanding Notes were Notes payable to related parties; $1,310,000 to the chairman of our Board, Peter Brennan,  and $100,000 to another director, Stan Yarbro.  Subsequent to December 31, 2012, an additional $1,005,000 was borrowed from our chairman.  The terms and conditions are as defined in Note 12.  At December 31, 2011, $100,000 of the outstanding Notes were Notes payable to a related party, the chairman of our Board, Peter Brennan.

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current Assets:
Cash	$ 23,746	$ 74,322
Receivables, net of allowance of $101,154 at June 30, 2013, and December 31, 2012	17,050	216,365
Inventory, finished goods	4,348,220	4,360,156
Prepaid expenses and other current assets	60,964	78,727
Total current assets	4,449,980	4,729,570

Property and equipment, net	13,894	26,817
Security deposits	15,000	15,000
TOTAL ASSETS	$ 4,478,874	$ 4,771,387

Liabilities and Shareholders' Interest (Deficit)
Current Liabilities:
Accounts payable, general	$ 1,816,244	$ 1,806,346
Accounts payable, GEOMC	4,182,380	4,181,225
Accrued expenses and other liabilities	665,358	773,364
Notes payable	2,630,000	1,310,000
Deferred Revenue	8,000	9,600
Derivative liability	111,194	119,922
Preferred stock liability	375,000	375,000
Total current liabilities	9,788,176	8,575,457

Long Term Notes Payable	-	225,000
Total Liabilities	9,788,176	8,800,457

Commitments and Contingencies
Shareholders’ interest (deficit):
5% preferred stock, $25 par value, 35,920 shares authorized, 2,427 shares issued and outstanding	60,675	60,675
Series B preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	-	-
Series C convertible preferred stock, $1,000 par value, 750 shares authorized, 375 shares issued and outstanding	-	-
Common stock, $.01 par value, 40,000,000 shares authorized, 16,354,804 shares issued and outstanding at June 30, 2013 and 15,237,304 shares issued and outstanding at December 31, 2012 (see Note 12)	163,548	152,373
Capital in excess of par value	45,535,258	45,367,796
Accumulated deficit	(51,068,783)	(49,609,914)
Total shareholders’ interest (deficit)	(5,309,302)	$ (4,029,070)

TOTAL LIABILITIES AND SHAREHOLDERS' INTEREST (DEFICIT)	$ 4,478,874	$ 4,771,387

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended	Three months ended
	June 30, 2013	June 30, 2012
Revenue
Product sales	$ 136,100	$ 62,500
Cost of product sales	45,845	45,220
Gross profit from product sales	90,255	17,280

Other Revenue
Retained royalties	4,384	51,979
Other income	9,643	7,990
Total other revenue	14,027	59,969

Expenses

Selling expenses	35,758	94,318
Personnel and consulting expenses	278,732	502,195
General and administrative expenses	413,417	423,726
Interest expense	43,971	12,782
Unrealized loss (gain) on derivative instrument	9,439	(13,901)
Total Expenses	781,317	1,019,120

Income (loss) before income taxes	(677,035)	(941,871)
Provision (benefit) for income taxes	-	-

Net income (loss)	$ (677,035)	$ (941,871)

Basic income (loss) per share	$ (0.04)	$ (0.06)

Basic weighted average number of common shares outstanding:	16,146,013	14,691,180

Diluted income (loss) per share	$ (0.04)	$ (0.06)

Diluted weighted average number of common shares outstanding:	16,146,013	14,691,180

See accompanying notes

 COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	Six months ended	Six months ended
	June 30, 2013	June 30, 2012
Revenue
Product sales	$ 136,100	$ 392,246
Cost of product sales	65,193	195,791
Gross profit from product sales	70,907	196,455

Other Revenue
Retained royalties	17,760	64,382
Interest income	-	1,497
Other income	58,322	22,694
Total other revenue	76,082	88,573

Expenses

Selling expenses	103,933	181,258
Personnel and consulting expenses	619,739	833,565
General and administrative expenses	814,176	976,105
Interest expense	76,738	22,295
Unrealized loss (gain) on derivative instrument	(8,728)	8,883
Total Expenses	1,605,858	2,022,106

Income (loss) before income taxes	(1,458,869)	(1,737,076)
Provision (benefit) for income taxes	-	-

Net income (loss)	$ (1,458,869)	$ (1,737,076)

Basic income (loss) per share	$ (0.09)	$ (0.12)

Basic weighted average number of common shares outstanding:	15,868,892	14,802,436

Diluted income (loss) per share	$ (0.09)	$ (0.12)

Diluted weighted average number of common shares outstanding:	15,868,892	14,802,436

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Changes in Shareholders' Interest (Deficit)

For the Six Months Ended June 30, 2013

(Unaudited)

	Preferred Stock		Common Stock		Capital		Total
	Shares outstanding	Amount	Shares outstanding	Amount	in excess of par value	Accumulated deficit	shareholders’ interest (deficit)

Balance January 1, 2013	2,427	$ 60,675	15,237,304	$ 152,373	$ 45,367,796	$ (49,609,914)	$ (4,029,070)

Net income (loss)	-	-	-	-	-	(1,458,869)	(1,458,869)
Common shares issued into escrow (Note 12)	-	-	1,000,000	10,000	(10,000)	-	-
Common shares issued to settle accounts payable, general and accrued expenses	-	-	100,000	1,000	42,000	-	43,000
Common stock issued to directors	-	-	17,500	175	6,825	-	7,000

Stock option compensation expense	-	-	-	-	128,637		128,637

Balance June 30, 2013	2,427	$ 60,675	16,354,804	$ 163,548	$ 45,535,258	$ (51,068,783)	$ (5,309,302)

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended	Six months ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:

Net income (loss)	$ (1,458,869)	$ (1,737,076)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,859	7,454
Stock option compensation expense	128,637	138,630
Share-based compensation – common stock	7,000	-
Bad debt expense	5,000	-
Unrealized loss (gain) on derivative instrument	(8,728)	8,883
Changes in assets and liabilities:
Receivables	194,315	19,834
Restricted cash	-	750,000
Prepaid expenses and other current assets	60,763	(61,672)
Inventory	20,000	(220,000)
Accounts payable, accrued expenses and other liabilities	(96,953)	635,394
Deferred revenue	(1,600)	-
Net cash used in operating activities	(1,145,576)	(458,553)

Cash flows from investing activities:
Purchase of property and equipment	-	(19,740)

Cash used in investing activities	-	(19,740)

Cash flows from financing activities:
Proceeds from note payable	1,095,000	470,000

Cash provided by financing activities	1,095,000	470,000

Net decrease in cash	(50,576)	(8,293)

Cash at beginning of period	$ 74,322	$ 28,485

Cash at end of period	$ 23,746	$ 20,192

Supplemental Cash Flow Information:
Cash paid for interest	$ 12,011	$ 312

Supplemental disclosure of non-cash transactions:

During the six months ended June 30, 2013, the Company transferred a rental asset with a Net Book Value (NBV) of approximately $8,000 to inventory.

During May 2013, the Company issued 500,000 shares of its common stock into escrow, pending the completion of potential financing with a European investment group.

During March 2013, the Company issued 150,000 shares of its common stock into escrow, pending the completion of potential financing with a European investment group.

During March 2013, the Company issued 100,000 shares of its common stock at $0.43 per share for legal services.

During January 2013, the Company issued 350,000 shares of its common stock into escrow, pending the completion of potential financing with a European investment group.

During June 2012, the Company issued 120,000 common shares at $0.8333 per share to settle $3,178 of accrued liabilities and to prepay $96,822 in legal expenses.

During March 2012, the Company issued 100,000 common shares at $1.111 per share to settle $111,100 of accrued liabilities.

During February 2012, the Company issued 14,415 shares at $1.19 per share to settle $17,154 of accrued liabilities.

See accompanying notes

COMPETITIVE TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

Three and Six Months Ended June 30, 2013

1.

BASIS OF PRESENTATION

The interim condensed consolidated financial information presented in the accompanying condensed consolidated financial statements and notes hereto is unaudited.

Competitive Technologies, Inc. ("CTTC") and its majority-owned (56.1%) subsidiary, Vector Vision, Inc. ("VVI"), (collectively, "we" or "us") provide patent and technology licensing and commercialization services throughout the world, with concentrations in the U.S., Europe and Asia, with respect to a broad range of life and physical sciences, electronics, and nanotechnologies originally invented by individuals, corporations and universities.

These consolidated financial statements include the accounts of CTTC and VVI.  Inter-company accounts and transactions have been eliminated in consolidation.

We believe we made all adjustments necessary, consisting only of normal recurring adjustments, to present the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the U.S.  The results for the three and six months ended June 30, 2013 are not necessarily indicative of the results that can be expected for the next full fiscal year ending December 31, 2013.

The interim unaudited condensed consolidated financial statements and notes thereto, should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission ("SEC") on May 31, 2013.

During the three and six months ended June 30, 2013, we had a significant concentration of revenues from our Calmare® pain therapy medical device.  The percentages of gross revenue attributed to sales and rentals of Calmare® devices was 96% and 80% in the three and six months ended June 30, 2013, respectively; and 58% and 87% in the three and six months ended June 30, 2012, respectively.  Additionally, the percentage of gross revenue attributed to other Calmare related sales of equipment and training was 2 % and 1.5% in the three and six months ended June 30, 2013, respectively;  and 4% and 2.5% in the three and six months ended June 30, 2012, respectively.  We continue to attempt to expand our sales activities for the Calmare® device and expect the majority of our revenues to come from this technology for at least the next two years.  However, we continue to seek revenue from new or existing technologies or products to mitigate the concentration of revenues, and replace revenues from expiring licenses and patents on other technologies.

The Company has incurred operating losses since fiscal 2006.  The Company has taken steps to significantly reduce its operating expenses going forward and expects revenue from sales of Calmare® medical devices to grow.  However, even at the reduced spending levels, should the anticipated increase in revenue from sales of Calmare® devices not occur the Company may not have sufficient cash flow to fund operating expenses beyond the first quarter of 2014.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include adjustments to reflect the possible future effect of the recoverability and classification of assets or amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company's continuation as a going concern is dependent upon its developing recurring revenue streams sufficient to cover operating costs.  The company does not have any significant individual cash or capital requirements in the budget going forward.  If necessary, CTTC will meet anticipated operating cash requirements by further reducing costs, issuing debt and/or equity, and/or pursuing sales of certain assets and technologies while we pursue licensing and distribution opportunities for our remaining portfolio of technologies.  There can be no assurance that the Company will be successful in such efforts.  Failure to develop a recurring revenue stream sufficient to cover operating expenses would negatively affect the Company’s financial position.

Our liquidity requirements arise principally from our working capital needs, including funds needed to sell our current technologies and obtain new technologies or products, and protect and enforce our intellectual property rights, if necessary.  We fund our liquidity requirements with a combination of cash on hand, short and long term borrowing, sales of common stock and cash flows from operations, if any, including royalty legal awards.  At June 30, 2013, the Company had $2,630,000 of outstanding debt.

During 2011, the Company entered into a Factoring Agreement with Versant Funding, LLC ("Versant") to accelerate receivable collection and better manage cash flow.  Under the Factoring Agreement the Company had agreed to sell to Versant certain of the Company's accounts receivables.  For those accounts receivable the Company tendered to Versant and Versant chose to purchase, Versant agreed to advance 75% of the face value to the Company, and to submit a percentage of the remainder to the Company upon collection on the account.  The percentage is based on the time it takes Versant to collect on the account.  As part of the Factoring Agreement, the Company and Versant entered into a Security Agreement whereby the Company granted Versant a security interest in certain of the Company’s assets to secure the Company’s performance of the representations made with respect to the purchase of the accounts receivable.  During the fourth quarter of 2012, the Company ended its Factoring Agreement with Versant and entered into a new Factoring Agreement with LSQ Funding.  The new Factoring Agreement with LSQ Funding provides for an 85% advance of factored accounts, lower fees, a faster payout of both advances and balances due, and the possibility of over-advances.  At June 30, 2013, the Company had no factored accounts and had approximately $8,000 in its reserve account with LSQ.

Sales and rentals of our Calmare device and associated supplies continue to be the major source of revenue for the Company.  The Company initially acquired the exclusive, worldwide rights to the Scrambler Therapy® technology in 2007.  The Company's 2007 agreement with Giuseppe Marineo ("Marineo"), the inventor of Scrambler Therapy technology, and Delta Research and Development ("Delta"), authorized CTTC to manufacture and sell worldwide the device developed from the patented Scrambler Therapy technology; the territorial rights were modified in the July 2012 amendment discussed below.  The Scrambler Therapy technology is patented in Italy and in the U.S., effective in February 2013.  Applications for patents have been filed internationally as well and are pending approval.  The Calmare device has CE Mark certification from the European Union as well as U.S. FDA 510(k) clearance.

In July 2012, the Company negotiated a five-year extension to the agreement with Marineo and Delta.  That agreement had provided an initial five-year term expiring March 30, 2016, which has been extended to March 30, 2021.

The agreement with Marineo and Delta enabled the Company to establish an agreement with GEOMC Co., Ltd. ("GEOMC", formerly Daeyang E & C Co., Ltd.) of Seoul, South Korea, to manufacture the Calmare pain therapy medical device, based on Marineo's Scrambler Therapy technology.  This original GEOMC agreement is for a period of ten (10) years, through 2017, and outlines each company's specific financial obligations.

In negotiating the extension of its Agreement with Marineo and Delta, which was signed in July 2012, the Company agreed to focus its sales and marketing programs for the Calmare device primarily in the Western Hemisphere including the USA, Canada, Mexico and the countries of Central and South America, as well as Australia and New Zealand.  As opportunities arise for Calmare-related sales or distribution activities in countries outside the focus region, CTTC will coordinate with Marineo who will be managing such activities for the mutual benefit of the partners.  As agreed, Marineo has assumed, or is in the process of assuming, management responsibility for pre-existing distribution agreements for countries outside the focus region.

In 2010, the Company became its own distributor for the Calmare device in the U.S, contracting with commissioned sales representatives to sell devices.  During 2011 and 2012, the Company and its representatives developed plans to increase awareness of the Calmare device among critical medical specialties and began to implement those plans targeting specific customers and locations in fiscal 2012.  Over the past 30 months, the Company has entered into several sales agreements for the Calmare device, including sales to U.S. government entities within the U.S. Department of Defense and the U.S. Department of Veterans Affairs.  Sales to these physicians and medical practices and to others with whom the Company had existing sales agreements continue to generate revenue for the Company.

We record revenue from the sales of inventory when the terms of the sales arrangement are accepted by all parties including a fee that is fixed and determinable, delivery has occurred and our customer has taken title, and collectability is reasonably assured.  We are the primary obligor, responsible for delivering devices as well as for training our customers in the proper use of the device.  We deal directly with customers, setting pricing and providing training; work directly with the inventor of the technology to develop specifications and any changes thereto and to select and contract with manufacturing partners; and retain significant credit risk for amounts billed to customers.  Therefore, all product sales are recorded following a gross revenue methodology.

2.

NET INCOME (LOSS) PER COMMON SHARE

The following sets forth the denominator used in the calculations of basic net income (loss) per share and net income (loss) per share assuming dilution:

	Three months ended	Six months ended	Three months ended	Six months ended
	June 30, 2013	June 30, 2013	June 30, 2012	June 30, 2012
Denominator for basic net income (loss) per share, weighted average shares outstanding	16,146,013	15,868,892	14,691,180	14,802,436
Dilutive effect of common stock options	N/A	N/A	N/A	N/A
Dilutive Effect of Series C convertible preferred stock	N/A	N/A	N/A	N/A
Denominator for diluted net income (loss) per share, weighted average shares outstanding	16,146,013	15,868,892	14,691,180	14,802,436

Options to purchase 1,367,000 and 373,000 shares of our common stock outstanding at June 30, 2013, and 2012, respectively, were outstanding but not included in the computation of diluted net income (loss) per share because they were anti-dilutive.  The outstanding 375 shares of convertible preferred stock outstanding at June 30, 2013 and 2012, and $2,630,000, and $570,000 in convertible debt at June 30, 2013 and 2012, respectively, were not included in the computation of diluted net income (loss) per share because they were also anti-dilutive.

3.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

No new accounting pronouncements issued or effective during the quarter ended June 30, 2013 has had or is expected to have a material impact on the consolidated financial statements.

4.

RECEIVABLES

Receivables consist of the following:

	June 30, 2013	December 31, 2012
Calmare® Sales Receivable	$ 4,406	$ 212,774
Royalties, net of allowance of $101,154 at June 30, 2013 and December 31, 2012	-	-
LSQ Funding	8,659	-
Other	3,985	3,591
Total receivables	$ 17,050	$ 216,365

5.

AVAILABLE-FOR-SALE AND EQUITY SECURITIES

The fair value of the equity securities we held were categorized as available-for-sale securities, which were carried at a fair value of zero, consisted of shares in Security Innovation and Xion Pharmaceutical Corporation ("Xion").  We own 223,317 shares of stock in the privately held Security Innovation, an independent provider of secure software located in Wilmington, MA.

In September 2009 we announced the formation of a joint venture with Xion for the commercialization of our patented melanocortin analogues for treating sexual dysfunction and obesity.  CTTC currently owns 60 shares of common stock or 30% of the outstanding stock of privately held Xion.

6.

FAIR VALUE MEASUREMEMENTS

The Company measures fair value in accordance with Topic 820 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), "Fair Value Measurement" ("ASC 820"), which provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 -

Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2 -

Inputs to the valuation methodology include:

•

Quoted prices for similar assets or liabilities in active markets;

•

Quoted prices for identical or similar assets or liabilities in inactive markets;

•

Inputs other than quoted prices that are observable for the asset or liability;

•

Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 -

Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company values its derivative liability associated with the variable conversion feature on its Series C Convertible Preferred Stock (Note 12) based on the market price of its common stock.  For each reporting period the Company calculates the amount of potential common stock that the Series C Preferred Stock could convert into based on the conversion formula (incorporating market value of our common stock) and multiplies those converted shares by the market price of its common stock on that reporting date.  The total converted value is subtracted by the consideration paid to determine the fair value of the derivative liability.

The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value could result in a different fair value measurement at the reporting date.

The Company classified the derivative liability of $111,194 and $119,922 at June 30, 2013 and December 31, 2012, respectively, in Level 2 of the fair value hierarchy.

The carrying amounts reported in our Condensed Consolidated Balance Sheet for Cash, Accounts Receivable, Accounts Payable, Notes Payable, Accrued Expenses and Other Liabilities, Deferred Revenue, and Preferred Stock Liability approximate fair value due to the short-term maturity of those financial instruments.

7.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	June 30, 2013	December 31, 2012
Prepaid royalties	$ 25,000	$ -
Prepaid legal fees	15,000	46,813
Prepaid insurance	6,354	17,473
Prepaid stock listing fees	7,500	-
Other	7,110	14,441
Prepaid expenses and other current assets	$ 60,964	$ 78,727

8.

PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following:

	June 30, 2013	December 31, 2012
Property and equipment, gross	177,537	$ 189,633
Accumulated depreciation and amortization	(163,643)	(162,816)
Property and equipment, net	$ 13,894	$ 26,817

Depreciation and amortization expense was $2,523 and $4,859 during the three and six months ended June 30, 2013, and $3,990 and $7,454 for the three and six months ended June 30, 2012.

9.

ACCOUNTS PAYABLE, GENERAL

	June 30, 2013	December 31, 2012

Legal fees payable	$ 941,140	$ 930,353
Consulting fees payable	619,496	563,787
Directors fees and expenses payable	148,096	147,254
Audit/accounting fees payable	8,816	103,503
Patent fees payable	17,615	-
Marketing/PR/IR expenses payable	23,852	-
Public company expenses payable	17,103	-
Other payables	40,126	61,449
Accounts Payable, General	$ 1,816,244	$ 1,806,346

10.

ACCRUED EXPENSES AND OTHER LIABILITIES

	June 30, 2013	December 31, 2012
Royalties payable	$ 107,590	$ 182,052
Accrued audit fees payable	55,500	80,000
Over advance, factoring fees LSQ Funding	-	77,464
Commissions payable	3,687	48,722
Accrued interest payable	149,418	85,184
Accrued consulting fees	181,726	167,726
Accrued directors fees and expenses	50,718	-
Customer deposit	20,000	20,000
Other	96,719	112,216
Accrued expenses and other liabilities	$ 665,358	$ 773,364

11.

NOTES PAYABLE

In December 2011, the Company issued a 90-day note payable to borrow $100,000 from a director, now the chairman of our Board.  Additional notes payable were issued to the same individual in January 2012 ($100,000); in April 2012 ($100,000), in May 2012 ($25,000); in June 2012 ($20,000); in July 2012 ($325,000); in August 2012 ($50,000); in September 2012 ($15,000); in October 2012 ($165,000); in November 2012 ($130,000); in December 2012 ($280,000); in January 2013 ($190,000); in February 2013 ($115,000); in March 2013($200,000); in April 2013 ($320,000); in May 2013 ($230,000); and in June 2013 ($40,000).  The proceeds from these notes ($2,405,000) were used for general corporate purposes.  These notes have been extended several times.  A conversion feature was added to the Notes when they were extended, which allows for conversion of the eligible principal amounts to common stock at any time after the six month anniversary of the effective date (the date the funds are received) at a rate of $1.05 per share.  Additional terms have been added to all Notes to include additional interest payments to all Notes if extended beyond their original maturity dates and to provide the lender with a security interest in unencumbered inventory and intangible assets of the Company other than proceeds relating to the Calmare device and accounts receivable.  The full amount of principal and 6.00% simple interest per annum are now due in the quarter ended September 30, 2013.

In March 2012, the Company issued a 24-month convertible promissory note to borrow $100,000 for general corporate purposes.  Additional 24-month convertible promissory notes were issued in April 2012 ($25,000) and in June 2012 ($100,000).  Conversion of the eligible principal amounts to common stock is allowed at any time after the six month anniversary of the effective date of each note at a rate of $1.05 per share The full amount of principal was outstanding at June 30, 2013; 6.00% simple interest is payable monthly in advance; all of these notes are classified as short term, with due dates in March, April and June of 2014.

At June 30, 2013, $2,505,000 of the outstanding were Notes payable to related parties; $2,405,000 to the chairman of our Board and $100,000 to another director.  Subsequent to June 30, 2013, an additional $53,000 was borrowed from our chairman.  The terms and conditions are as noted above.

Subsequent to June 30, 2013, the Company entered into a securities purchase agreement with Tonaquint, Inc. under which Tonaquint, Inc. was issued a $112,500 convertible promissory note in consideration for $100,000.  The note is convertible at a conversion price of $0.30 per share at any time.  The note bears interest at 7% and is due in May 2014.  Tonaquint, Inc. was also issued a market-related warrant with a cashless exercise feature for the note value.

12.

SHAREHOLDERS’ INTEREST

Stock Option Plan

On May 2, 2011 the Company adopted and executed the Employees’ Directors’ and Consultants Stock Option Plan (the “Plan”).  During the three months ended March 31, 2013, the Company granted 50,000 options to non-employee directors which were fully vested upon issuance.  During the three months ended March 31, 2012, the Company granted 70,000 options to non-employee directors which were fully vested upon issuance.

During the three months ended March 31, 2013, the Company granted 1,000,000 options to our CEO.  As approved by the Board of Directors these options granted will vest over a four year period, with 200,000 options vesting upon issuance.  No options were granted to employees during the three and six months ended June 30, 2012.

During the three  months ended March 31, 2013 and 2012, the Board of Directors extended the expiration dates for all options previously granted to one and two, respectively, departing Board members in recognition for service.  Those options will expire per their original term specified in each individual option agreement, typically either 5 or 10 years from the date of granting, rather than expiring within the specified time period, typically 90 or 180 days following the Board members’ termination dates.  The Company considered the extension as a modification to the option agreements recording incremental compensation expense of $16,920 and $80,000 for the three months ended March 31, 2013 and 2012, respectively.

We estimated the fair value of each option on the grant date using a Black-Scholes option-pricing model with the following weighted average assumptions:

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Dividend yield (1)	0.00%	0.00%
Expected volatility (2)	99.2% - 100.3%	86.7% - 87.1%
Risk-free interest rates (3)	0.63%	0.89%
Expected lives (2)	2.0-4.0 YEARS	5 YEARS

(1)

We have not paid cash dividends on our common stock since 1981, and currently do not have plans to pay or declare cash dividends. Consequently, we used an expected dividend rate of zero for the valuations.

(2)

Estimated based on our historical experience. Volatility was based on historical experience over a period equivalent to the expected life in years.

(3)

Based on the U.S. Treasury constant maturity interest rate with a term consistent with the expected life of the options granted.

During the three and six months ended June 30, 2013, the Company recognized expense of $0 and $14,250 for stock options issued to directors and expense of $17,200 and $97,467 for stock options issued to our CEO.  During the three and six months ended June 30, 2012, the Company recognized expense of $0 and $58,630, for stock options issued to directors.  No stock options were issued to directors or employees during the three months ended June 30, 2012.

Preferred Stock

Holders of 5% preferred stock are entitled to receive, if, as, and when declared by the Board of Directors, out of funds legally available therefore, preferential non-cumulative dividends at the rate of $1.25 per share per annum, payable quarterly, before any dividends may be declared or paid upon or other distribution made in respect of any share of common stock.  The 5% preferred stock is redeemable, in whole at any time or in part from time to time, on 30 days' notice, at the option of the Company, at a redemption price of $25.  In the event of voluntary or involuntary liquidation, the holders of preferred stock are entitled to $25 per share in cash before any distribution of assets can be made to holders of common stock.

Each share of 5% preferred stock is entitled to one vote.  Holders of 5% preferred stock have no preemptive or conversion rights.  The preferred stock is not registered to be publicly traded.

At its December 2, 2010 meeting, the CTTC Board of Directors declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.01, of the Company (the “Common Shares”).  The dividend is payable to holders of record as of the close of business on December 2, 2010 (the “Record Date”).  Issuance of the dividend may be triggered by an investor purchasing more than 20% of the outstanding shares of common stock.  This shareholder rights plan and the subsequent authorization of 20,000 shares of Class B Preferred

Stock were announced with a Form 8-K filing on December 15, 2010, following CTTC's finalization of the Rights Agreement with CTTC's Rights Agent, American Stock Transfer & Trust Company, LLC.  The Rights Agreement was filed with the December 15, 2010, Form 8-K.  It is intended to provide the CTTC Board of Directors with time for proper valuation of the Company should other entities attempt to purchase a controlling interest of CTTC shares.

On December 15, 2010 the Company issued a $400,000 promissory note.  The promissory note was scheduled to mature on December 31, 2012 with an annual interest rate of 5%.

On December 15, 2010, the Company's Board of Directors authorized the issuance of 750 shares of Series C Convertible Preferred Stock ($1,000 par value) with a 5% cumulative dividend to William R. Waters, Ltd. of Canada.  On December 30, 2010, 750 shares were issued.  The Company converted a $400,000 promissory note into 400 shares and received cash of $350,000 for the remaining 350 shares.  These transactions were necessitated to replenish the Company's operating cash which had been drawn down by the $750,000 cash collateral previously posted by CTTC in a prejudgment remedy action styled John B. Nano v. Competitive Technologies, Inc., Docket No. CV10 5029318 (Superior Court, Bridgeport, CT), see Note 13 below for details.

On June 17, 2011, William R. Waters, Ltd. of Canada, advised the Company of its intent to convert one half of its Series C Convertible Preferred Stock, 375 shares, to common stock, with a conversion date of June 16, 2011.  On July 14, 2011, American Stock Transfer & Trust Company was asked to issue the certificate for 315,126 shares of CTTC common stock.  In accordance with the conversion rights detailed below, the conversion price for these shares was $1.19, which is 85% of the mid-point of the last bid price ($1.35) and the last ask price ($1.45) on June 16, 2011, the agreed upon conversion date.

The rights of the Series C Convertible Preferred Stock are as follows:

Dividend rights – The shares of Series C Convertible Preferred Stock accrue a 5% cumulative dividend on a quarterly basis and is payable on the last day of each fiscal quarter when declared by the Company’s Board.  As of June 30, 2013, dividends declared were $56,247, of which $4,675 and $9,298 were declared during the three months and six ended June 30, 2013, respectively, and $37,500 have not been paid and are shown in accrued and other liabilities at June 30, 2013.

Voting rights – Holders of these shares of Series C Convertible Preferred Stock shall have voting rights equivalent to 1,000 votes per $1,000 par value Series C Convertible Preferred share voted together with the shares of common stock

Liquidation rights – Upon any liquidation these Series C Convertible Preferred Stock shares shall be treated as equivalent to shares of Common stock to which they are convertible.

Redemption rights – The redemption rights were associated with the $750,000 that had been held in escrow by the Company in the event that the funds were released and returned to the company.  However, the funds were withdrawn from escrow and paid out in accordance with the settlement agreement (see Note 13 for details).  Therefore the redemption rights no longer apply to the remaining Series C Convertible Preferred Stock.

Conversion rights – Holder has right to convert each share of Series C Convertible Preferred Stock at any time into shares of the Company's common stock at a conversion price for each share of common stock equal to 85% of the lower of (1) the closing market price at the date of notice of conversion or (2) the mid-point of the last bid price and the last ask price on the date of the notice of conversion.  The variable conversion feature creates an embedded derivative that was bifurcated from the Series C Convertible Preferred Stock on the date of issuance and was recorded at fair value.  The derivative liability will be recorded at fair value on each reporting date with any change recorded in the Statement of Operations as an unrealized gain (loss) on derivative instrument.

On the date of conversion of the 375 shares of Series C Convertible Preferred Stock the Company calculated the value of the derivative liability to be $81,933.  Upon conversion, the $81,933 derivative liability was reclassified to equity.

The Company recorded a convertible preferred stock derivative liability of $111,194 and $119,922, associated with the 375 shares of Series C Convertible Preferred Stock outstanding at June 30, 2013, and December 31, 2012, respectively.

The Company has classified the Series C Convertible Preferred Stock as a liability at June 30, 2013 and December 31, 2012 because the variable conversion feature may require the Company to settle the conversion in a variable number of its common shares.

Common Stock

During the six months ended June 30, 2013, the Company entered into an Equity Purchase Agreement with Southridge Partners II, L.P. (“Southridge”).  Under the terms of the Purchase Agreement, which was filed with the SEC on February 26, 2013, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares").  During the two year term of the Purchase Agreement, the Company may at any time in its sole discretion deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares.  Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares.  Subject to certain restrictions, the purchase price for the Shares shall be equal to ninety percent of the lowest closing bid price for the Company's common stock during the ten-day trading period immediately after the Shares specified in the Put Notice are delivered to Southridge.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding.  Additionally, Southridge may not execute any short sales of the Company's common stock.

During the six months ended June 30, 2013, the Company has issued 1,000,000 shares of its common stock into escrow, pending the completion of potential financing with a European investment group.

During the six months ended June 30, 2013, the Company negotiated a Liabilities Purchase Agreement with Southridge Partners II, LP.  This agreement takes advantage of a provision in the Securities Act of 1933, Section 3(a)(10), that allows the exchange of claims, securities, or property for stock when the arrangement is approved for fairness by a court proceeding.  The process, if approved by the court, has the potential to eliminate about $2 million of our financial obligations to existing creditors. There can be no assurance that CTTC will be successful in completing this process with Southridge.

13.

CONTRACTURAL OBLIGATIONS AND CONTINGENCIES

As of June 30, 2013, CTTC and its majority owned subsidiary, VVI, have remaining obligations, contingent upon receipt of certain revenues, to repay up to $165,701 and $198,655, respectively, in consideration of grant funding received in 1994 and 1995.  CTTC recorded $87 and $0 expense reducing that obligation in the six months ended June 30, 2013 and June 30, 2012, respectively.  CTTC also is obligated to pay at the rate of 7.5% of its revenues, if any, from transferring rights to certain inventions supported by the grant funds.  VVI is obligated to pay at rates of 1.5% of its net sales of supported products or 15% of its revenues from licensing supported products, if any.  We recognized $680 and $817 of these obligations during the six months ended June 30, 2013 and June 30, 2012, respectively.

We have engaged R.F. Lafferty & Co. to seek an acquisition partner from a limited number of companies for our nanoparticle bone biomaterial patents, among other assets and/or securities.  The Company would pay Lafferty a 10% finder's fee in the event an acquisition partner is found, which Management has deemed to be an immaterial and contingent obligation.

In November 2010, the Company entered into a three-year operating lease office spaces.  The obligations are significantly less than the previous lease, averaging $70,000 per year for the three-year term.

Since the existing lease expires on November 30, 2013, and renewal is currently being negotiated, at June 30, 2013, there were no future minimum rental payments required under operating leases with initial or remaining non-cancelable lease terms in excess of one year.  The future minimum rental payments required under operating leases with remaining non-cancelable lease terms less than one year were approximately $30,000 at June 30, 2013.

In January 2011, the Company entered into a two-year lease effective February 1, 2011 for additional office space for the sales and training staff in Charlotte, NC.  Obligations under this lease averaged $27,000 per year for the two-year term.  The Company closed that office in July 2012 and closed out the lease, agreeing to forfeit the security deposit and pay the landlord a fee of $15,000 of which $9,000 remains unpaid at June 30, 2013.

Carolina Liquid Chemistries Corporation, et al. (Case pending) – On August 29, 2005, we filed a complaint against Carolina Liquid Chemistries Corporation ("Carolina Liquid") in the United States District Court for the District of Colorado, alleging patent infringement of our patent covering homocysteine assays, and seeking monetary damages, punitive damages, attorneys’ fees, court costs and other remuneration at the option of the court.  As we became aware of other infringers, we amended our complaint to add as defendants Catch, Inc. ("Catch") and the Diazyme Laboratories Division of General Atomics ("Diazyme").  On September 6, 2006, Diazyme filed for declaratory judgment in the Southern District of California for a change in venue and a declaration of non-infringement and invalidity.  On September 12, 2006, the District Court in Colorado ruled that both Catch and Diazyme be added as defendants to the Carolina Liquid case.

On October 23, 2006, Diazyme requested the United States Patent and Trademark Office (the "USPTO") to re-evaluate the validity of our patent and this request was granted by the USPTO on December 14, 2006.  On July 30, 2009, the U.S. Patent and Trademark Office’s Board of Patent Appeals and Interferences (“BPAI”) upheld the homocysteine patent.  In September 2008, the examiner had denied the patent, but that denial was overruled by the BPAI.  While the examiner had appealed that BPAI decision, delaying further action, that appeal was also denied by the BPAI on December 13, 2010.  In June 2011, the examiner once again appealed the BPAI decision, was again denied.  In addition to responding to this new appeal, the Company had petitioned the Director of the USPTO to help expedite further action on the case within the USPTO, which was to have been handled with special dispatch according to USPTO requirements for handling reexamination proceedings of patents involved in litigation.

On March 13, 2012, the USPTO issued the Ex Parte Reexamination Certificate confirming the patentability of claims examined.  The company has begun collecting unpaid amounts from various obligated companies.

Employment matters – former employee (case pends) – In September 2003, a former employee filed a whistleblower complaint with OSHA alleging that the employee had been terminated for engaging in conduct protected under the Sarbanes Oxley Act of 2002 (SOX).  In February 2005, OSHA found probable cause to support the employee’s complaint and the Secretary of Labor ordered reinstatement and back wages since the date of termination and CTCC requested de novo review and a hearing before an administrative law judge (“ALJ”).  In July 2005, after the close of the hearing on CTTC’s appeal, the U.S. district court for Connecticut enforced the Secretary’s preliminary order of reinstatement and back pay under threat of contempt and the company rehired the employee with back pay.

On October 5, 2005, the ALJ who conducted the hearing on CTTC’s appeal of the OSHA findings ruled in CTTC’s favor and recommended dismissal of the employee’s complaint.  Although the employee abandoned his position upon notice of the ALJ’s decision, he nevertheless filed a request for review by the DOL Administrative Review Board ("ARB").

In May 2006, the U.S. Court of Appeals for the Second Circuit vacated the order of the district court enforcing the Secretary’s preliminary order of reinstatement and back pay.  The employee also filed a new SOX retaliation complaint with OSHA based on alleged black listing action by CTTC following his termination.  OSHA dismissed the complaint and the employee filed a request for a hearing by an administrative law judge. Ultimately, the employee voluntarily dismissed the appeal.

In March 2008, the ARB issued an order of remand in the employee’s appeal of the October 2005 dismissal of his termination complaint, directing the ALJ to clarify her analysis utilizing the burden-shifting standard articulated by the ARB.  In January 2009, the ALJ issued a revised decision again recommending dismissal and once again the employee appealed the ruling to the ARB.  On September 30, 2011, the ARB issued a final decision and order affirming the ALJ’s decision on remand and dismissing the employee’s complaint.  The employee has appealed the ARB's decision before the U.S. Court of Appeals for the Second Circuit which has ordered the employee to file his opening brief by May 31, 2012.  Response briefs by the Solicitor's Office of the U.S. Department of Labor and CTTC were submitted in August 2012.  In March 2013, the U.S Court of Appeals for the Second Circuit upheld the ARB’s decision dismissing the former employee’s complaint and denied the employee’s appeal from that order.  In April 2013, the Second Circuit terminated proceedings in that court.

John B. Nano vs. Competitive Technologies, Inc. - Arbitration (case completed) – On September 3, 2010, the Board of Directors of CTTC found cause consisting of violation of fiduciary duties to the Corporation and violation of the CTTC Corporate Code of Conduct and removed John B. Nano as an Officer of the Corporation, in all capacities.  On September 13, 2010, the Board of Directors also found cause consisting of violation of fiduciary duties to the Corporation and violation of the CTTC Corporate Code of Conduct removed John B. Nano as a Director of the Corporation, in all capacities, for cause, consisting of violation of his fiduciary duties.  Details of these actions are outlined in Form 8-K filings with the SEC on September 13, 2010, and September 17, 2010.  Mr. Nano was previously the Chairman of the Board of Directors, President and Chief Executive Officer of CTTC.

On September 13, 2010, Mr. Nano brought an arbitration claim to the American Arbitration Association against CTTC.  Mr. Nano's employment contract with the Company had called for arbitration, which Mr. Nano had demanded to resolve this conflict.  Mr. Nano sought $750,000 that he claimed was owed under his contract and claimed that he had been terminated without cause.

On September 23, 2010 the Company was served notice that John B. Nano, CTTC's former Chairman, President and CEO had filed a Notice of Application for Prejudgment Remedy/Claim of $750,000 and an Application for an Order Pendente Lite claiming we had breached Mr. Nano’s employment contract with us.  The applications were filed in the State of Connecticut Superior Court in Bridgeport, CT.  In November 2010, the Company funded $750,000 as a Prejudgment Remedy held in escrow with the Company's counsel and has included this amount as restricted cash on the December 31, 2011 and December 31, 2010 balance sheets.  The Company did not believe it was liable to the former Chairman, President and CEO, believing he was terminated for cause.  The case proceeded through the arbitration process.  The initial arbitration hearing began in April 2011; additional hearing dates were held in May and June 2011.  In July 2011, each party submitted a summary limited in length stating their positions.

Prior to the conclusion of the arbitration hearings, the Company filed suit in Federal Court against the American Arbitration Association.  The Company requested a temporary restraining order to halt the arbitration, which was denied by the court.  The Company also requested a hearing before the court to review the arbitration proceedings.  In August 2011, the American Arbitration Association's assigned arbitrator gave award to the Company's former Chairman, President and CEO, despite the Company's strongly held belief that the Board of Directors properly exercised its reasonable discretion under the employment agreement in finding that the former executive engaged in willful misconduct and gross negligence and that the executive’s actions were cause for employment termination under the employment agreement and governing law.  The former executive had requested a payment of $750,000, which he believed was due under his employment agreement.  Following the notification of award, the former employee filed a motion with the State of Connecticut Superior Court in Bridgeport, CT to have the award confirmed.  CTTC followed with a motion to vacate the award.  A hearing on those two motions was held before a judge in October 2011.

In January 2012, the judge denied the Company's motion to vacate the arbitration award in favor of its former CEO John B. Nano and granted Mr. Nano's application to confirm the award.  Following the decision, CTTC settled all disputes with its former Chairman and CEO, John B. Nano. Pursuant to the settlement, CTTC has released to Mr. Nano from escrow the $750,000 deposited by CTTC following Mr. Nano's application for a prejudgment remedy. CTTC paid an additional $25,000 as settlement of additional amounts of statutory interest.  These amounts ($775,000) had been accrued at December 31, 2011.  The settlement includes mutual general releases of any and all claims either party has or had against the other. The settlement agreement also includes a provision that neither CTTC nor Mr. Nano would disparage the other. Should any such disparagement occur and litigation ensue, they further agreed that the prevailing party would be entitled to recover its costs and expenses, including reasonable attorney's fees. CTTC's payments to Mr. Nano were completed in the quarter ended March 31, 2012.

Summary – We may be a party to other legal actions and proceedings from time to time.  We are unable to estimate legal expenses or losses we may incur, if any, or possible damages we may recover, and have not recorded any potential judgment losses or proceeds in our financial statements to date, with the exception of the accrued expenses related to the Nano case, previously disclosed.  We record expenses in connection with these suits as incurred.

We believe we carry adequate liability insurance, directors and officers insurance, casualty insurance, for owned or leased tangible assets, and other insurance as needed to cover us against potential and actual claims and lawsuits that occur in the ordinary course of our business.  However, an unfavorable resolution of any or all matters, and/or our incurrence of significant legal fees and other costs to defend or prosecute any of these actions and proceedings may, depending on the amount and timing, have a material adverse effect on our consolidated financial position, results of operations or cash flows in a particular period.

14.

RELATED PARTY TRANSACTIONS

Our board of directors determined that when a director's services are outside the normal duties of a director, we compensate the director at the rate of $1,000 per day, plus expenses, which is the same amount we pay a director for attending a one-day Board meeting.  We classify these amounts as consulting expenses, included in personnel and consulting expenses.

At June 30, 2013, $2,505,000 of the outstanding were Notes payable to related parties; $2,405,000 to the chairman of our Board and $100,000 to another director.  Subsequent to June 30, 2013, an additional $53,000 was borrowed from our chairman.  The terms and conditions are as described in Note 11.  At December 31, 2012, $1,310,000 of the outstanding Notes were Notes payable to a related party, the chairman of our Board, and $100,000 to another director.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-Looking Statements

Statements about our future expectations are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance.  When used in herein, the words "may," "will," "should," "anticipate," "believe," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements.  These statements involve risks and uncertainties inherent in our business, including those set forth in Item 1A under the caption "Risk Factors," in our most recent Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission ("SEC") on May 31, 2013, and other filings with the SEC, and are subject to change at any time.  Our actual results could differ materially from these forward-looking statements.  We undertake no obligation to update publicly any forward-looking statement.

Our securities are deemed to be “penny stock” within the meaning of Rule 3a51-1.  Accordingly, we may not rely on the safe harbors for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, codified as Section 27A of the Securities Act of 1934 and Section 21E of the Securities Exchange Act of 1934.

Overview

Competitive Technologies, Inc. ("CTTC") was incorporated in Delaware in 1971, succeeding an Illinois corporation incorporated in 1968.  CTTC and its subsidiary (collectively, "we," "our," or "us"), provide distribution, patent and technology transfer, sales and licensing services focusing on the needs of our customers, matching those requirements with commercially viable technology or product solutions.  We develop relationships with universities, companies, inventors and patent or intellectual property holders to obtain the rights or a license to their intellectual property (collectively, the "technology" or "technologies"), or to their product.  They become our clients, for whom we find markets to sell or further develop or distribute their technology or product.  We also develop relationships with those who have a need or use for technologies or products.  They become our customers, usually through a license or sublicense, distribution agreement, or sales contract.

We earn revenue in two ways: retained royalties from licensing our clients' and our own technologies to our customer licensees, and sales of finished products.  We record revenue when the terms of the sales arrangement are accepted by all parties including a fee that is fixed and determinable, delivery has occurred and our customer has taken title, and collectability is reasonably assured.

Sales of our Calmare device continue to be the major source of revenue for the Company.  The Company initially acquired the exclusive, worldwide rights to the Scrambler Therapy® technology in 2007.  The Company's 2007 agreement with Giuseppe Marineo ("Marineo"), the inventor of Scrambler Therapy technology, and Delta Research and Development ("Delta"), authorized CTTC to manufacture and sell worldwide the device developed from the patented Scrambler Therapy technology; the territorial rights were modified in the July 2012 amendment discussed below.  The Scrambler Therapy technology is patented in Italy and in the U.S., effective in February 2013.  Applications for patents have been filed internationally as well and are pending approval.  The Calmare device has CE Mark certification from the European Union as well as U.S. FDA 510(k) clearance.

In July 2012, the Company negotiated a five-year extension to the agreement with Marineo and Delta.  That agreement had provided an initial five-year term expiring March 30, 2016, which has been extended to March 30, 2021.

The agreement with Marineo and Delta enabled the Company to establish an agreement with GEOMC Co., Ltd. ("GEOMC", formerly Daeyang E & C Co., Ltd.) of Seoul, South Korea, to manufacture the Calmare pain therapy medical device, based on Marineo's Scrambler Therapy technology.  This original GEOMC agreement is for a period of ten (10) years, through 2017, and outlines each company's specific financial obligations.

In negotiating the extension of its Agreement with Marineo and Delta, which was signed in July 2012, the Company agreed to focus its sales and marketing programs for the Calmare device primarily in the Western Hemisphere including the USA, Canada, Mexico and the countries of Central and South America, as well as Australia and New Zealand.  As opportunities arise for Calmare-related sales or distribution activities in countries outside the focus region, CTTC will coordinate with Marineo who will be managing such activities for the mutual benefit of the partners.  As agreed, Marineo has assumed, or is in the process of assuming, management responsibility for pre-existing distribution agreements for countries outside the focus region.

In 2010, the Company became its own distributor for the Calmare device in the U.S, contracting with commissioned sales representatives to sell devices.  During 2011 and 2012, the Company and its representatives developed plans to increase awareness of the Calmare device among critical medical specialties and began to implement those plans targeting specific customers and locations in fiscal 2012.  Over the past 30 months, the Company has entered into several sales agreements for the Calmare device, including sales to U.S. government entities within the U.S. Department of Defense and the U.S. Department of Veterans Affairs.  Sales to these physicians and medical practices and to others with whom the Company had existing sales agreements continue to generate revenue for the Company.

Presentation

We rounded all amounts in this Item 2 to the nearest thousand dollars. Certain amounts may not total precisely.

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our financial condition and results of operations.  This discussion and analysis should be read in conjunction with our Consolidated Financial Statements and Notes thereto.

Results of Operations - 2012 vs. 2011

Summary of Results

We incurred a net loss of $3,004,000 or $0.20 per share per basic and diluted share for 2012, compared to a net loss of $3,596,000 or $0.26 per share per basic and diluted share for 2011.  As explained in detail below, the net loss reflects a decrease of $2,375,000 in gross revenue, a decrease of $1,318,000 in gross profit from product sales and a decrease in other expenses of $1,869,000.

Revenue and Gross Profit from Sales

Revenue from product sales:  In 2012, we recorded $913,000 in revenue from the sale and shipment of 12 (1 internationally, 11 domestic) Calmare pain therapy medical devices; with a cost of product sales of $366,000. We recorded $3,329,000 in revenue from the sale and shipment of 101 (71 internationally, 30 domestic) Calmare pain therapy medical devices; with a cost of product sales of $1,464,000 in 2011.

Fifty-three of the 101 medical devices sold in 2011 represent the sale to a new distributor of units the Company had brought back into inventory during the five-month transition period ended December 31, 2010, following the cancellation of an earlier distribution agreement.

Other Revenue

Retained royalties for 2012 were $106,000 as compared to $47,000 reported in 2011, an increase of $59,000 or 126%, due largely to the recording of royalty revenue from one technology.

Gain on sale of rental assets for 2011, $35,000 was recorded for the conversion of a rental contract for one Calmare device into an outright sale of the device.  There were no such conversions of rental contracts to device sales in 2012.

Other income for 2012 was $51,000, including payments for training and the sale of supplies such as electrodes and cables for use with our Calmare devices ($18,000) ,  rental income ($32,000) from customers who were renting Calmare pain therapy medical devices from us and interest income ($1,000).  In 2011, other income from these sources totaled $35,000; $19,000 for training and sales of supplies and $16,000 for rental income.

Other expenses

	2012	2011	Increase (Decrease)	% Increase (Decrease)
Selling Expenses	$ 391,000	$ 518,000	$ (127,000)	(25)
Personnel and consulting expenses	1,420,000	1,605,000	(185,000)	(12)
General and administrative expenses	1,750,000	3,409,000	(1,659,000)	(49)
Bad debt expense (recovery)	10,000	(7,000)	17,000	243
Interest expense	83,000	36,000	47,000	130
Unrealized loss on derivative instrument	54,000	16,000	38,000	238
Total other expenses	$ 3,708,000	$ 5,577,000	$ (1,869,000)	(34)

Total other expenses decreased $1,869,000 in 2012 or 34% over fiscal 2011.

Selling expenses decreased a net $127,000 in 2012 compared to 2011.  The decrease was primarily due to a decrease of $70,000 in commission expenses, reflecting decreased sales of the Calmare device; a decrease of $74,000 in domestic patent legal expenses due to reduced activity regarding the unresolved homocysteine patent dispute as well as reduced activity related to the joint venture with XION Corporation to develop melanocortin technologies, offset by an increase of $50,000 in patent and translation fees related to working with the inventor of the Calmare® device.  In addition, in 2011 a liability ($33,000) for the sale of video compression patents at auction was recorded; that liability did not recur in 2012.

Personnel and consulting expenses decreased $185,000 in fiscal 2012, as compared with fiscal 2011.  Personnel and related benefit expenses were lower ($328,000), reflecting a reduction in the staff size from seven (7) at the end of December 31, 2011 to four (4) at May 31, 2012, and five (5) at year end, offset slightly by the November 1, 2012 hire of a new CEO.  Consulting expenses were higher in 2012 ($143,000), due to the use of consultants for international sales management services and consulting services related to insurance reimbursement -- both public and private -- for patient treatments with our Calmare medical device.

General and administrative expenses decreased a net $1,659,000 or 49% in fiscal 2012 as compared to fiscal 2011.  This reduction reflected increased corporate litigation expenses ($89,000) related to increased activity on the OSHA case pursued by a former employee; increased directors’ stock option compensation ($87,000) primarily due to the stock option expense related to the modification of option agreements for former directors; increased financing charges ($56,000) related to stock listings and factoring agreements; increased taxes and miscellaneous fees ($14,000); increased directors’ travel-related expenses ($7,000); increased liability insurance for officers and directors ($4,000) and others ($12,000); and higher equipment rental expense ($3,000).  The increases were offset by reductions in legal fees for litigation ($1,469,000), primarily for the case involving the former CEO which was closed in January of 2012; reductions in marketing expenses ($106,000) since expenses incurred in 2011 for International trade shows, making a promotional video and marketing rebates to customers did not recur in 2012; reduced corporate legal expenses reflecting the 2011 expenses for a case involving false information postings to stock message boards and for legal responses to SEC inquiries which did not recur in 2012 ($92,000); reduced travel ($64,000) with fewer employees traveling; reduced audit and tax preparation expense ($60,000); reduced postage and delivery expenses ($38,000); reduced supplies and equipment expenses ($34,000); reduced directors’ fees ($30,000) due to fewer meetings and modifications to the compensation schedule; reduced dues, fees and maintenance expenses ($20,000); reduced directors’ stock compensation expense ($4,000); reduced investor and public relations expenses ($4,000), and other miscellaneous reductions ($10,000).

Bad debt expense consisted of $10,000 related to waiving of repayment of a travel advance for a former employee in 2012.  In 2011, $7,000 of bad debt expense from a prior year was recovered.

Interest expense was greater in 2012 ($83,000) than in 2011($36,000) due to promissory notes that did not exist in fiscal.

Unrealized loss on derivative instruments The variable conversion feature related to the Company’s Series C Convertible Preferred Stock (“Series C”) creates an embedded derivative that is required to be recorded at fair value at each reporting period.  During the year ended December 31, 2012, the Company recorded a $54,000 loss related to the embedded derivative’s change in fair value as compared to the $16,000 loss in 2011.

In current and prior years, we generated significant federal and state income and alternative minimum tax ("AMT") losses, and these net operating losses ("NOLs") were carried forward for income tax purposes to be used against future taxable income.  In the year ended December 31, 2012 and in the year ended December 31, 2011, we incurred a loss but did not record a benefit since the benefit was fully reserved (see below).

The NOLs are an asset to us if we can use them to offset or reduce future taxable income and therefore reduce the amount of both federal and state income taxes to be paid in future years.  Previously, since we were incurring losses and could not be sure that we would have future taxable income to be able to use the benefit of our NOLs, we recorded a valuation allowance against the asset, reducing its book value to zero.  In fiscal 2012 and fiscal 2011, the benefit from our net loss was offset completely by a valuation allowance recorded against the asset.  We did not show a benefit for income taxes.  We will reverse the valuation allowance or portions thereof when we determine it is more likely than not that our NOL’s will be utilized.  We have substantial federal and state NOLs and to use against future regular taxable income.  In addition, we can use our NOLs to reduce our future AMT liability.  A significant portion of the remaining NOLs at December 31, 2012, approximately $4,196,000, was derived from income tax deductions related to the stock options exercises.  The tax effect of these deductions will be credited against capital in excess of par value at the time they are utilized for book purposes, and not credited to income.  We will never receive a benefit for these NOLs in our statement of operations.

At December 31, 2012 and December 31, 2011 we had no unrecognized tax benefits.

Results of Operations – Three months ended June 30, 2013 vs. three months ended June 30, 2012

Summary of Results

We incurred a net loss of $677,000 or $0.04 per basic and diluted share for the three months ended June 30, 2013, compared to a net loss of $942,000 or $0.06 per basic and diluted share for the three months ended June 30, 2012.  As explained in detail below, the net loss reflects an increase of $28,000 in gross revenue, an increase of $73,000 in gross profit from product sales and a decrease in other expenses of $238,000.

Revenue and Gross Profit from Sales

Revenue from product sales:  In the three months ended June 30, 2013, we recorded $136,000 in revenue from the sale and shipment of 2 Calmare® pain therapy medical devices, with a cost of product sales of $46,000.  In the three months ended June 30, 2012, we recorded $63,000 in revenue from the sale and shipment of one Calmare® pain therapy medical devices; with a cost of product sales of $45,000.

Other Revenue

Retained royalties for the three months ended June 30, 2013 were $4,000, which was $48,000 or 92% less than the $52,000 of retained royalties reported in the three months ended June 30, 2012.  The 2012 amount included the receipt of a $40,000 royalty payment received for 2011 which was greater than our original estimates.

Other income for the three months ended June 30, 2013, was $10,000, including payments for training and the sale of supplies such as electrodes and cables for use with our Calmare® devices ($2,000) and rental income ($8,000) from customers who were renting Calmare® pain therapy medical devices from us.  In the three months ended June 30, 2012, other income was $8,000, including payments for the sale of supplies such as electrodes and cables for use with our Calmare® devices ($5,000) and rental income ($3,000) from customers who were renting Calmare® pain therapy medical devices from us.

Expenses

Total expenses were $781,000 in the three months ended June 30, 2013, compared to $1,019,000 in the three months ended June 30, 2012, a decrease of $238,000 or 23%.

Selling expenses were $36,000 in three months ended June 30, 2013, compared to $94,000 in the three months ended June 30, 2012.  The decrease of $58,000 reflects an increase of $16,000 in commission expenses due to the sale of an additional Calmare® device in 2013, which was offset by a decrease of $9,000 in domestic patent legal expenses as well as a decrease of $14,000 in foreign patent legal expenses related to the joint venture with XION Corporation to develop the melanocortin technologies combined with a decrease of $51,000 in patent and translation fees related to working with the inventor of the Calmare® device resulting from the transfer of the contractual obligation to pay patent costs back to the inventor.

Personnel and consulting expenses were $279,000 in the three months ended June 30, 2013, as compared to $502,000 in the three months ended June 30, 2012, a decrease of $223,000 or 44%.  Personnel related expenses were $218,000 in the three months ended June 30, 2013, as compared to $146,000 in the three months ended June 30, 2012, an increase of $72,000 primarily due to the addition of a new CEO in November 2012, as well as the expense during the three months ended June 30, 2013 ($17,000) related to the granting of 1,000,000 options to our CEO during the three months ended March 31, 2013.  No options were granted to employees in 2012.  The increased personnel related expenses were offset by reductions in consulting fees ($295,000), primarily due to the termination of services related to obtaining private insurance and Medicare reimbursement approval for our Calmare medical device ($178,000) as well as the termination of the contract for the Managing Director for International Business Development ($77,000); in addition, the management services fees for our former contracted CEO ($30,000) were discontinued when the employee CEO was hired in November 2012.

General and administrative expenses were $413,000 in the three months ended June 30, 2013, a decrease of $11,000 from $424,000 in the three months ended June 30, 2012

The change reflects increases in travel expenses ($26,000) due primarily to the increased travel of the new CEO during the quarter, offset by reductions due to the departure of one nurse trainer in the three months ended June 30, 2012; increases in directors fees and expenses, including liability insurance ($8,000); increased investor and public relations expenses ($3,000); increased investment banking expenses ($3,000); increased corporate legal expenses ($3,000); increased audit and tax services fees ($6,000) both related to the timing of activities; increased marketing expenses ($7,000) and increases in postage and delivery supply expenses ($5,000).  These increases were offset by reductions in legal fees associated with litigation ($38,000); rent and associated expenses due to closing the North Carolina office during 2012 ($7,000); proxy and annual meeting expenses, due to reductions in the contracted services ($8,000); financing charges ($7,000); miscellaneous expenses, banking fees, miscellaneous taxes and other fees ($4,000); depreciation expense ($1,000); and a decrease in bad debt expense due to expenses related to a former employee which were incurred in the three months ended June 30, 2012 and did not recur in 2013 ($7,000).

Interest expense was $44,000 in the three months ended June 30, 2013, compared to $13,000 in the three months ended June 30, 2012, an increase of $31,000 due to an increase in the use of debt financing.

Unrealized loss on derivative instrument of $9,000 in three months ended June 30, 2013 as compared to the $14,000 gain recorded in the three months ended June 30, 2012, reflects the difference in the portion of the Class C Preferred stock which is based on changes in the price of the Company’s common shares at the end of each period (see Note 12 for details).

Results of Operations – Six months ended June 30, 2013 vs. six months ended June 30, 2012

Summary of Results

We incurred a net loss of $1,459,000 or $0.09 per basic and diluted share for the six months ended June 30, 2013, compared to a net loss of $1,737,000 or $0.12 per basic and diluted share for the six months ended June 30, 2012.  As explained in detail below, the net loss reflects a decrease of $269,000 in gross revenue, a decrease of $126,000 in gross profit from product sales and a decrease in other expenses of $416,000.

Revenue and Gross Profit from Sales

Revenue from product sales:  In the six months ended June 30, 2013, we recorded $136,000 in revenue from the sale and shipment of 2 Calmare® pain therapy medical devices, with a cost of product sales of $65,000.  In the six months ended June 30, 2012, we recorded $392,000 in revenue from the sale and shipment of seven Calmare® pain therapy medical devices; with a cost of product sales of $196,000.

Other Revenue

Retained royalties for the six months ended June 30, 2013 were $18,000, which was $46,000 or 72% less than the $64,000 of retained royalties reported in the six months ended June 30, 2012.  . The 2012 amount included the receipt of a $40,000 royalty payment received for 2011 which was greater than our original estimates.

Other income for the six months ended June 30, 2013, was $58,000, including payments for training and the sale of supplies such as electrodes and cables for use with our Calmare® devices ($4,000) and rental income ($16,000) from customers who were renting Calmare® pain therapy medical devices from us.  In addition, we received a one-time payment from one of our insurance companies for its conversion to a stock insurance company ($38,000). In the six months ended June 30, 2012, other income was $23,000, including payments for training and the sale of supplies such as electrodes and cables for use with our Calmare® devices ($12,000) and rental income ($11,000) from customers who were renting Calmare® pain therapy medical devices from us.

Expenses

Total expenses were $1,606,000 in the six months ended June 30, 2013, compared to $2,022,000 in the six months ended June 30, 2012, a decrease of $416,000 or 21%.

Selling expenses were $104,000 in six months ended June 30, 2013, compared to $181,000 in the six months ended June 30, 2012.  The decrease of $77,000 reflects a decrease of $13,000 in domestic patent legal expenses offset by an increase of $2,000 in foreign patent legal expenses related to the joint venture with XION Corporation to develop the melanocortin technologies combined with a decrease of $22,000 in commission expenses due to fewer sales of Calmare® devices and a decrease of $44,000 in patent and translation fees related to working with the inventor of the Calmare® device resulting from the transfer of the contractual obligation to pay patent costs back to the inventor.

Personnel and consulting expenses were $620,000 in the six months ended June 30, 2013, as compared to $834,000 in the six months ended June 30, 2012, a decrease of $214,000 or 26%.  Personnel related expenses were $503,000 in the six months ended June 30, 2013, as compared to $333,000 in the quarter ended June 30, 2012, an increase of $170,000 primarily due to the addition of a new employee CEO in 2013, as well as the expense related to the granting of 1,000,000 options, 20% of which vested immediately, to our CEO during the six months ended June 30, 2013 ($97,000).  No options were granted to employees in 2012.  The increased personnel related expenses were offset by reductions in consulting fees ($384,000), primarily due to the termination of services related to obtaining private insurance and Medicare reimbursement approval for our Calmare medical device ($202,000) as well as the termination of the contract for the Managing Director for International Business Development ($111,000); in addition, the management services fees for our former contracted CEO ($62,000) were discontinued when the employee CEO was hired in November 2012, and other consultant’s fees were reduced due to reduced scope of work ($9,000).

General and administrative expenses were $814,000 in the six months ended June 30, 2013, a decrease of $162,000 from $976,000 in the six months ended June 30, 2012.

The change reflects decreases in legal fees associated with litigation ($72,000), decreased corporate legal expenses ($10,000); decreases in directors' fees and expenses ($110,000), primarily due the lower stock option expense reflecting a lower stock price and lower fees and expenses due to fewer meetings offset by higher liability insurance expenses; decreases in marketing expenses ($8,000); decreases in rent and associated expenses due to closing the North Carolina office during 2012 ($17,000); decreases in proxy and annual meeting expenses, due to reductions in the contracted services ($13,000); decreased financing charges ($5,000); decreases in maintenance expenses, banking fees, dues and subscription expenses, property tax expenses ($9,000); a reduction in depreciation expense ($3,000); and a decrease in bad debt expense ($2,000) due to expenses related to a former employee which were incurred in the three months ended June 30, 2012 which were offset by writing off the unpaid balance of a commission advance to a former contracted salesman in 2013.  The decreases were offset by increase in travel expenses ($39,000) due primarily to the increased travel of the new CEO during the quarter, offset by reductions due to the departure of one nurse trainer in the three months ended June 30, 2012; increased investment banking expenses ($17,000); increased audit and tax services fees ($15,000) related to the timing of activities; increased investor and public relations expenses ($9,000); increased insurance expenses ($3,000); increases in miscellaneous expenses, postage fees, miscellaneous taxes and other fees ($4,000)

Interest expense was $77,000 in the six months ended June 30, 2013, compared to $22,000 in the six months ended June 30, 2012, an increase of $55,000 due to an increase in the use of debt financing.

Unrealized gain on derivative instrument of $9,000 in six months ended June 30, 2013 as compared to the $9,000 loss recorded in the six months ended June 30, 2012, reflects the difference in the portion of the Class C Preferred stock which is based on changes in the price of the Company’s common shares at the end of each period (see Note 12 for details).

Financial Condition and Liquidity

Our liquidity requirements arise principally from our working capital needs, including funds needed to find and market new or existing technologies or products, and protect and enforce our intellectual property rights, if necessary.  We fund our liquidity requirements with a combination of cash on hand and cash flows from operations, if any, including royalty legal awards, short term debt, and sales of common stock.  At June 30, 2013, we had outstanding debt in the form of promissory notes totaling $2,630,000.

During fiscal 2011, the Company entered into a Factoring Agreement with Versant Funding, LLC ("Versant") to accelerate receivable collection and better manage cash flow.  Under the Factoring Agreement the Company had agreed to sell to Versant certain of the Company's accounts receivables.  For those accounts receivable the Company tendered to Versant and Versant chose to purchase, Versant agreed to advance 75% of the face value to the Company, and to submit a percentage of the remainder to the Company upon collection on the account.  The percentage is based on the time it takes Versant to collect on the account.  As part of the Factoring Agreement, the Company and Versant entered into a Security Agreement whereby the Company granted Versant a security interest in certain of the Company’s assets to secure the Company’s performance of the representations made with respect to the purchase of the accounts receivable.  During the fourth quarter of 2012, the Company ended its Factoring Agreement with Versant and entered into a new Factoring Agreement with LSQ Funding.  The Factoring Agreement with LSQ Funding provides for an 85% advance of factored accounts, lower fees, a faster payout of both advances and balances due, and the possibility of over-advances.  At June 30, 2013, the Company had no factored accounts.

Our future cash requirements depend on many factors, including results of our operations and marketing efforts, results and costs of our legal proceedings, and our equity financing.  To achieve and sustain profitability, we must increase the number of distributors for our products, broaden the base of technologies for distribution, license technologies with sufficient current and long-term revenue streams, and add new licenses.  Obtaining rights to new technologies, granting rights to licensees and distributors, enforcing intellectual property rights, and collecting revenue are subject to many factors, some of which are beyond our control.  Although we cannot be certain that we will be successful in these efforts, we believe the combination of our cash on hand and revenue from executing our strategic plan will be sufficient to meet our obligations of current and anticipated operating cash requirements.

In fiscal 2010, the Company incorporated revenue from the sale of inventory into its revenue stream.  That source of revenue is expected to continue as sales of its Calmare® pain therapy medical device continue to expand and other products are added to the Company's portfolio of technologies.

At June 30, 2013, the Company's balance sheet showed cash of $24,000.  This is compared to $74,000 cash at December 31, 2012.  The net loss of $1,459,000 for the six months ended June 30, 2013 contained non-cash inflow of $137,000 and net cash inflow related to changes in assets and liabilities of $176,000, resulting in cash used in operations of $1,146,000.  During the six-month period ending June 30, 2013, the Company issued notes payable to borrow $1,095,000.

We currently have the benefit of using a portion of our accumulated NOLs to eliminate any future regular federal and state income tax liabilities.  We will continue to receive this benefit until we have utilized all of our NOLs, federal and state.  However, we cannot determine when and if we will be profitable enough to utilize the benefit of the remaining NOLs before they expire.

Going Concern

The Company has incurred operating losses since fiscal 2006.  During the three and six month periods ended June 30, 2013 and June 30, 2012, we had a significant concentration of revenues from our Calmare® pain therapy medical device technology.  We continue to seek revenue from new and existing technologies or products to mitigate the concentration of revenues, and replace revenues from expiring licenses on other technologies.

Although we have taken steps to significantly reduce operating expenses going forward, even at these reduced spending levels, should the anticipated increase in revenue from sales of Calmare® medical devices and other technologies not occur, the Company may not have sufficient cash flow to fund operating expenses beyond the first quarter of 2014.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company's continuation as a going concern is dependent upon its developing recurring revenue streams sufficient to cover operating costs.  The company does not have any significant individual cash or capital requirements in the budget going forward.  During the transitional period ended December 31, 2010, the Company undertook a major reduction of its operating expenses through staff reductions and reduced office space costs.  If necessary, the Company will meet anticipated operating cash requirements by further reducing costs, issuing debt and /or equity, and / or pursuing sales of certain assets and technologies while we pursue licensing and distribution opportunities for our remaining portfolio of technologies.  There can be no assurance that the Company will be successful in such efforts.  Failure to develop a recurring revenue stream sufficient to cover operating expenses would negatively affect the Company’s financial position.

Debt Financing

In December 2011, the Company issued a 90-day note payable to borrow $100,000 from a director, now the chairman of our Board.  Additional notes payable were issued to the same individual in January 2012 ($100,000); in April 2012 ($100,000), in May 2012 ($25,000); in June 2012 ($20,000); in July 2012 ($325,000); in August 2012 ($50,000); in September 2012 ($15,000); in October 2012 ($165,000); in November 2012 ($130,000); in December 2012 ($280,000); in January 2013 ($.190,000); in February 2013 ($115,000); in March 2013($200,000); in April 2013 ($320,000); in May 2013 ($230,000); and in June 2013 ($40,000).  The proceeds from these notes ($2,405,000) were used for general corporate purposes.  These notes have been extended several times.  A conversion feature was added to the Notes when they were extended, which allows for conversion of the eligible principal amounts to common stock at any time after the six month anniversary of the effective date (the date the funds are received) at a rate of $1.05 per share.  Additional terms have been added to all Notes to include additional interest payments to all Notes if extended beyond their original maturity dates and to provide the lender with a security interest in unencumbered inventory and intangible assets of the Company other than proceeds relating to the Calmare device and accounts receivable.  The full amount of principal and 6.00% simple interest per annum are now due in the quarter ended September 30, 2013.

In March 2012, the Company issued a 24-month convertible promissory note to borrow $100,000 for general corporate purposes.  Additional 24-month convertible promissory notes were issued in April 2012 ($25,000) and in June 2012 ($100,000).  Conversion of the eligible principal amounts to common stock is allowed at any time after the six month anniversary of the effective date of each note at a rate of $1.05 per share The full amount of principal was outstanding at June 30, 2013; 6.00% simple interest is payable monthly in advance; all of these notes are classified as short term, with due dates in March, April and June of 2014.

At June 30, 2013, $2,505,000 of the outstanding were Notes payable to related parties; $2,405,000 to the chairman of our Board and $100,000 to another director.  Subsequent to June 30, 2013, an additional $53,000 was borrowed from our chairman.  The terms and conditions are as noted above.

Subsequent to June 30, 2013, the Company entered into a securities purchase agreement with Tonaquint, Inc. under which Tonaquint, Inc. was issued a $112,500 convertible promissory note in consideration for $100,000.  The note is convertible at a conversion price of $0.30 per share at any time.  The note bears interest at 7% and is due in May 2014.  Tonaquint, Inc. was also issued a market-related warrant with a cashless exercise feature for the note value.

Capital requirements

We continue to seek revenue from new technology licenses to mitigate the concentration of revenue, and replace revenue from expiring licenses.  We have created a new business model for appropriate technologies that allows us to move beyond our usual royalty arrangement and share in the profits of distribution.

All purchases under $1,000 are expensed.  We expect capital expenditures to be less than $50,000 in 2013.

Contractual Obligations and Contingencies

In November 2010, the Company entered into a three-year operating lease office spaces.  The obligations are significantly less than the previous lease, averaging $70,000 per year for the three-year term.  The existing lease expires on November 30, 2013 and renewal is currently being negotiated, at June 30, 2013.  The future minimum rental payments required under operating leases with remaining non-cancelable lease terms less than one year were approximately $30,000 for 2013.

In January 2011, the Company entered into a two-year lease effective February 1, 2011 for additional office space for the sales and training staff in Charlotte, NC.  Obligations under this lease averaged $27,000 per year for the two-year term.  The Company closed that office in July 2012 and closed out the lease, agreeing to forfeit the security deposit and pay the landlord a fee of $15,000 of which $9,000 remains unpaid at June 30, 2013.

Contingencies.  Our directors, officers, employees and agents may claim indemnification in certain circumstances.  We seek to limit and reduce our potential financial obligations for indemnification by carrying directors’ and officers’ liability insurance, subject to deductibles.

We also carry liability insurance, casualty insurance, for owned or leased tangible assets, and other insurance as needed to cover us against claims and lawsuits that occur in the ordinary course of business.

Many of our license and service agreements provide that upfront license fees, license fees and/or royalties we receive are applied against amounts that our clients or we have incurred for patent application, prosecution, issuance and maintenance costs.  If we incur such costs, we expense them as incurred, and reduce our expense if we are reimbursed from future fees and/or royalties we receive.  If the reimbursement belongs to our client, we record no revenue or expense.

We have engaged R.F. Lafferty & Co. to seek an acquisition partner from a limited number of companies for our nano particle bone biomaterial patents, among other assets and/or securities.  The Company would pay Lafferty a 10% finder's fee in the event an acquisition partner is found, which Management has deemed to be an immaterial and contingent obligation.

As of June 30, 2013, CTTC and its majority-owned subsidiary, VVI, have remaining obligations, contingent upon receipt of certain revenue, to repay up to $165,701 and $198,655, respectively, in consideration of grant funding received in 1994 and 1995.  CTTC recorded $87 and $0 expense reducing that obligation in the six months ended June 30, 2013 and June 30, 2012, respectively.  CTTC also is obligated to pay at the rate of 7.5% of its revenues, if any, from transferring rights to certain inventions supported by the grant funds.  VVI is obligated to pay at rates of 1.5% of its net sales of supported products or 15% of its revenues from licensing supported products, if any.  We recognized $680 and $817 of these obligations during the six months ended June 30, 2013 and June 30, 2012, respectively.

Critical Accounting Estimates

There have been no significant changes in our accounting estimates described under the caption “Critical Accounting Estimates” included in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual report on Form 10-K for the year ended December 31, 2012.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and principal offices and positions of our current directors, executive officers, and persons we consider to be significant employees.  The Board of Directors elects our executive officers annually.  Our directors serve one-year terms or until their successors are elected, qualified and accept their positions.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  There are no family relationships or understandings between any of the directors and executive officers.  In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Officer	Age	Position
Peter Brennan	58	Chairman of the Board of Directors
Rustin R. Howard	56	Director
Stanley K. Yarbro, Ph.D.	63	Director
Robert G. Moussa	66	Director
Carl O’Connell	49	Chief Executive Officer and Director
Johnnie D. Johnson	75	Chief Financial Officer

Peter Brennan., 58, has been a director of our company since June 2011.  Peter Brennan, MBA, CFA is a New York based investor who has worked over 30 years in the investment management business as an analyst and portfolio manager.

In 2004 Mr. Brennan founded Damel Investors LLC, a private partnership which invests in small technology companies. Since 2005 Mr. Brennan has been a director and a member of the audit committee of Sonomax Technologies Inc., a Montreal based hearing healthcare company.  Mr. Brennan received his MBA from the University of Chicago in 1979 and his BA from Haverford College in 1977.  He is a member and past Chairman of the Corporate Governance Committee of the New York Society of Security Analysts and received the 2001 Volunteer of the Year award from the NYSSA.  Mr. Brennan was a member of the US Advocacy Committee of the CFA Institute and was a founding member of the Capital Markets Policy Council of the CFA Institute for Market Integrity, the global advocacy committee of the CFA Institute.

We believe Mr. Brennan’s qualifications to serve on our Board of Directors include expertise in working with small medical device companies as well as his experience in the investment community and as an investor in the pharmaceutical, medical device and health care industries.

Rustin R. Howard, 56, has been a director of our company since October 2007.  Mr. Howard is the Chairman of DeepGulf, Inc., which builds underwater pipelines and associated facilities in deep and ultra-deep offshore oil and gas production fields.  Additionally, he is a principal of Whitesand Investments LLC, an angel investment organization, and a co-owner and officer of Silver Bullet Technology.  Silver Bullet Technology, where he has been primarily responsible for corporate and financial oversight as well as strategic planning, manufactures and sells software for the banking and payment processing industry.  In 1990, he founded and served as CEO and Chairman of Phyton, Inc., a world leader in the use of proprietary plant cell fermentation technology, including the production of paclitaxel, the active ingredient of Bristol-Myers Squibb's multi-billion dollar anticancer drug, Taxol®.  Phyton was sold to DFB Pharmaceuticals, Inc. in 2003.  Previously, Mr. Howard served as president and CEO of BioWorks Inc., a biotechnology company he founded to develop, produce, and sell products that replace chemical pesticides.  Mr. Howard earned his MBA from Cornell University's Johnson Graduate School of Management, where he focused his studies on entrepreneurship, and managing innovation and technology.

We believe Mr. Howard’s qualifications to serve on our Board of Directors include his expertise in biotechnology and product development as well as his experience in technology and high-growth business development.

Robert G. Moussa, 66, has been a director of our company since January 2012.  Robert Moussa currently serves as Chairman, President, and Chief Executive Officer of Dilon Diagnostics, having spent more than 30 years in the healthcare field. In addition to his role at Dilon, he has held a number of senior positions at both Sherwood Medical Industries and Mallinckrodt Medical. Mr. Moussa has extensive experience launching new products in the diagnostic, nuclear medicine and medical device markets.

Before joining Dilon Technologies, Inc., Mr. Moussa served as President and Chief Executive Officer of Robert Moussa & Associates, a consulting firm serving the pharmaceutical, biotechnology and healthcare industries. Prior to founding this firm, he served in a variety of executive positions with Mallinckrodt, Inc., St. Louis, Missouri, a $2.4 billion healthcare and chemical company. Mr. Moussa's most recent assignment at Mallinckrodt was President - International, a position he held from 1995 through 1997. Previously he served as President and Chief Executive Officer - Mallinckrodt Medical, Inc., Mallinckrodt's largest business unit with over $1 billion dollars in revenues (1992-1996). Before joining Mallinckrodt Medical in 1992, Mr. Moussa served as Mallinckrodt, Inc.'s Group Vice President - International Medical Products, Vice President and General Manager - Medical Products Europe, General Manager of Critical Care, Director of Business Operations and General Sales Manager. Prior to joining Mallinckrodt, Mr. Moussa held a number of positions during the period 1969 through 1976 with Sherwood Medical, United Kingdom, most recently as Director of Marketing.  Mr. Moussa received his Baccalaureate from the Collge du Sacre-Cur, Beirut, Lebanon, in 1966 and his Bachelor of Science in Business Administration from Ealing University, London, England, in 1969. He has also completed executive seminars at the University of California at Berkley, the Aspen Institute, the Wharton Executive School and the Center for Creative Leadership.

We believe Mr. Moussa’s qualifications to serve on our Board of Directors include his expertise in biotechnology and medical devices and his years of experience as a senior executive in leading companies the pharmaceutical and health care industries.

Carl D. O’Connell, 49, has been a director of our Company since January 2013, having served as President and Chief Executive Officer since November 2012.  Mr. O’Connell has 30 years of experience in the healthcare field and 20 years as a leader in the medical device arena. Prior to joining Competitive Technologies Mr. O’Connell held executive positions for top global medical device and Fortune 500 companies. He recently served as President and CEO for the US Healthcare Division MedSurg for ITOCHU, a Japanese conglomerate, Vice President of Global Marketing for Stryker Spine, and President of Carl Zeiss Surgical, the market leader in optical digital solutions for Neurosurgery, Spine, Ophthalmology, ENT and Dentistry.

We believe Mr. O’Connell’s qualifications to serve on our Board of Directors include his proven track record in commercializing medical technologies as well as building effective and profitable sales and distribution organizations.

Stanley K. Yarbro, Ph.D., 63, has been a director of our Company since March 2012.  Stan Yarbro has extensive experience in market development of high technology solutions to a worldwide customer base. He recently retired as Executive Vice President, Worldwide Field Operations, for Varian Semiconductor Equipment Associates, a position he had held since 2004. Prior to Varian, Dr. Yarbro served in various executive capacities at KLA-Tencor Corporation, in the semi-conductor industry. He currently serves on the boards of FSI International and Carbon Design Innovations and has previously served on the boards of Electrogas, Inc. and Molecular Imaging where he worked closely with the organizations to develop and improve sales and marketing strategies.  Dr. Yarbro holds a Ph.D. in Analytical Chemistry from Georgia Institute of Technology and a B.S.in Chemistry from Wake Forest University.

We believe Mr. Yarbro qualifications to serve on our Board of Directors include his expertise in technology and high-growth business development.

Johnnie D. Johnson, 75, has been the Company’s Chief Financial Officer since September 3, 2010.  After obtaining his BS in Business and Accounting from University of Findlay in 1960 and his MBA from Bowling Green University in 1976, Mr. Johnson went to work with the original Marathon Oil Company (a Fortune 40 company) in 1960, where he remained until Marathon was acquired by USX in 1982.  At Marathon, Mr. Johnson undertook numerous positions, including Auditor, Controller, and finally Assistant to the President and CEO where he was responsible for investor relations, crude oil trading, liaison activities with other operation components of Marathon and merger/acquisition coordination. While at Marathon Oil, he was singled out by Institutional Investor magazine as one of the foremost practitioners of investor relations in the US.  From 1982 to 1986, after its acquisition of Marathon, Mr. Johnson joined USX (formerly US Steel and a Fortune 20 company), where as Assistant Corporate Comptroller he was responsible for investor relations and strategic planning.  From 1986 until 1991, Mr. Johnson was Managing Director of Georgeson & Co., Inc., an investor relations, proxy solicitation and shareholder analysis firm with 160 employees. Mr. Johnson served as chairman and CEO for seven years of Johnnie D. Johnson & Co., an investor relations firm from 1991 to 1998, serving over 150 clients. Most recently, Mr. Johnson has assisted the company in his role as Chief Executive Officer of Corporate IR Services, LLC (previously Strategic IR, Inc.), beginning in 1998 through present.  Mr. Johnson is a graduate of Harvard's Advanced Management Program, and was previously a licensed CPA.

Mr. Johnson has been highly active within the investor relations community, having served as chairman of both the National Investor Relations Institute (NIRI) and the NIRI foundation, as well as president of the Petroleum Investor Relations Association. He is a member of the Investor Relations Association, and a former member of NIRI and the American Institute of CPAs. His publications include,  "Establishing  the  Investor  Relations  Function," in The Handbook of Investor  Relations,  edited  by  Donald R. Nichols, 1989, Dow Jones-Irwin, and, "Investor  Relations: A Marketing Function," in Experts in Action: Inside Public Relations, 2nd ed., edited by C. Burger, 1989, Longman Inc.  In addition, he has lectured extensively in the US, Europe and Asia on the subjects of investor relations and financial statement analysis.

Legal and Disciplinary History

Other than as noted, no officer, director or control person of the Company has been the subject of:

1.

A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

2.

The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

3.

A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

4.

The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

EXECUTIVE COMPENSATION.

Compensation Discussion and Analysis

We have a standing compensation committee on our Board.  Our President, or in the absence of a president, our Chief Executive Officer, makes recommendations to the committee as to employee benefit programs and officer and employee compensation.

Annual Base Salary.  The base salary for our President and Chief Executive Officer was set in the offer letter presented to him in October 2012, and which was filed with the U.S. Securities and Exchange Commission as Exhibit 10.1 of the Form 8-K filed on October 31, 2012.

Mr. Johnson served until October 31, 2012, as Chief Executive Officer and Chief Financial Officer of the Company, per an amended consulting agreement with IR Services, LLC, a Connecticut company of which Mr. Johnson is managing member.  Prior to September 2010, IR Services, LLC had a consulting agreement with CTTC to provide CTTC with managerial advice, investor relations services and public relations services.  In September 2010, the Consulting Agreement was amended to include the provision of management services, specifically that of Chief Executive Officer.  Per the amended Agreement, CTTC paid IR Services, LLC an additional $5,000 per month for the management services of Mr. Johnson, in addition to the $20,000 monthly fee for the aforementioned services still provided under the original agreement.  On November 1, 2012, the amendment was terminated and the parties reverted to the original consulting agreement, under which Mr. Johnson continues to serve as CFO.

Incentive Stock Options.  Our President and Chief Executive Officer received 1,000,000 incentive stock options effective February 1, 2013, as set out in the offer letter presented to him in October 2012, and which was filed with the U.S. Securities and Exchange Commission as Exhibit 10.1 of the Form 8-K filed on October 31, 2012.  The stock options vest over a five-year period.

Annual Cash Bonus.  In addition to the competitive annual base salary, we intend to reward executive officers each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts and achieving research and regulatory milestones, and more subjective goals, such as quality of management performance and consistency of effort. CTTC's objectives include operating, strategic and financial goals the board considers critical to CTTC’s overall goal of building shareholder value. Our recommendations for cash bonuses also take into account CTTC’s liquidity and capital resources in any given year.

Because CTTC did not meet its financial goals for the fiscal year and because of other concerns, the Compensation Committee of the Board of Directors determined not to award cash bonuses to any executive officers or to any employees for the fiscal year ended December 31, 2012.

The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered by the 3 highest paid ($100,000 or more) employees that served during the year ended December 31, 2012, the year ended December 31, 2011, and the five months ended December 31, 2010.

Name and Principal Position	Period	Salary	Bonus	Option Awards	All Other Compensation	Total
Former Executive Officer:
John B. Nano (1) Chairman of the Board of Directors, President and Chief Executive Officer, Interim Chief Financial Officer	Five months ended December 31, 2010	$ 33,654		-	$ 122,805(2)	$ 156,459

Name and Principal Position	Period	Salary	Bonus	Option Awards	All Other Compensation	Total
Next Highest Paid Employees
Aris D. Despo (3) Executive Vice	Year ended December 31, 2011	$ 236,754	$ 29,600			266,354
President – Business Development	Five months ended December 31, 2010	$ 88,847			$ 38,461(5)	127,308
Laurie Murphy Accounting Manager	Year ended December 31, 2012	104,172	-	-		104,172
	Year ended December 31, 2011	106,652	25,000(5)			131,652
Donna Mays(6) Manager, Administrative Services	Year ended December 31, 2011	78,846	25,000(5)			103,846

(1)

Mr. Nano left the Company in September 2010.  Mr. Nano's salary did not include any additional compensation for serving as Chairman of the Board.

(2)

Includes $104,346.17 deferred salary, $12,115.39 unused vacation and $6,343.15 car allowance; beginning in January 2009, Mr. Nano began deferring one half his salary until the company was in a stronger cash flow position.  All deferred wages for Mr. Nano were paid upon his termination from the Company in September 2010.

(3)

Mr. Despo left the Company in January 2012.

(4)

Represents $38,461 of deferred salary; beginning in January 2009, Mr. Despo began deferring a portion of his salary until the company was in a stronger cash flow position.

(5)

Represents retention bonuses paid to certain employees during restructuring.

(6)

Ms. Mays did not earn more than $100,000 in 2012.

Grants of Plan Based Awards

There were no grants of plan-based awards during fiscal 2012 or 2011.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Price	Option Expiration Date
Laurie Murphy	10,000	-	2.25	9/28/17
	5,000	-	2.33	8/18/16
	2,500	-	5.34	10/17/15
	3,000	-	3.72	8/12/14
	1,500	-	1.95	10/31/13
Donna Mays	10,000	-	2.25	9/28/17
	5,000	-	2.33	8/18/16
	2,500	-	5.34	10/17/15
	3,000	-	3.72	8/12/14
	3,000	-	1.95	10/31/13

(1)

Option awards under our 1997 Employees Stock Option Plan.

Option Exercises During Fiscal Year 2012

There were no options exercised by employees during the year ended December 31, 2012.

Employment, Severance and Change of Control Arrangements

None

Other Arrangements

401(k) Retirement Savings Plan

We have an employee defined contribution plan qualified under section 401(k) of the Internal Revenue Code for all our employees who have attained the age of 21 and meet certain service requirements.  The Plan has been in effect since January 1, 1997.  Participation in the Plan is voluntary.  Employees may defer compensation up to a specific dollar amount determined by the Internal Revenue Service for each calendar year.  We do not make matching contributions, and employees are not allowed to invest in our stock under the Plan.

Our directors may authorize a discretionary contribution to the Plan, allocated according to the provisions of the Plan, and payable in shares of our common stock valued as of the date the shares are contributed.  No contributions were authorized in the year ended December 31, 2012.

Annual Incentive Plan

The Competitive Technologies, Inc. Annual Incentive Plan was approved by our Board on November 22, 2005, replacing a prior plan.  The Compensation Committee administers the Incentive Plan.  The Compensation Committee may suspend or amend the Incentive Plan at any time from time to time, and the Board may terminate the Incentive Plan.

The Incentive Plan provides for eligible employees to earn an annual bonus incentive in cash.  The targeted annual bonus incentive award is a percentage of the participant’s salary earned during the plan year, as defined in the Incentive Plan, and is comprised of two parts, 50% of which is dependent upon attainment of financial performance metrics that serve as our company wide goals and objectives and are set at the beginning of the year, the Company Component; and 50% of which is dependent upon the individual’s performance compared to each individual’s pre-established goals and objectives, the Individual Component.  If our financial performance is less than 70% of its goal, there will be no award for the Company Component.  If our financial performance is more than 120% of its goal, then the Company Component award will increase to 125% of the award, and may, under certain conditions, as defined, increase up to a maximum of 200% of the award.  If a participant meets his or her individual goals, we may pay the Individual Component regardless of whether the Company Component is met.

No payments were authorized or made under this plan for fiscal year 2012.  Because CTTC did not meet its financial goals for the fiscal year 2010 and because of other concerns, the Compensation Committee of the Board of Directors determined not to award cash bonuses to any executive officers or to any employees for the fiscal year ended December 31, 2011, with the exception of $29,600 awarded to the former Executive Vice President, Business Development.

1997 Employees’ Stock Option Plan

The 1997 Employees’ Stock Option Plan provided for the granting of stock options to purchase our Common Stock.  Stock options granted under the Stock Option Plan may have been incentive stock options pursuant to Section 422 of the Internal Revenue Code or non-statutory stock options.  Stock options granted under the Stock Option Plan must have been granted at not less than 100% of the fair market value on the date of grant.  The Compensation Committee determines the vesting period for the stock options.  Stock options expire upon termination of the grantee’s employment, or ten years after the grant date.  In certain instances stock options which are vested or become vested upon the occurrence of an event or events specified by the Compensation Committee, may continue to be exercisable through up to ten years after the grant date, irrespective of the termination of the optionee’s employment with us.  No options were allowed to be granted pursuant to this plan after September 30, 2007.

At December 31, 2012, this table provides details of the remaining options awarded under this plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance (excluding options outstanding)

Equity compensation plans approved by security holders	57,000	$ 1.85	-

At April 26, 2013 the number of securities to be issued upon exercise of outstanding options was 57,000.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our board of directors determined that when a director's services are outside the normal duties of a director, we compensate the director at the rate of $1,000 per day, plus expenses, which is the same amount we pay a director for attending a one-day Board meeting.  We classify these amounts as consulting expenses, included in personnel and consulting expenses.

At June 30, 2013, $2,505,000 of the outstanding were Notes payable to related parties; $2,405,000 to the chairman of our Board and $100,000 to another director.  Subsequent to June 30, 2013, an additional $53,000 was borrowed from our chairman.  The terms and conditions are as described in Note 11 of the June 30, 2013 financial statements contained elsewhere in this document.  At December 31, 2012, $1,310,000 of the outstanding Notes were Notes payable to a related party, the chairman of our Board, and $100,000 to another director.

Three of CTTC’s Board Directors - Howard, Moussa, and Yarbro - are considered to be independent directors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, relating to the shares of our common stock being offered by this prospectus.  For further information pertaining to our common stock and the shares of common stock being offering by this prospectus, reference is made to such registration statement.  This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission and certain portions of which have been incorporated by reference to our reports filed with the Securities and Exchange Commission.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.

Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the Securities and Exchange Commission as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549.  Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information on the operation of the public reference room.  Such material may also be obtained electronically by visiting the SEC’s web site on the Internet at

http://www.sec.gov.  Our common stock is traded on OTCQX maintained by OTC Markets Group under the symbol “CTTC”.

Copies of our filings with the Securities and Exchange Commission are also available, free of charge, on our corporate website at http://www.competitivetech.net.  The other information found on our website is not incorporated by reference into this prospectus.

You should rely only on the information contained in this Prospectus or the documents incorporated by reference.  Neither we nor the selling stockholder has authorized anyone to provide you with any information that is different from that contained in this Prospectus.  The information contained in this Prospectus is accurate as of the date of this Prospectus.  You should not assume that there have been no changes in the affairs of the Company since the date of this Prospectus or that the information in this Prospectus is correct as of any time after the date of this Prospectus, regardless of the time that this Prospectus is delivered or any sale of the common stock offered by this Prospectus is made.  This Prospectus is not an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus in any jurisdiction where the offer or solicitation is unlawful.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of fiduciary duty as a director.  However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit that is obtained.  Our Certificate of Incorporation includes language limiting the liability of, and providing indemnification for, directors.

The provision in the Certificate of Incorporation does not eliminate the director’s fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.  We believe that our Certificate of Incorporation provisions are necessary to attract and retain qualified persons as directors and officers.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by Competitive Technologies, Inc. or the selling shareholder.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this Prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Competitive Technologies, Inc. since the date hereof.

4,450,000 SHARES

$10,000,000

COMPETITIVE TECHNOLOGIES, INC.

COMMON STOCK

PROSPECTUS

September ___, 2013

Dealer Prospectus Delivery Obligation:  Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below.  Each item listed is estimated, except for the Securities and Exchange Commission registration fee and the American Stock Exchange additional listing fee.

Securities and Exchange Commission registration fee	$304
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Registrar and transfer agent's fees and expenses	1,000
Printing and engraving expenses	2,000
Miscellaneous	1,696
Total expenses	$75,000

Item 14.  Indemnification of Directors and Officers

Pursuant to our bylaws we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Our bylaws also give us the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

Our bylaws also provide that to the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws further provide that our Board of Directors may authorize, by a vote of a majority of the full Board of Directors, us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power to indemnify such person against liability under the provisions of our bylaws.

Item 15.  Recent Sales of Unregistered Securities

Since December 31, 2011, we have made no sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

3.1

Unofficial restated certificate of incorporation of the registrant as amended to date filed (on April 1, 1998) as Exhibit 4.1 to registrant’s Registration Statement on Form S-8, File Number 333-49095 and hereby incorporated by reference.

3.2

By-laws of the registrant as amended effective October 14, 2005, filed (on December 12, 2005) as Exhibit 3.2 to registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2005, and hereby incorporated by reference.

5.1

Opinion of Cutler Law Group as to the legality of the shares of common stock of Competitive Technologies, Inc. being registered.

10.1

Registrant's Restated Key Employees' Stock Option Plan filed (on January 29, 2003) as Exhibit 4.3 to registrant’s Registration Statement on Form S-8, File Number 33-87756, and hereby incorporated by reference.

10.2

Registrant's Annual Incentive Plan filed (on November 25, 2005) as Exhibit 99.1 to registrant's Current Report on Form 8-K dated November 22, 2005, and hereby incorporated by reference.

10.3

Registrant's 2000 Directors Stock Option Plan as amended January 24, 2003, filed (on January 29, 2003) as Exhibit 4.4 to registrant’s Registration Statement on Form S-8, File Number 333-102798 and hereby incorporated by reference.

10.4

Registrant's 1996 Directors' Stock Participation Plan as amended January 14, 2005, filed (on January 21, 2005) as Exhibit 10.2 to registrant’s Current Report on Form 8-K, and hereby incorporated by reference.

10.5

Registrant's 1997 Employees' Stock Option Plan as amended January 14, 2005, filed (on January 21, 2005) as Exhibit 4.3 to registrant's Current Report on Form 8-K, and hereby incorporated by reference.

10.12

Lease agreement dated April 28, 2006, between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC, and Competitive Technologies, Inc. filed (on June 9, 2006) as Exhibit 10.27 to registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006, and hereby incorporated by reference.

10.13

Amendment to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC, and Competitive Technologies, Inc., filed (on October 30, 2006) as Exhibit 10.17 to registrant's Annual Report on Form 10-K for the year ended July 31, 2006, and hereby incorporated by reference.

10.14

Employment Agreement dated February 2, 2007 between registrant and John B. Nano, filed (on February 6, 2007) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 6, 2007, and hereby incorporated by reference.

10.15

Stock Purchase Agreement dated April 17, 2007 between registrant and Betty Rios Valencia, and Agrofrut E.U. filed on April 19, 2007 as Exhibit 10.1 to registrant's Current Report on Form 8-K dated April 19, 2007, and hereby incorporated by reference.

10.16

Second Amendment to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC and Competitive Technologies, Inc. filed (on October 30, 2007) as Exhibit 10.16 to registrant's Annual Report on Form 10-K for the year ended July 31, 2007, and hereby incorporated by reference.

10.17

Common Stock Purchase Agreement between the registrant and Fusion Capital Fund II, LLC dated July 22, 2008 filed (on July 25, 2008) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated July 22, 2008, and hereby incorporated by reference.

10.18

Registration Rights Agreement between the registrant and Fusion Capital Fund II, LLC dated July 22, 2008 filed (on July 25, 2008) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated July 22, 2008, and hereby incorporated by reference.

10.19

Distribution Agreement between the registrant and Excel Life Sciences, Inc. dated July 29, 2008 filed (on August 1, 2008) as Exhibit 10.1 to registrant's Current Report on Form 8-K  dated July 29, 2008, and hereby incorporated by reference.

10.20

Distribution Agreement between the registrant and Life Episteme srl, dated February 24, 2009 filed (on February 26, 2009) as Exhibit 10.1 to registrant's Current Report on Form 8-K Dated February 26, 2009, and hereby incorporated by reference.

10.21

Distribution Agreement between the registrant and Innovative Medical Therapies, Inc. dated July 29, 2009 filed (on July 30, 2009) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated July 30, 2009, and hereby incorporated by reference.

10.22

License Agreement between Competitive Technologies, Inc. and Daeyand E&C Co., Ltd. (now GEOMC Co., Ltd.), dated September 25, 2007. filed (on March 4, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.23

Distributor Appointment Agreement between Competitive Technologies, Inc. and GEOMC Co., Ltd. dated August 22, 2008 granting rights in South Korea, filed (on March 4, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.24

Memorandum of understanding between Competitive Technologies, Inc. and GEOMC Co., Ltd. dated January 18, 2010, filed (on March 4, 2011) as Exhibit 10.3 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.25

Distributor Appointment Agreement between Competitive Technologies, Inc. and GEOMC Co., Ltd. dated February 4, 2011 granting rights in Japan filed (on March 4, 2011) as Exhibit 10.4 to registrant's Current Report on Form 8-K dated March 4, 2011, and hereby incorporated by reference.

10.26

Lease Termination & Surrender Agreement to Lease made July 20, 2006 by and between 1375 Kings Highway/777 Commerce Drive Associates, LLC, and 14 Mamaroneck Avenue Reinvestment Associates, LLC and Competitive Technologies, Inc. filed (on October 30, 2007) , dated November 22, 2010, and filed (February 11, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated February 11, 2011, and hereby incorporated by reference

10.27

Lease Agreement between Competitive Technologies, Inc. and 1375 Kings Highway LLC dated November 22, 2010, and filed (February 11, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 11, 2011, and hereby incorporated by reference

10.28

Registration Rights Agreement dated December 2, 2010 and filed (December 14, 2010) as Exhibit 4.1 to registrant's Current Report on Form 8-K dated December 14, 2010, and hereby incorporated by reference

10.29

Preferred Stock Certification for Class C Convertible Preferred Stock issued December 30, 2011, and filed as Exhibit 4.1 to registrant's Quarterly Report on Form 10-Q for the period ended December 31, 2010 filed on February 20, 2011, and hereby incorporated by reference.

10.30

Settlement Agreement between Competitive Technologies, Inc. and Life Episteme srl (LEG) dated March 31, 2011 and filed (April 18, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated April 18, 2011, and hereby incorporated by reference

10.31

Distribution Agreement between Competitive Technologies, Inc. and Life Episteme Italia dated March 31, 2011 and filed (April 18, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated April 18, 2011, and hereby incorporated by reference

10.32

Sales Agreement Between Competitive Technologies, Inc. and Spero Pain Relief Therapy, Inc. dated September 29, 2010, and filed (May 4, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.33

Amendment to the Sales Agreement Between Competitive Technologies, Inc. and Spero Pain Relief Therapy, Inc. dated February 4, 2011, and filed (May 4, 2011) as Exhibit 10.3 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.34

Sales Agreement Between Competitive Technologies, Inc. and Restore Medical Therapies, LLC dated April 20, 2011, and filed (May 4, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.35

Amended, Restated and Extended Services and Representation Agreement among Competitive Technologies, Inc., Professor Giuseppe Marineo, and Delta Research & Development dated May 24, 2011 and effective April 1, 2011, and filed (May 31, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated May 31, 2011, and hereby incorporated by reference.

10.36

2011 Employees' Directors' and Consultants' Stock Option Plan dated May 2, 2011, and filed as Exhibit 10.1 to registrant's Registration Statement on FormS-8 dated May 26, 2011, and hereby incorporated by reference.

10.37

Factoring Agreement between Competitive Technologies, Inc. and Versant Funding LLC Entered into on September 28, 2011 and Effective September 9, 2011, filed (October 3, 2011) as Exhibit 10.1 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.38

Security Agreement between Competitive Technologies, Inc. and Versant Funding LLC Entered into on September 28, 2011 and Effective September 9, 2011, and filed (October 3, 2011) as Exhibit 10.2 to registrant's Current Report on Form 8-K dated October 3, 2011, and hereby incorporated by reference.

10.39

Settlement Agreement between Competitive Technologies, Inc. and John B. Nano dated January 24, 2012, and filed Exhibit 10.1 to registrant's Current Report on Form 8-K dated February 1, 2012, and hereby incorporated by reference.

10.40

Equity Purchase Agreement between Competitive Technologies, Inc. and Southridge Partners II, LP dated September 10, 2013, and filed as Exhibit 10.1 to registrant's Current Report on Form 8-K dated September 10, 2013, and hereby incorporated by reference.

10.41

Registration Rights Agreement between Competitive Technologies, Inc. and Southridge Partners II, LP dated February 18, 2013, and filed as Exhibit 10.2 to registrant's Current Report on Form 8-K dated February 25, 2013, and hereby incorporated by reference,

10.42

Promissory Note issued by Competitive Technologies, Inc. to Southridge Partners II, LP dated February 18, 2013, and filed as Exhibit 10.3 to registrant's Current Report on Form 8-K dated February 25, 2013, and hereby incorporated by reference,

21

Subsidiaries of registrant.

23.1

Consent of Cutler Law Group (included in opinion of counsel filed as Exhibit 5).

23.2

Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), filed herewith.

23.3

Power of Attorney of Directors of Competitive Technologies, Inc. (included on the signature page of the original filing of this Registration Statement on Form S-1).

(b)  Financial Statement Schedules

The following financial statements are included herein:

Description

Page

Financial Statements for the Years Ended December 31, 2012 and 2011

Report of Independent Registered Public Accounting Firm

25

Consolidated Balance Sheets

26

Consolidated Statements of Operations

27

Consolidated Statements of Changes in Shareholders’ Interest (Deficit)

28

Consolidated Statements of Cash Flows

29

Notes to Consolidated Financial Statements

31-49

Financial Statements for the Three and Six Months Ended June 30, 2013 and 2012 (Unaudited)

Consolidated Balance Sheets

50

Consolidated Statements of Operations

51

Consolidated Statements of Changes in Shareholders’ Interest (Deficit)

53

Consolidated Statements of Cash Flows

54

Notes to Consolidated Financial Statements

56-67

Item 17.  Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of this registration statement relating to an offering shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on September 10, 2013.

Competitive Technologies, Inc.

By /s/ Carl O’Connell

Carl O’Connell, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl O’Connell	Chief Executive Officer (Principal	September 10, 2013
Carl O’Connell	Executive Officer) and Director

/s/ Johnnie D. Johnson	Chief Financial Officer (Principal	September 10, 2013
Johnnie Johnson	Financial and Accounting Officer)

/s/ Johnnie D. Johnson	Director	September 10, 2013
Rustin Howard
By: Johnnie D. Johnson, Power of Attorney

/s/ Johnnie D. Johnson	Director	September 10, 2013
Robert G. Moussa
By: Johnnie D. Johnson, Power of Attorney

/s/ Johnnie D. Johnson	Director	September 10, 2013
Stan Yarbro
By: Johnnie D. Johnson, Power of Attorney

/s/ Johnnie D. Johnson	Director	September 10, 2013
Peter Brennan
By: Johnnie D. Johnson, Power of Attorney